Exhibit 10.1

Amended and Restated

Global Manufacturing Services Agreement

Between

Verigy Ltd.

And

Jabil Circuit, Inc.

Agreement Number [M1-06-021]

TABLE OF CONTENTS

1.	SCOPE OF AGREEMENT	1

2.	DEFINITIONS	3

3.	PROTOTYPES	11

4.	INTELLECTUAL PROPERTY	11

5.	PRODUCT PURCHASES	14

6.	DELIVERY AND ACCEPTANCE	16

7.	FLEXIBILITY GUIDELINES	18

8.	COST MANAGEMENT	19

9.	PRICES AND PAYMENT TERMS	20

10.	COMPONENT PROCUREMENT	22

11.	WARRANTIES	25

12.	RETURN OF NON-CONFORMING PRODUCTS	27

13.	PRODUCT SUPPORT	29

14.	OBSOLESCENCE AND MANUFACTURING RIGHTS	30

15.	INVENTORY MANAGEMENT	31

16.	QUALITY	34

17.	PROCESS CHANGE NOTIFICATION	37

18.	VERIGY PROPERTY	38

19.	CONFIDENTIAL INFORMATION	40

20.	GOVERNMENTAL COMPLIANCE	42

21.	COUNTRY OF MANUFACTURE AND DUTY DRAWBACK RIGHTS	43

22.	ELECTRONIC DATA TRANSMISSION	44

23.	FORCE MAJEURE EVENTS	44

24.	TERMINATION	45

25.	EFFECT OF EXPIRATION OR TERMINATION	46

26.	LIMITATION OF LIABILITY	49

27.	INSURANCE REQUIREMENTS	49

28.	BUSINESS CONTINUITY PLAN	50

29.	MISCELLANEOUS	50

GLOBAL MANUFACTURING SERVICES AGREEMENT

THIS AMENDED, AND RESTATED GLOBAL MANUFACTURING SERVICES AGREEMENT (the “Agreement” or “GMSA”) is entered into effective April 6, 2009 (the “Restatement Effective Date”) by and between VERIGY LTD. (“Verigy”), No. 1 Yishun Ave 7, Singapore 768923 and JABIL CIRCUIT, INC. (“Jabil”), a Delaware corporation with a principal place of business at 10560 9th Street North, St. Petersburg, Florida 33716, on behalf of Jabil and its Subsidiaries and amends, restates and replaces that certain Global Manufacturing Services Agreement, which was originally entered into on June 1st, 2006 (the “Original Effective Date”). Verigy and Jabil are singularly or collectively referred to as a “Party” or the “Parties”

WHEREAS, Jabil is in the business of designing, developing, manufacturing, testing, configuring, assembling, packaging, shipping and managing inventory for turn-key electronic assemblies and systems; and

WHEREAS, Verigy is in the business of designing, developing, distributing, marketing and selling products containing electronic assemblies and systems; and

WHEREAS, Jabil desires to design, develop, manufacture, test, configure, assemble, package, ship and manage the inventory for certain turn-key electronic assemblies and systems for Verigy, and Verigy desires to purchase such services from Jabil; and

WHEREAS, it is the intention of the Parties that this GMSA set forth the general terms and conditions under which Jabil would deliver the services referred to in the preceding recital and that the Parties would further enter into one or more agreements that incorporate the terms set forth herein and describe in more detail the specific services to be rendered to Verigy and the financial arrangements with respect to such services (each such agreement being referred to as a “Business Agreement” and collectively as the “Business Agreements”).

NOW, THEREFORE, the Parties hereby agree as follows:

1.	SCOPE OF AGREEMENT

1.1	Jabil General Obligations. This Agreement specifies the terms and conditions under which Jabil agrees to provide Manufacturing Services and Products described in this Agreement, based on the Product Requirements provided by Verigy. Without limiting any specific obligation specified in this Agreement, Jabil will:

1.1.1	Maintain one or more manufacturing processes and production lines, purchase or procure Tools, and source Components, provide VI and other materials as needed to fulfill Jabil’s obligations to manufacture the Products in accordance with the Product Requirements. The number and location of manufacturing processes and production lines will be mutually agreed upon by the Parties subject to Jabil’s assessment of the commercial viability of Jabil’s business plans.

1.1.2	Manufacture, test, pack, ship and provide all manufactured Products in accordance with the terms of this Agreement.

1.1.3	Apply its Commercially Reasonable Efforts to continuously reduce its manufacturing costs and provide to Verigy information and access to production cost information subject to terms set forth in Article 8 below.

1.1.4	Develop and maintain quality control standards consistent with those standards described in Article 16 below.

1.1.5	Obtain all necessary approvals and certifications to enable Jabil to manufacture the Products under this Agreement and make all necessary safety standard changes as required hereunder.

1.1.6	On Verigy’s request, provide all Technical Assistance, for a fee to be agreed upon by both Parties pursuant to this Agreement.

1.1.7	Provide the warranty and support services as described in Articles 11 and 13 below.

1.1.8	Put in place a customer-focused overall account management team consisting of the Jabil Business Unit Director, Business Unit Managers and Business Unit Coordinators. This team will be 100% dedicated to the Verigy business relationship and whose performance rating will be based upon the ongoing success of Verigy’s business within Jabil.

1.2	Verigy General Obligations. Without limiting any specific obligation required under this Agreement, Verigy will provide to Jabil Product Requirements consisting of, but not necessarily limited to:

•	Product numbers;

•	Bill of Material (“BOM”);

•	Verigy Approved Vendor List (“AVL”);

•	EPROM software and code;

•	Board placement data (Gerber files);

•	Raw Printed Circuit Boards (“PCB”) information required to procure raw PCB;

•	Schematic drawings, if test required;

•	Assembly drawings;

•	Packaging requirements, workmanship and quality specifications;

•	General Technical Specifications;

•	Buy/Sell Component List;

•	Consigned Component List; and

•	Shipping instructions.

1.3	Term of Agreement. This Agreement commenced as of the Original Effective Date and will remain in effect until the termination or expiration of the last to terminate or expire of the Business Agreements. .

1.4	Eligible Buyers. This Agreement enables all Verigy Business Units and Eligible Buyers to purchase the Products from Jabil under the terms set forth below. All Products supplied to Eligible Buyers will be subject to the terms and conditions of this Agreement. Verigy will designate any Eligible Buyers. If Jabil reasonably determines that an Eligible Buyer (Other than Verigy Ltd) presents an unreasonable credit risk to Jabil and gives Verigy written notice of that determination, Jabil shall thereafter not be obligated to accept Blanket Purchase Orders, Orders, and Releases from that Eligible Buyer unless and until such Eligible Buyer’s credit worthiness materially improves so that it is no longer an unreasonable credit risk to Jabil or the Eligible Buyer agrees to alternate payment terms acceptable to Jabil or take such action as to reduce the credit risk to Jabil. Verigy agrees to assist Jabil in obtaining reasonable financial information for Verigy Eligible Buyer (other than Verigy Ltd) in order for Jabil to reasonably determine the credit risk of any Verigy Eligible Buyer (other than Verigy Ltd) requesting to purchase Products. Jabil agrees to provide Verigy with copies of all evidence relating to any determination by Jabil that an Eligible Buyer presents an unreasonable credit risk to Jabil, promptly upon Verigy’s written request.

1.5	Services. The Parties may agree to services to be provided by Jabil from time to time. Such services, and such other terms and conditions applicable to the particular services arrangement, will be covered by a Business Agreement. .

2.	DEFINITIONS

The capitalized terms will have the meanings given for the purposes of this Agreement:

2.1	“Acceptable Quality Level” means the maximum number of Non-Conforming Products allowed by Verigy in each Lot manufactured by Jabil.

2.2	“Accepted Orders” means orders for which Jabil has acknowledged receipt of purchase order and has committed to a firm Delivery Date.

2.3	“Approved Vendor List” or “AVL” refers to the confidential list of Verigy approved vendors who are qualified Component Suppliers authorized by Verigy for use in the manufacture of Products.

2.4	“Bill of Material” or “BOM” means the list of all VI, Components, Verigy Part Numbers, quantity per assembly, and Jabil’s part number where applicable, that is used to assemble each Product.

2.5	“Blanket Purchase Order” means a written or electronic purchase order issued to Jabil by Verigy or an Eligible Buyer containing estimated unit quantity; unit price; shipping destination and instructions; revision; period end date; and other instructions or requirements pertinent to the Products, for the purpose of providing a mechanism for Jabil to issue an invoice upon receipt of a Release from Verigy or a third party on Verigy’s behalf under an SMI or other finished goods inventory management program.

2.6	“Buy/Sell Component” means a Component that Verigy desires to sell to Jabil for use in the manufacturing of the Products. There are four categories of Buy/Sell components:

2.6.1	Permanent Buy/Sell: Component Parts that Verigy will sell to Jabil on an ongoing basis.

2.6.2	Seeding Buy/Sell: A one-time transition sale of Component parts that Verigy sells to Jabil for the support of new Product that is scheduled to be manufactured by Jabil.

2.6.3	Shortage Pull: Component parts that Verigy sells to Jabil in the event that Jabil has a shortage scenario, or Verigy has additional inventory available to sell to Jabil.

2.6.4	Transfer: A one-time transition sale of Component parts that Verigy sells to Jabil to transfer manufacturing of a Product from a third party to Jabil.

2.7	“Claim” means any demand, or any civil, criminal, administrative, or investigative claim, action, or proceeding (including arbitration) asserted, commenced or threatened against a Party.

2.8	“Commercially Reasonable Efforts” means those efforts that would be deemed in good faith and in accordance with commonly accepted commercially reasonable practice after having taken into account all relevant commercial considerations.

2.9	“Component Lead Time” means the stated period of time between Jabil’s purchase of Components from its Component Suppliers to the delivery date of such Components to Jabil.

2.10	“Component Supplier” means qualified suppliers of Components authorized by Verigy for use in the Manufacturing Services relative to Products.

2.11	“Component” means the piece parts, subassemblies, software, OEM components and products, and all other materials procured by Jabil or provided by Verigy to be incorporated by Jabil into Products supplied under this Agreement.

2.12	“Confidential Information” has the meaning set forth in the Confidential Disclosure Agreement.

2.13	“Confidential Disclosure Agreement” means the confidential disclosure agreement between the parties dated; November 28, 2008

2.14	“Consigned Components” refers to those Components provided to Jabil for assembly into Products where Verigy retains all ownership interest and obligations in those Consigned Components.

2.15	“Consigned Test Fixtures” means electrical test equipment tooling, including software applications or programs, provided to Jabil from Verigy for the purpose of testing completed printed circuit board assemblies or systems manufactured by Jabil, where Verigy retains all ownership interest and obligations in those Consigned Test Fixtures.

2.16	“Contract Year” is a one (1) year period commencing from the Original Effective Date, and each additional twelve (12) month period thereafter during the Term of this Agreement.

2.17	“Deliverables” refers to Products, Developments, Test Software, manufacturing and design documentation, and other work provided by Jabil to Verigy as required hereunder.

2.18	“Delivery Date” means the date specified in the Order or Release for delivery of the Products.

2.19	“Developments” means any (i) new inventions, discoveries, technologies, or materials (whether or not patentable), developed in connection with Jabil’s performance under this Agreement relating to a Product’s Requirements or design, or (ii) any customizations, enhancements, modifications, and corrections of, and any addition to or derivative work of any Deliverable developed in connection with Jabil’s performance under this Agreement but (iii) not any manufacturing processes developed solely by Jabil in connection with the Product unless they are Unique Technical Manufacturing Information.

2.20	“Eligible Buyer” means Verigy and any Verigy Business Unit or Verigy Subsidiary and any Verigy joint venture or third party that is designated by Verigy and set forth in Exhibit G which may be amended from time to time.

2.21	“Encumbrance” means any encumbrance, lien, charge, hypothecation, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, right of set-off, any matter capable of registration against title, option, right of pre-emption, privilege or any contract to create any of the foregoing.

2.22	“Engineering Change Order”, also referred to as an “ECO”, is the written notification provided to Jabil by Verigy to implement a Manufacturing or Engineering Change, as further described in Section 17.2 below.

2.23	“Engineering Changes” means any electrical, mechanical or chemical changes to the Products proposed by Verigy or Jabil that would affect, but not be limited to, Product performance, reliability, safety, environmental compatibility, serviceability, appearance, dimensions, tolerances, or composition.

2.24	“ESD” means Electrostatic Discharge.

2.25	“Excess Components” means Components on-hand at Jabil in excess of the levels agreed to by the Parties.

2.26	“Forecast” means Verigy’s rolling estimate of its purchase requirements over a twelve (12) month period as further described in Section 5.5 below, or such other period designated by the Parties.

2.27	“GIC” means global integration centre.

2.28	“Governmental Authority” means any federal, state, county, municipal, district or local government or government body, or any public administrative or regulatory agency, political subdivision, commission, board or body, or representative of any of the foregoing, foreign or domestic, of, or established by any such government or government body that has authority in respect to a particular matter.

2.29	“HLA” means high level assembly.

2.30	“Impact Proposal” means the evaluation of the effect of Verigy’s or Jabil’s proposed Engineering and Manufacturing Changes on, but not limited to, the price, performance, reliability, manufacturing capacity, lead and delivery times, appearance, VI and Components of or related to the Products.

2.31	“Intellectual Property” means all copyrights, patents or patent applications, mask registered designs or registered design applications, Marks (registered or not), Mask Works, inventions, trade secrets, proprietary technical information (including but not limited to specifications, designs, plans, computer programs in source and object code, flowcharts, diagrams, drawings and other information), and manufacturing processes and other similar proprietary information.

2.32	“Jabil Business Unit Director” means that Jabil employee designated in Exhibit A to this Agreement responsible for the overall coordination of this Agreement, including monitoring performance, coordinating reviews, arbitrating conflicts and generally overseeing the relationship between Jabil and Verigy.

2.33	“Jabil Business Unit Managers” means those Jabil managers who oversee and coordinate manufacturing and support of Verigy Products at a specific Jabil site or facility.

2.34	“Life-time Buy” or “LTB” means the process for purchasing discontinued Components or Products (i.e., those no longer available from Jabil, a Component Supplier or any other distribution channel) to span Product Life or Support Life requirements, as applicable, for that Component or Product as described in Section 14.1 and 15.6 below.

2.35	“Losses” means all losses, liabilities, damages, liens, and claims, and all related costs, expenses, and other charges suffered or incurred as a result of or in connection with a Claim, including reasonable attorneys’ fees and disbursements, costs of investigation, litigation, settlement, and judgment, and any taxes, interest and penalties with respect to any of the foregoing.

2.36	“Lot” means a batch of the Products manufactured under the same work order number at Jabil’s facility.

2.37	“Manufacturing Assembly Lead-time” means the minimum period of time between the Order or Release date and the Delivery Date.

2.38	“Manufacturing Changes” means any re-design changes, AVL changes, changes to Component Suppliers or geographical relocations of manufacturing from one facility to another, or outsourcing of the manufacturing of sub-processes.

2.39	“Manufacturing Services” means the services performed by Jabil hereunder including but not limited to designing, developing, manufacturing, testing, configuring, assembling, packaging, shipping and managing inventory for the Products, as well as any additional services provided by Jabil to Verigy under this Agreement.

2.40	“Marks” means the trademarks, service marks, trademark and service mark applications, trade dress, trade names, logos, insignia, symbols, designs or other marks identifying a Party or its products.

2.41	“Mask Work” means the pattern used to transfer design and technical information from the Product Requirements onto a Product or Component.

2.42	“New Product Introduction Support” means, for each Verigy Business Unit, the interaction between Verigy and Jabil to facilitate the introduction of new or existing Products into Jabil’s manufacturing process.

2.43	“New Product Introduction”, also referred to as “NPI”, means, for each Verigy Business Unit, the process to introduce a new or existing Product into Jabil’s manufacturing process.

2.44	“Non-Conforming Products” means any Product that does not conform to the Product Requirements and/or General Technical Specifications stated in this Agreement.

2.45	“NRE” means non-recurring engineering expenses, including expenses for design engineering services, testing, Tools and such other expenses as agreed to by the Parties.

2.46	“Obsolete Components” means Components on-hand or on order at Jabil made obsolete by discontinuance by a Component Supplier, Engineering Change Orders, deletion from Verigy’s BOM or Customer Price List (“CPL”), or obsolescence by Jabil under Article 14 below

2.47	“Order” means a written or electronic purchase order (including any attachments thereto) issued to Jabil by an Eligible Buyer containing unit quantity; unit price; shipping destination and instructions; Delivery Date; and other instructions or requirements pertinent to the Products or Manufacturing Services.

2.48	“Package or Packaging” refers to the material used in the protection of Products and Components while at Jabil’s facility and in transit as specified by Verigy.

2.49	“Personnel” means any and all personnel engaged by either Party to perform the Party’s obligations under this Agreement, including employees, independent contractors, agents and authorized representatives of the Party, its Affiliates and approved subcontractors.

2.50	“Pre-Existing Intellectual Property” means any Intellectual Property owned, conceived or developed by or for either Party prior to the Original Effective Date of this Agreement or independently developed by or for a Party outside the scope of this Agreement during the Term.

2.51	“Product Life” has the meaning set forth in Section 13.1.

2.52	“Product Requirement” means any requirement provided by Verigy to Jabil for the development of Products or the provision of Manufacturing Services, including all manufacturing information, technical data and manuals, design information, drawings, documentation, packaging requirements, testing requirements, Specifications, or any other criteria written and provided to Jabil by Verigy.

2.53	“Product(s)” means those assemblies, sub-assemblies, systems, and other products manufactured by Jabil in accordance with this Agreement. Product also includes VI and Prototypes.

2.54	“Prototype” means the pre-production unit of a Product manufactured in accordance with the Product Requirements with full test verification.

2.55	“Prudent Procurement Practices” means those practices that would be deemed commercially reasonable in connection with purchasing Components to meet Verigy’s Forecasts and Orders and to support variations in demand for such Forecasts and Orders, as more specifically set forth in Section 10.1.

2.56	“Quarter” means a quarter within each Contract Year, and unless stated otherwise in this Agreement, commencing on the first day of November, February, May, and August of the Contract Year.

2.57	“R&D” means research and development.

2.58	“Release” generally refers to electronically transmitted authorization or instructions to execute against a Blanket Purchase Order.

2.59	“Scrap” is defined as any Product or Component, which fails more than three (3) repairs by Jabil, or is deemed not usable and saleable pursuant to Articles 11, 12 or 13 and subject to disposition.

2.60	“SMI”, also known as “Supplier Managed Inventory”, means a program initiated between Jabil and a Verigy Business Unit for ownership of a mutually agreed level of finished goods inventory at a Verigy specified or agreed to location and the processes established to support Verigy’s and Jabil’s requirements.

2.61	“Specifications” means the General Technical Specifications listed in international standards IEC 61340, ANSI ESD 20:20 and IPC-A-610C and Exhibit B and Exhibit C, along with any other specifications as may be mutually agreed.

2.62	“Subsidiary” means an entity controlled by or under common control with a Party to this Agreement, provided that such control continues to exist. For purposes of this definition, “control” means the possession, directly or indirectly or as trustee or executor, of the possessor to direct or cause the direction of the affairs or management of an entity, whether through ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, or securities having the power to elect a majority of the board of directors or similar body governing the affairs of such entity.

2.63	“Supplier Performance Expectations” means those quality standards and metrics that Jabil must meet as further described in Section 16.2.

2.64	“Support Life” means the period of time for which Jabil has support responsibility as described in Section 13.1.

2.65	“Technical Assistance” refers to any technical design support given to produce a product for Verigy, including but not limited to, design feedback to Verigy for improved manufacturability, potential reductions in cost, improved testability and improved assembly yield.

2.66	“Technical Manufacturing Information” means the manufacturing information, process and technology used by Jabil or third parties under its control to design, develop, test or manufacture the Products including, but not limited to: (i) specifications, software, Test Software, schematics, drawings, designs, Mask Works, Topography or other materials pertinent to the most current revision level of manufacturing of the Products; (ii) copies of all inspection, manufacturing, test and quality control procedures and any other work processes; (iii) jig, fixture and tooling designs; (iv) Jabil general knowledge and information relating to the Products; and (v) support documentation.

2.67	“Term” means Initial Term of this Agreement set forth in Section 1.3 above plus any additional Renewal Periods added to such Initial Term.

2.68	“Termination Inventory” means Components on order, Component inventory on hand, work-in-process, and finished Product inventory at the discontinuance or termination of this Agreement or upon receipt of an Engineering Change Order from Verigy, or at the complete or partial termination or cancellation of an Order or of a Product.

2.69	“Test Software” means any programs or code developed by Jabil or Jabil’s subcontractor to perform test verification for Prototypes, Components or finished Products.

2.70	“Tools” means equipment, jigs and fixtures that may be used by Jabil in the manufacture of Products.

2.71	“Topography” means the three-dimensional pattern, fixed or encoded, formed by the metallic, insulating and semiconductor material contained in a Product or Component.

2.72	“TQRDCEb” means Verigy’s supplier performance expectations in the areas of technology, quality, responsiveness, delivery, cost, environment and business management.

2.73	“Turnkey Components” means a Component that Jabil procures directly from the Component Supplier or the appropriate distributor.

2.74	“Unique Components” means those Components used only with respect to Products manufactured under this Agreement (i.e., custom by form, fit or function).

2.75	“Verigy Business Unit Manager” means that Verigy employee designated by Verigy who will oversee the relationship between Jabil and that individual Verigy Business Unit. The Verigy Business Unit Manager could be a Verigy procurement specialist or commodities, procurement or materials manager. The Verigy Business Unit Manager’s role will include conducting performance and quality reviews, receiving and reviewing required reports, plans and notices, implementing changes in the scope of any services or project, and resolving any conflicts or disputes on a Business Unit level.

2.76	“Verigy Business Unit” refers to any of Verigy’s business units, divisions, groups, or business sectors including; and, any successor or renamed division, groups, or business units of Verigy comprising the business lines currently carried on by a Verigy Business Unit.

2.77	“Verigy Global Alliance Manager” means that Verigy employee designated in Exhibit A to this Agreement responsible for the overall coordination of this Agreement, including monitoring performance, coordinating reviews, arbitrating conflicts and generally overseeing the relationship between Jabil and Verigy.

2.78	“Verigy Part Number” refers to the unique, Verigy or Verigy-assigned reference number for a particular assembly, VI or Component.

2.79	“Verigy Pass-Through Pricing” refers to pricing of any Component procured through the use of existing Verigy purchase agreements with Component Suppliers at such prices as quoted by the Component Suppliers.

2.80	“Verigy Property” will mean all property, including all Product and Consignment Component inventories, Verigy equipment, Product Requirements, Tools, Consigned Test Fixtures, test equipment, software (including Test Software) and documentation, and support maintenance or design documentation, furnished to Jabil by Verigy or paid for by Verigy in connection with this Agreement for Jabil’s use in performing its obligations hereunder.

2.81	“Vertical Integration” means those assemblies for which Verigy has assigned Jabil for procurement and assembly of Components based on an AVL and/or Product Requirements. Vertical Integration assemblies can be supplied directly to Verigy as a Product or can be supplied to integration center for further integration into a higher level Product

2.82	“Zero Demand Components” means Components for Products that have no current customer demand but which remain on Verigy’s Customer Price List (“CPL”).

3.	PROTOTYPES

3.1	Prototype Services. Jabil will design and develop Prototypes and Test Software for each Product and will perform the additional services set forth below.

3.1.1	Jabil will deliver the Prototypes to Verigy or the Eligible Buyer at Verigy’s direction within five (5) business days after receipt of all applicable and mutually agreed to Product Requirements and materials. The number of Prototypes of each Product will be mutually agreed upon by the Parties as stated in the Order.

3.1.2	Jabil will utilize the Test Software to test the Prototypes to verify that they comply with the applicable and agreed to Product Requirements, and document the tests conducted and the results obtained.

3.1.3	Verigy will provide Jabil written notice of any defects in the Prototypes within thirty (30) days after receipt.

3.1.4	In the event a defect in the Prototype is noted, Jabil will use all available resources to the extent commercially reasonable to remedy the problems, re-test the Prototype and resubmit the Prototype for review.

3.1.5	If Jabil is unable to deliver a Prototype that meets the applicable and agreed to Product Requirements within thirty (30) days, subject to available engineering samples, Jabil will refund to Verigy all payments made to Jabil in connection with the design and development of the returned Prototype.

3.1.6	Parties agree to follow the process set forth in Exhibit M relating to the procurement, management, price variation and liability of Components to support New Product Introductions.

3.2	Return of Prototypes. Any returned Prototypes may be returned at the option of Verigy using the return processes set forth in Sections 12.3 and 12.4 below or as otherwise agreed by the Parties.

4.	INTELLECTUAL PROPERTY

4.1	Pre-Existing Intellectual Property. Each Party will maintain all right, title and interest in Pre-Existing Intellectual Property, subject only to any licenses that may be granted by the owning Party.

4.2	Developed Intellectual Property. Except as otherwise provided in Sections 4.3 and 4.4 below (including, without limitation, Product Requirements, Deliverables and Developments) ownership of Intellectual Property conceived or developed under this Agreement will be owned by the Party or Parties whose employees, agents or contractors conceive, author or otherwise create such Intellectual Property.

4.3	Verigy Rights.

4.3.1	Product Requirements, Developments and Deliverables Verigy owns all right, title and interest, including all Intellectual Property, in and to the Product Requirements, Developments and the Deliverables. To the extent that any Deliverable or Development is not the property of Verigy by operation of law, Jabil hereby irrevocably assigns transfers and conveys to Verigy, without further consideration, all of its right, title and interest (including all Intellectual Property Rights) in and to the Developments and Deliverables. In addition Jabil will execute any necessary documents and will take such other actions and otherwise assist Verigy, at Verigy’s expense, as reasonably requested, to perfect Verigy’s ownership of the Deliverables and Developments. Jabil shall ensure that all of its Personnel involved with the creation of Deliverables and Developments execute an assignment in favor of Jabil assigning any and all rights, including without limitation, any Intellectual Property Rights, that they may have in any Deliverable or Development. For the avoidance of doubt, nothing in the foregoing shall operate to transfer from Jabil to Verigy any Jabil Pre-Existing Intellectual Property or any Intellectual Property not newly created by or on behalf of Jabil during performance under this Agreement, except in accordance with the licenses granted in this Agreement.

4.3.2	Limited license to Product Requirement and Developments. Verigy hereby grants to Jabil a worldwide, non-exclusive, non-assignable, non-transferrable, royalty-free license during the Term to use the Product Requirements and Developments for the sole purpose of providing Manufacturing Services to Verigy under this Agreement, including for purposes of designing, developing, testing, and manufacturing the Deliverables.

4.3.3	Confidential Information. The Product Requirements, the Deliverables and the Developments are the Confidential Information of Verigy and Jabil will maintain the confidentiality of that information in accordance with Article 19 below.

4.3.4	Disclosure of Developments. During the Term plus any period of support that may survive termination or expiration of this Agreement, Jabil agrees to inform Verigy promptly of any Developments.

4.4	Jabil Rights.

4.4.1	Jabil Intellectual Property. Jabil owns all right, title and interest in and to Jabil’s Intellectual Property related to Jabil’s manufacturing process of the Products that Jabil develops solely on its own, without assistance or input from Verigy, including Jabil’s Technical Manufacturing Information for the Products. The Technical Manufacturing Information is the Confidential Information of Jabil and Verigy agrees to maintain the confidentiality of Jabil’s Technical Manufacturing Information in accordance with Article 19 below.

4.4.2	Jabil Product Intellectual Property. As of the Restatement Effective Date, Jabil has not incorporated any Jabil Intellectual Property into any Products or processes used to manufacture the Products. Jabil shall not incorporate any Jabil Intellectual Property into any Products without Verigy’s prior written approval. To the extent any of Jabil’s Pre-Existing Intellectual Property is incorporated by or on behalf of Jabil within or used by or on behalf of Jabil in connection with any Product (“Jabil Product Intellectual Property”), Jabil hereby grants to Verigy, for use with the Product, a non-exclusive, royalty-free, fully paid up, worldwide, transferable, perpetual, license to the Jabil Product Intellectual Property to make, have made, sell, offer for sale, import, use, reproduce, modify, adapt, display, distribute, and make other versions of, the Product and disclose such Intellectual Property including the right to sublicense third parties (including but not limited to , system integrators, value added resellers, distributors and other resellers) only insofar as is required for Verigy to use, sell, test, improve, support and distribute the Products provided as part of the Manufacturing Services performed by Jabil pursuant to this Agreement and to manufacture and support discontinued Products as set forth in Article 14 below.

4.4.3	Unique Technical Manufacturing Information. Subject to Section 4.4.4, Jabil hereby grants to Verigy an non-exclusive, royalty-free, fully paid up, worldwide, perpetual, irrevocable license of all Technical Manufacturing Information unique to the Products and developed under this Agreement (“Unique Technical Manufacturing Information”) to use the Unique Technical Manufacturing Information for Verigy’s internal use and the use by a third party supplier or manufacturer in the event Jabil ceases to supply the products or provide the services so that Verigy may further develop, improve, test and support such Products, subject to Verigy’s payment of any third party license fees that Jabil is required to pay to its licensors in respect of any third party Intellectual Property Rights in the Unique Technical Manufacturing Information.

4.4.4	Any Unique Technical Manufacturing Information will be used by Jabil solely for the design, development, testing and manufacturing of such Products.

4.5	Trademark Usage. Nothing in this Agreement gives either Party a right to use the other Party’s Marks or implies the grant of any license from one Party to the other to use any Marks. Notwithstanding the foregoing, Verigy grants to Jabil the non-exclusive, non-transferable, non-assignable, royalty-free limited worldwide license during the Term to reproduce any designated Verigy Marks on Products in accordance with the following:

4.5.1	All reproductions of Verigy Marks must be approved in writing by Verigy and must be in accordance with Verigy’s then current Corporate Identity Trademark booklet, a copy of which is included in Exhibit C;

4.5.2	Jabil may not combine the Verigy Marks with, or create a composite mark using the Verigy Marks with, a trademark of Jabil or any third party;

4.5.3	No other rights or licenses, except that expressed in Section 4.5 are granted to Jabil in and to the Verigy Marks, whether expressly, by implication, by estoppel, or otherwise;

4.5.4	As between Verigy and Jabil, the Verigy Marks are and shall remain the sole and exclusive property of Verigy and Jabil shall not acquire any right, title or interest in or to the Verigy Marks as a result of this Agreement (other than the limited license expressly granted in this Section 4.5) and all use of the Verigy Marks by Jabil and all goodwill generated thereby shall inure to the benefit of Verigy.

4.6	Jabil Marks. Jabil agrees and warrants that it will not use any Jabil or third party Mark (excluding authorized Verigy Marks) on any Product, Packaging materials or documentation without Verigy’s authorization.

4.7	Duty to Remove Marks. Jabil will remove from all Products, VI and Components rejected, returned or not purchased, Verigy’s Marks.

5.	PRODUCT PURCHASES

5.1	Purchase and Sale of Products. Eligible Buyers may purchase and Jabil will sell Products pursuant to the terms and conditions of this Agreement. Jabil will not sell Products pursuant to this Agreement to any other third party without the prior written approval of Verigy. Jabil will refer non-Verigy buyers, who may desire to purchase Products under this Agreement, to the appropriate Verigy Business Unit Manager.

5.2	Non-Exclusive. Nothing in this Agreement will be deemed to restrict Verigy, or any Eligible Buyer’s right to manufacture Products internally or through third parties, purchase Products from other sources or enter into a similar agreement with any third party.

5.3	Order and Forecast Processes. The Parties will follow the processes set forth below with respect to the issuance of Orders, Releases, Blanket Purchase Orders and Forecasts.

5.3.1	Verigy will provide Jabil Purchase orders for complete systems, upgrades, component material or services through an electronic data interface out of the Verigy Oracle MRP system.

5.3.2	In addition Verigy will provide Jabil a monthly rolling Forecast (12 month time horizon) for system shipments (“Shipment Plan”) out of the GIC and product requirements for higher level assemblies or parts out of other Jabil manufacturing sites.

5.3.3	Jabil will participate and be integrated in the monthly and quarterly Verigy revenue, material and capacity planning process.

5.3.4	The expectation is that based on this information Jabil will establish and execute in their MRP systems on all mfg. sites involved the necessary material and capacity planning activities to support the Verigy forecast/shipment plan including a defined range of upside and downside opportunities.

5.3.5	The parties in good faith will negotiate, document and mutually agree to further details (including data formats, electronic data interfaces, process flow and contact matrix, etc.).

5.4	Order Acknowledgment. Unless otherwise indicated, purchase of Products will be initiated by issuance of an Order by Eligible Buyers to Jabil. If a Blanket Purchase Order is used, the Eligible Buyer will issue periodic Releases to Jabil. Such Releases against a Blanket Purchase Order will constitute a firm Order. Jabil will notify the Eligible Buyer electronically within one (1) business day if it utilizes EDI, or if in writing, within two (2) business days of receipt of the Order or Release, and inform the Eligible Buyer of the reason, if Jabil is unable to meet delivery date or any other requested Order requirements. The absence of written notice constitutes acceptance of the Order or Release and commitment to the terms of the Order or Release. The Parties agree to use the process set forth in this Section 5.4 to acknowledge changes to Orders or Releases.

5.5	Forecasts and Blanket Purchase Orders. Eligible Buyers will provide Jabil with a twelve (12) month rolling Forecast segmented into monthly or weekly buckets, part of which may be in the form of a Blanket Purchase Order. Jabil will notify the Eligible Buyer within five (5) business days of receipt of the Forecast or Blanket Purchase Order if Jabil is unable to meet the forecasted requirements. The absence of written notice constitutes Jabil’s acceptance of the Forecast or Blanket Purchase Order and commitment to the terms of the Forecast or Blanket Purchase Order. The Parties agree to use the process set forth in this Section 5.5 to acknowledge changes to Forecasts or Blanket Purchase Orders.

5.6

Commitment to Orders, Releases, Forecasts and Blanket Purchase Orders. Except as expressly provided below, Releases, Forecasts and Blanket Purchase Orders supplied to Jabil from Eligible Buyers are provided as an accommodation for planning purposes and as authorization for Jabil to purchase Components to meet the quantities stated using

Prudent Procurement Practices. Forecasts and Blanket Purchase Orders do not create a commitment on the part of the Eligible Buyer to purchase any Products, inventory or work in progress. Releases and Orders are binding commitments on the part of the Eligible Buyer to purchase Products, inventory and work in progress in accordance with Section 10.11 below. All Orders, Releases, Forecasts and Blanket Purchase Orders will be considered Confidential Information of Verigy pursuant to Article 19.

5.7	Manufacturing Assembly Lead Time. The Parties will agree to the Manufacturing Assembly Lead-time for each Product, which in no event will exceed four (4) weeks in accordance material and capacity planning process in section 7.1.Jabil must give Verigy at least 30 days advance notice to approve or reject any proposed increase in Manufacturing Assembly Lead-time.

5.8	Duty to Fulfill Orders and Releases. Jabil agrees to fulfill all accepted Orders and Releases in accordance with the terms of this Agreement prior to the termination or cancellation of this Agreement, even if the Delivery Dates of Products under such Orders or Releases occur after the date of expiration or termination.

5.9	Order and Release Allocation. If for any reason Jabil is unable to meet an accepted Order or Release, Jabil will notify Verigy’s Global Alliance Manager and each affected Verigy Business Unit Manager of such failure within two (2) business days of Jabil’s discovery of the problem. Jabil will also provide a corrective action plan with a timetable describing the problem. Verigy’s Global Alliance Manager and Business Unit Managers may, in their discretion, determine an Order or Release allocation prioritization plan or take such other steps they deem necessary. Any such steps will not be deemed a waiver of any breach on the part of Jabil.

5.10	Emergency Orders. If an Eligible Buyer deems it necessary, it may order Products by EDI or facsimile on an emergency basis (“Emergency Order”) subject to the availability of such Products in Jabil’s inventory. Jabil will use its Commercially Reasonable Efforts to ship the Emergency Order to the stipulated destinations within twenty-four (24) hours after the receipt. The Eligible Buyer will pay any reasonable additional expenses related to such Emergency Orders.

5.11	Documentation. Jabil shall utilize Commercially Reasonable Efforts to ensure that unique manufacturing assembly instructions created by Jabil for Verigy’s Products will be completely and accurately maintained and kept up to date in a reasonable period of time.

6.	DELIVERY AND ACCEPTANCE

6.1	Delivery. The Parties agree to use the shipping and logistics processes referenced in attached Exhibit K. Unless otherwise agreed by the Parties, all Product shipments will be FCA (Incoterms 2000), Jabil’s shipping dock. If Verigy agrees to pay Jabil for applicable freight charges as part of the Product purchase price, shipment will be DDU (Incoterms 2000) to the “Ship-To” address specified by Verigy in the Order.

6.2	Title and Risk of Loss.

6.2.1	Non-SMI Products. Except as otherwise provided below, title to and risk of loss for a Product will pass to Verigy as follows: (i) at Jabil’s shipping dock upon Jabil’s tender of the Product to the Verigy-specified carrier for FCA Product shipments, or (ii) at the “Ship-To” address specified by Verigy in the Order upon delivery of the Product for DDU Product shipments.

6.2.2	SMI Products. For any Product included within an SMI Program (as provided in a Business Unit Addendum), title to such Product shall remain with Jabil during the time the Product is held at a Jabil or third-party warehouse and title to and risk of loss for such Product shall pass to Verigy when the Product is pulled from the Jabil or third-party warehouse and transferred to the Verigy-specified carrier.

6.3	Acceptance. Acceptance of the Product will occur upon Verigy’s receipt of the Products. Notwithstanding the foregoing, Verigy reserves the right to conduct testing to determine whether the Product complies with the Product Requirements. In the event that the Product does not pass the acceptance test procedures or inspection procedures, such Product will be deemed a Non-Conforming Product and Verigy will have all available remedies with respect to Non-Conforming Products as set forth in this Agreement.

6.4	In the event a Product is rejected, Jabil will promptly take corrective action to cure any defect that led to rejection for which Jabil is responsible under the terms of this Agreement. If the Product again fails the acceptance test or inspection procedure, Jabil and Verigy will work together to determine the root cause analysis in accordance with Section 16.4. Once the root cause analysis is completed, the Parties will mutually agree on the appropriate course of action (i.e., repair, replace or refund) and the costs associated therewith.

6.5	Early Shipment and Over Shipment. Jabil will not deliver Products more than three (3) days in advance of the Delivery date specified in the Order or Release, nor will Jabil deliver more Products than the quantity specified in the Order or Release. In the event of early or over shipment, Verigy may, at its sole discretion, either return or retain the Products delivered earlier or in greater quantity than specified in the Order or Release. If the Products are returned, the return will be in accordance with Sections 12.3 and 12.4. If Verigy elects to retain the Products, Verigy will not issue payment for the early and additional Products until such time that payment would have been due if Orders or Releases had been properly fulfilled. Lot sizes and minimum shipment quantities will be agreed to by the Parties.

6.6	Rejected Products. Prior to returning any rejected Product, Verigy will obtain a Return Material Authorization (“RMA”) number from Jabil, and will return such Product in accordance with Sections 12.3 and 12.4.

7.	FLEXIBILITY GUIDELINES

7.1	Jabil will participate and be integrated in the monthly and quarterly Verigy revenue, material and capacity planning process. As a result a demand range with maximum, expected and minimum demand will be mutually agreed. The expectation is that based on this Agreement Jabil will establish and execute in its MRP systems on all manufacturing sites involved in the necessary material and capacity planning activities to support the Verigy Forecast/shipment plan including a defined range of upside and downside opportunities.

7.2	Capacity Flexibility Guidelines. Jabil agrees to use Commercially Reasonable Efforts to meet variations in Product demand outside of the agreed demand range. Variations in Product demand could affect one or more Verigy Business Unit(s) or individual Products. In order to support variations in Verigy’s Product demand, the Jabil Business Unit Manager or Director will co-ordinate activities across Jabil’s manufacturing sites to ensure that optimal flexibility is achieved.

Prior to implementing actions, the Parties will agree on allocation of associated costs, timing, targeted variations in demand and such other terms as mutually agreed to by the Parties.

7.3	Material Flexibility Guidelines. In order to support variations in Verigy’s Product demand, Jabil will use its Commercially Reasonable Efforts to utilize global materials organization and tools to increase or decrease Component inventories where possible.

7.4	Increases in Demand. Verigy may increase Orders, Releases or Forecasts. Jabil’s acceptance of increased Orders, Releases or Forecasts will be subject to the availability of manufacturing resources and Components and resolution of any issues thereto pursuant to Section 7.2.

7.5	Reduction in Demand. Verigy may cancel or decrease an Order or Release, revise a Forecast or revise or withdraw Blanket Purchase Order in whole or in part upon written notice to Jabil. Upon receipt of such written notice, Verigy and Jabil will meet the next business day to review the affected Order, Blanket Purchase Order, Release or Forecast. After such review, Jabil will immediately cease or reduce production and all work in progress related to the affected Order, Blanket Purchase Order, Release or Forecast. Jabil will also, within one (1) business day, re-generate its material requirements plan and initiate the process of contacting its Component Suppliers to notify them of the changes in demand. Jabil will contact all Component Suppliers within three (3) business days. Jabil will apply Prudent Procurement Practices to cancel, re-schedule or reduce the supply of Components to align with the cancelled or reduced Order or Release or revised Forecast or revised or withdrawn Blanket Purchase Order.

7.6	Verigy’s Liability for Cancelled or Changed Orders and Releases. Verigy’s liability for cancelled or changed Orders and Releases will be mutually agreed to by the Parties.

8.	COST MANAGEMENT

8.1	Cost Management Methodology. The Parties agree to meet on an executive level as required where each Party will share overall financial objectives of its organization and the impact on the on-going relationship between the Parties. Jabil agrees to employ an Open Book Pricing approach to cost management and pricing of Products and Manufacturing Services to achieve Sustainable and Competitive Pricing for the Products and Manufacturing Services provided to Verigy under this Agreement. As used in this Article 8, the phrase “Sustainable and Competitive Pricing” means stable pricing over time for the Products and Manufacturing Services provided to Verigy under this Agreement that is favorable against that which could be reasonably attained from other contract manufacturers for comparable volumes of substantially similar products and comparable manufacturing services. As used in this Article 8, the term “Open Book Pricing” means providing detailed costing information to each Verigy Business Unit which includes; Costed BOM, Value Add directly related to the sourcing and manufacturing of the product and an explanation of all adders on material or value add (as already practiced today). Also, upon request, Jabil will provide detailed overviews of Jabil’s financial costing models to appropriate Verigy representatives.

8.2	Total Cost of Ownership. Verigy and Jabil agree to pursue continuous cost reduction initiatives to ensure that sustainable and competitive pricing is achieved and maintained. These initiatives include supply chain redesign, review of available Component Supplier agreements to ensure best pricing and terms, improved logistics solutions, manufacturing processes and test efficiency/elimination improvements, and Product redesign. Both Parties are targeting 10% total cost reduction on released and active products per year for the first three (3) years of a new Product life is the common objective. Jabil will demonstrate cost reduction improvements and report such results to Verigy on a quarterly basis as part of a rolling cost management process with a twelve (12) to eighteen (18) month outlook for each Product.

8.3	Cost Reduction Sharing. Jabil agrees to share equally with Verigy any cost savings achieved as a result of manufacturing process improvements and to pass through such savings to Verigy. Product prices will be amended in accordance with Section 9.2 below.

8.4	Most Favored Purchaser Warranty for Components. If Jabil offers a better price or pricing formula to any other customer for Components, based on similar volumes and under similar circumstances and conditions, Jabil agrees to immediately offer such price or pricing formula to Verigy. Product prices will be amended in accordance with Section 9.2 below. Jabil agrees to fulfill its obligations in this Section in good faith in accordance with Jabil’s standard pricing models and forecasting tools. Verigy reserves the right, at Verigy’s expense and upon two (2) business days prior notice, to conduct an audit of Jabil’s books and records to ensure compliance with this Section, provided that such audit does not violate any existing confidential customer terms or non-disclosure agreements. Verigy agrees to maintain the confidentiality of any information contained in agreements between Jabil and Jabil’s Component Suppliers that is disclosed during the course of the audit in accordance with Article 19 below.

8.5	Purchasing Components from Verigy Contracts. Jabil may procure Components through use of existing Verigy purchase agreements with Component Suppliers. Under such circumstances, the Components may be procured by a Verigy authorized representative and then transferred or resold to Jabil pursuant to the consignment or Buy/Sell procedure described below in Section 10.10. Alternatively, Verigy will seek authorization for Jabil to purchase the Components directly from the Component Supplier under the terms of that Verigy purchase agreement. In such case, any such purchase must be at the price quoted by the Component Supplier, refer to and use the specific Verigy Part Numbers involved and must be used exclusively for Jabil performance under this Agreement. Verigy will use Commercially Reasonable Efforts to secure supplier terms and conditions consistent with those necessary to support the requirements of this Agreement including but not limited to SMI Programs, Flexibility agreements and excess and obsolescence liabilities. Jabil shall identify to Verigy the impact of any inconsistency between the terms and conditions of this Agreement and Verigy’s negotiated terms and conditions with its suppliers. If the impact identified has a material affect on cost or performance, Verigy shall either use Commercially Reasonable Efforts to negotiate such terms and conditions or reach an appropriate and reasonable solution with Jabil. If a Verigy Component Supplier causes a constraint on flexibility which Jabil cannot resolve itself, using Commercially Reasonable Efforts, then Jabil will notify Verigy. The Parties will work together to achieve a solution with respect to such constraint.

9.	PRICES AND PAYMENT TERMS

9.1	Pricing Management Process. Verigy will submit to Jabil a formal request for quotation for new Product pricing or for revised pricing for existing Products as part of the standard setting process. Jabil will issue a quotation to Verigy within such period of time as mutually agreed to by the Parties. The quotation will set forth the proposed price and any other reasonably requested information for each Product, including a fully costed BOM and fully detailed Manufacturing Assembly Lead-times for each Product quoted. To indicate Verigy’s acceptance of the pricing and quotation, Verigy will issue written notice thereof to Jabil. All quotations will be considered Confidential Information of Verigy pursuant to Article 19 below.

9.2	Standard Setting. Material cost standards will be established by the mutual agreement of the Parties on a semi-annual basis, including identification of all VI and consigned parts and is subject to review and approval by Verigy. Jabil and Verigy agree to review and implement adjustments to Product prices periodically as agreed to by the Parties. Product prices will remain stable from one standard setting period to the next, unless otherwise agreed to by the Parties. Each Party reserves the right to approach the other Party to discuss Product price changes during the standard setting period, including those based on increases, decreases or any other changes to Orders, Blanket Purchase Orders, Releases or Forecasts.

9.3	Product Pricing. Specific Product prices shall be mutually agreed upon by Jabil and Verigy. Prices will be subject to any available prompt payment discounts that Jabil may, at its discretion, offer to its customers.

9.4	Payment Terms. Eligible Buyers shall pay all undisputed charges properly invoiced by Jabil within the later of forty-five (45) days from Verigy’s receipt of the invoice or the first or third Wednesday of the month that occurs after that date. Verigy will also run a special payment cycle on the last day of the month (excluding Verigy Fiscal Quarter end) to pay all due invoices. Payment will be made in U.S. dollars unless otherwise agreed by the Parties. No payment will be due with respect to any Product until the Product has been accepted in accordance with Section 6.3. In addition, Verigy may deduct from such payment any monies owed by Jabil under any other obligation to Verigy; provided, however, that Jabil will issue separate payment for such obligations upon request where monies are owed Verigy for sixty (60) days or more.

Any disputes regarding outstanding receivables will be escalated in accordance with the dispute resolution procedure for payment issues set forth in Section 31.13. Jabil will provide Verigy with a monthly report of all outstanding receivables as specified in Exhibit H.

9.5	Additional Charges and Expenses. Jabil will separately list on its invoices the following charges and expenses, unless Verigy or an Eligible Buyer has paid for such charges or expenses directly or has provided Jabil with proper evidence of its exemption from such charge: (i) freight (outbound), export licensing of the Product, or payment of broker’s fees, duties, tariffs, or other similar charges; (ii) taxes or charges (other than those based on Jabil’s net income or any other taxes or charges not directly related to the manufacture, sale, shipment, storage, “value add” or use of Products to an Eligible Buyer) imposed by any taxing authority upon the manufacture, sale, shipment, storage, “value add” or use of the Product that Jabil is obligated to pay or collect; (iii) cost of compliance with any environmental legislation relating to the return or disposal of Products at the end of Product Life if Jabil is required to comply with such environmental legislation; and, (iv) agreed to set-up, tooling, or non-recurring engineering activities.

9.6	Changed Prices. If, during the Term, changed prices or price formulas are put in effect by mutual agreement of Verigy and Jabil, such prices or price formulas may apply to all open Orders or Releases issued by Verigy and accepted by Jabil in accordance with Section 5.4 that exist at the time of the Original Effective Date of such prices or price formulas and all new accepted Orders or Releases after the Original Effective Date of such prices or price formulas.

9.7	Disputed Invoices. If a Jabil invoice does not meet the invoicing requirements of this Agreement, or if an Eligible Buyer in good faith disputes any invoiced charges, the Eligible Buyer will notify Jabil of the disputed items in writing on or before the payment due date and may withhold payment of the disputed charges pending resolution of the dispute.

9.8	Reservation of Rights. Any payments made by an Eligible Buyer under the Agreement, and any acceptance of Products or Deliverables, will be without prejudice to an Eligible Buyer’s right to subsequently claim or determine that it has overpaid Jabil or to require Jabil to remedy any deficiencies in Jabil’s performance as provided in this Agreement.

10.	COMPONENT PROCUREMENT

10.1	Prudent Procurement Practices. Jabil will purchase Components to support Verigy’s Forecasts and Orders and react to support the variations in demand for such Forecasts and Orders to deliver Products to Verigy in accordance with specified Delivery Dates. Prudent Procurement Practices include, but are not limited to, the following:

10.1.1	Following Jabil’s ABC classification as set forth in Section 10.2 below;

10.1.2	Utilizing minimum order quantities as defined by Component Suppliers and economic order quantities as approved by Verigy;

10.1.3	Ordering and buying Components as required to meet Manufacturing Assembly Lead-times, taking into account Component Lead Times and Jabil’s internal manufacturing lead times;

10.1.4	Utilizing SMI management programs where possible and prudent;

10.1.5	Negotiating most favored customer terms and conditions with Component Suppliers; and

10.1.6	Exercising return and cancellation privileges as allowed by agreements with Component Suppliers.

Jabil will submit to Verigy the Material Requirement Planning Execution Report described in Exhibit H on a monthly basis. In the event that Prudent Procurement Practices are not evident, in the event of excess inventory due to cancellation, termination or demand reductions, Verigy will not be liable for that portion of the inventory purchased in excess of the amount that would have been purchased if Prudent Procurement Practices had been used.

10.2	Jabil ABC Classification.

10.2.1	ABC classification is a group of items, typically all Components within the Verigy work cell, in decreasing order of US dollar volume. Dollar volume is calculated based on the price at which the inventory is valued (current standard cost) multiplied by the projected requirement for a given period.

10.2.2	The first group of Components classified as “A” represents 80% of the total projected dollar volume. The next group of Components, classified as “B”, represents the next 15% of the dollar volume. The last group of “C” Components represents the last 5% of the dollar volume, but can be approximately 80% of the number of items.

10.2.3

The ABC classification is conducted based on the principle that effort and money can be more efficiently utilized by applying more control to the high-dollar-volume class items than to the low-dollar-volume class items. At Jabil, material requirement planning generates planned orders for “A” items with weekly order cover periods, “B” items with bi-weekly order cover periods, and “C” items with monthly order cover periods. This will allow a good balance of resources and effort spent in managing the inventory levels and financial investment.

10.3	Approved Vendor Lists. Jabil agrees to buy all Components from suppliers on the AVL. Use of “brokers” for Components will require specific approval by Verigy, which approval will not be unreasonably withheld, prior to use by Jabil. In the event that Jabil is unable to procure a Component(s) as a result of the AVL restrictions set forth herein, Verigy and Jabil agree to negotiate changes to the AVL. Jabil will use standard purchasing practices, including long lead-time Component management, minimum and multiple supplier order quantities and SMI programs in order to meet Verigy Forecasts.

10.4	Usage Requirements. All Components or other materials or parts ordered by Jabil under Verigy’s contracts with Verigy’s Component Suppliers for any Products based on Forecasts are to be used only to provide Manufacturing Services or Product Support to Verigy. Any other use of such Components or materials must have Verigy’s prior written consent. Jabil will have the right to disposition all other Components or materials as it sees fit, provided however, that Jabil ensures there is no impact to Jabil’s ability to fulfill Verigy’s Orders, Releases, Blanket Purchase Orders or Forecasts.

10.5	Component Shortages. Jabil agrees to provide appropriate technical and commercial support to ensure supply of all Components or families of Components (affecting Products) that may be in limited supply. In the event of a probable or potential Component shortage or availability problem, Jabil will immediately escalate the situation to the affected Eligible Buyer(s). The Parties will agree on appropriate action and allocation of associated costs. Jabil will use Prudent Procurement Practices and manage Component supplies to meet agreed flexibility requirements. Where additional flexibility is required, Jabil will use Commercially Reasonable Efforts to procure Components. In addition, the Parties may mutually agree to operate with a price part variance dollar limit on a single or multiple Component basis to procure Components in shortage of supply. For general market allocation issues that arise for Components, the Parties will follow the process set forth in Exhibit L.

10.6	Purchasing Components from Verigy Contracts. Jabil may procure Components through use of existing Verigy purchase agreements with Component Suppliers. Under such circumstances, the Components may be procured by a Verigy authorized representative and then transferred or resold to Jabil pursuant to the consignment or Buy/Sell procedure described below. Alternatively, Verigy (or a Verigy Business Unit Manager for contracts negotiated between the supplier and that particular Verigy Business Unit) may seek authorization for Jabil to purchase the Components directly from the Component Supplier under the terms of that Verigy purchase agreement to obtain Verigy Pass-Through Pricing. In such case, any such purchase must be at the price quoted by the Component Supplier, refer to and use the specific Verigy Part Numbers involved and must be used exclusively for Jabil’s performance under this Agreement.

10.7	Component Forecasts from Jabil to Suppliers. Jabil will provide to Verigy-approved AVL Component suppliers on a monthly basis a rolling twelve (12) month forecast of all Turnkey Component requirements. Jabil will update the forecast least monthly for all planned orders in accordance with a mutually agreeable forecast implementation plan documented in Exhibit I. A copy of the forecast will be provided to Verigy upon request.

10.8	Component Forecasts from Jabil to Verigy. Upon request from Verigy, Jabil will provide to Verigy on a monthly basis a rolling twelve (12) month forecast of all Buy/Sell Component requirements in accordance with a mutually agreeable Component forecast implementation plan described in Exhibit I. In turn, Verigy will provide a written acknowledgment of all Buy/Sell Components needed within five (5) days.

10.9	Use of Verigy Part Number. For the purposes of VI and Component forecasts, Orders, Releases, and materials or inventory management reporting, Jabil will utilize Verigy Component part numbers, pre-fixed by the letter “V”.

10.10	Purchase of Verigy Component Inventory (Buy/Sell). For the purposes of ongoing manufacturing, short-term requirements and the manufacturing of new Products, Jabil recognizes that Component material may need to be acquired from Verigy inventories. Jabil and Verigy agree to the following terms and conditions for the following categories of Buy/Sell Components:

10.10.1	Permanent Buy/Sell: Jabil will provide Verigy a Forecast for these Components as defined in Section 10.8 above. Verigy will determine the list and the standard cost of the Components to be transferred to Jabil. If needed, Verigy may elect to request in writing that a Permanent Buy/Sell Component or a batch of a Permanent Buy/Sell Component shipment should be stored separately or used to manufacture a specific Order or a Product.

10.10.2	Shortage Pull: Jabil will submit a list of Components to be acquired from Verigy’s inventory. Verigy must respond to Jabil’s request within 24 hours with details as to availability and date of delivery to Verigy. Verigy will utilize Jabil’s standard cost when accounting for the transfer of ownership of these components to Jabil.

10.10.3	Seeding Buy/Sell: Verigy and Jabil will agree in writing to the terms and conditions that will govern the transfer of Component inventory to Jabil for the purpose of the manufacture of a new Product. Verigy will determine the standard cost of the material to be transferred to Jabil. Such terms and conditions are set forth in Exhibit M.

10.10.4	Transfer: Verigy and Jabil will agree in writing to the terms and conditions that will govern the transfer of Component inventory to Jabil for the purposes of transferring the manufacture of a Product from a third party to Jabil. Such terms and conditions, including the purchase price for the Components, will be documented in an Interim Inventory Transfer Agreement in the format mutually agreed to by the Parties.

10.11	Verigy Responsibility. Subject to the limitations contained in Sections 5.6, 7.6 and 10.1 above and Article 15 below, Verigy assumes ultimate financial responsibility for work in progress, Product inventory, Components purchased by Jabil to meet accepted Orders and Releases, provided that Jabil has followed Prudent Procurement Practices, and all additional Components required to meet any Verigy Business Unit’s flexibility requirements as set forth in Article 7.

10.12	Purchase Terms. Jabil will purchase the Buy/Sell Components in accordance with Verigy’s standard purchase terms and conditions.

10.13	Consigned Components. Verigy reserves the right to supply through consignment, at its discretion, any Components to Jabil related to the production of Product. Verigy will retain all rights, title, interest, and obligation (including but not limited to, warranty related issues) in the Components furnished to Jabil as consigned inventory unless and until such time as Jabil purchases the Components from Verigy in accordance with Section 10.10 above. Jabil shall bear the risk of loss or damage to any consigned Components while the consigned Components are in Jabil’s custody or control. Consigned Component levels will be mutually agreed upon by the Parties. Verigy’s liability for inventory management charges for Consigned Components will be as mutually agreed to by the Parties.

10.14	Return of Consigned Components. Jabil will return, at Verigy’s costs, all consigned Components upon written request from Verigy. If Jabil fails to identify and return any Components within a timeline agreed upon by the Parties, Jabil will be obligated to buy the Consigned Components from Verigy at Verigy’s purchase price. The Consigned Components will be returned to Verigy in accordance with the written instructions provided by the Eligible Buyer.

10.15	Component Price Auditing. Verigy reserves the right, at Verigy expense, to conduct an annual audit of Component pricing quoted to Verigy for products supplied based on the use of Verigy’s AVL.

11.	WARRANTIES

11.1	Product Warranty. Jabil warrants that all Products will:

11.1.1	Be new or newly manufactured, include new Components, processed and assembled by Jabil unless otherwise specified or required by Verigy or agreed to in writing by the Parties;

11.1.2	Be manufactured, processed and assembled by Jabil, and be free from defects in workmanship in accordance with Product Requirements, Specifications and as also specified in the Verigy Acceptability, as listed in international standards IEC 61340, ANSI ESD 20:20 and IPC-A-610C and Exhibit B and Exhibit C;

11.1.3	Conform strictly to the Product Requirements (including those Specifications listed in international standards IEC 61340, ANSI ESD 20:20 and IPC-A-610C and Exhibit B and Exhibit C);

11.1.4	Be shipped in conformance with the applicable Specifications or Product Requirements;

11.1.5	Be manufactured in accordance with the applicable Specifications. The “Specifications” for each Product or revision thereof, shall include but are not limited to bill of materials, designs, schematics, assembly drawings, process documentation, test specifications, current revision number, and Approved Vendor List. The Specifications as provided by Verigy and included in Jabil’s production document management system and maintained in accordance with the terms of this Agreement are incorporated herein by reference as in international standards IEC 61340, ANSI ESD 20:20 and IPC-A-610C and Exhibit B and Exhibit C; Jabil shall have a reasonable opportunity to review and approve any amendments and/or modifications to Exhibit B or Exhibit C.

11.1.6	Be free and clear of all Encumbrances and other claims to title or ownership.

11.2	Section 11.1 applies to a Product repaired or re-manufactured under this warranty.

11.3	Components Warranty. Jabil will pass on to Verigy all Component Suppliers’ warranties to the extent that they are transferable. Jabil agrees to use Commercially Reasonable Efforts to ensure that all Components used in the Product are procured from suppliers on Verigy’s AVL, unless otherwise agreed to by the Parties in writing.

11.4	Warranty Report. Verigy will provide Jabil with quality data relating to Product field failures and warranty returns from Verigy’s customers. The report will include historical and forward-looking data where available.

11.5	No Impediment. Each Party warrants that, at the time of execution of this Agreement, it is not aware of nor has it received notice of any pending or threatened legal action or proceeding by or against it that may have a material adverse effect on its ability to fulfill its obligations under this Agreement.

11.6

Survival of Warranties. Product warranties will survive any inspection, delivery, acceptance or payment by Verigy and be in effect for an twenty-four (24) month period, or such other term as agreed to by the Parties, following the date of invoice of the Product to an Eligible Buyer (the “Warranty Period”). Should there be a breach of any of the warranties specified during the Warranty Period, Jabil will, at its option and its expense, repair, replace, or if repair or replacement is not possible, issue a credit for Product found defective during the Warranty Period. Product warranties will survive any obsolescence or other Jabil cessation of the manufacture or support of such Product for the remainder of the original Warranty Period, assuming appropriate test equipment, test documentation, Verigy controlled allocated materials, Verigy controlled unique materials, and end of life materials and resources are available to Jabil. This warranty is extended to, and may only be enforced by Verigy.

11.7	DISCLAIMER. THE REMEDIES SET FORTH IN THIS AGREEMENT (AND ANY OTHER MANUFACTURING-RELATED AGREEMENTS ENTERED INTO BETWEEN THE PARTIES) SHALL CONSTITUTE VERIGY’S AND ELIGIBLE BUYERS EXCLUSIVE REMEDIES FOR BREACH OF THE WARRANTIES MADE BY JABIL HEREIN. THE WARRANTIES SET FORTH IN THIS AGREEMENT (AND ANY OTHER MANUFACTURING-RELATED AGREEMENTS ENTERED INTO BETWEEN THE PARTIES) ARE IN LIEU OF, AND JABIL EXPRESSLY DISCLAIMS, AND VERIGY EXPRESSLY WAIVES, ALL OTHER WARRANTIES OF ANY KIND WHATSOEVER WHETHER EXPRESS, IMPLIED, STATUTORY, ARISING BY COURSE OF DEALING OR PERFORMANCE, CUSTOM, USAGE IN THE TRADE OR OTHERWISE, INCLUDING ANY WARRANTY OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. NO ORAL OR WRITTEN STATEMENT OR REPRESENTATION BY JABIL, ITS AGENTS OR EMPLOYEES SHALL CONSTITUTE OR CREATE A WARRANTY OR EXPAND THE SCOPE OF ANY WARRANTY HEREUNDER.

11.8	Warranty Exclusions. Jabil’s warranty shall not apply to the extent that a defect results from:

11.8.1	Use, testing or operation of the Products materially outside of the Specifications;

11.8.2	accident, misuse, neglect, or loss or damage after title has passed to Verigy or an Eligible Buyer; or

11.8.3	improper or unauthorized repair or modification (excluding onsite repairs performed by Verigy or its third party authorized agent);

11.8.4	the Product Requirements, unless the defect results from Jabil’s implementation of the Product Requirements; provided however, that if the Product Requirements specify the process by which Jabil is required to implement the Product Requirements, and the defect results from Jabil’s compliance with that process, the warranties set forth in Section 11.1 shall not apply.

12.	RETURN OF NON-CONFORMING PRODUCTS

12.1	Non-Conforming Product. In the event that Verigy receives a Non-Conforming Product or a Lot of Products which has a tested sample containing Non-Conforming Products in excess of an Acceptable Quality Level as agreed to for that particular Product, Verigy may, at its option: (i) return the Non-Conforming Products to Jabil for repair or replacement in accordance with Section 12.4 below, or (ii) repair the Non-Conforming Products at Jabil’s expense in accordance with Section 12.5 below.

12.2	Repair Period. Jabil will return the replacement or repaired Products as soon as possible but in no event later than twenty (20) business days after receipt of the Non-Conforming Product and required documentation from Verigy or within three (3) business days if repaired by Jabil at Verigy’s site.

12.3	Return Material Authorization. Prior to returning any rejected Product, Verigy will make a written request for a Return Material Authorization (“RMA”) number from Jabil, and will return such Product in accordance with the provisions of this Article or other provisions if mutually agreed to by the Parties in writing and made a part of this Agreement.

12.4	Repair/Replacement Process. The Product repair and replacement process is provided in Exhibit E. Transportation charges, transfer of title and risk of loss for returned Products will be as set forth in Exhibit E.

12.5	On-Site Repair Process. Jabil will be responsible for repairing Non-Conforming Products where the failure to conform to the Product Requirements and/or Specifications is the result of a breach by Jabil of its warranty obligations set forth in Article 11. Verigy may engage a third party to repair such Non-Conforming Products upon Jabil’s prior written consent, which consent shall not be unreasonably withheld or delayed. In such event, Verigy and Jabil will work together to qualify the third party. Qualification includes the selection process, technical capability assessment and cost model review. Assuming the process set forth in this Section 12.5 is followed, Verigy’s use of a third party to repair Non-Conforming Products will not constitute unauthorized repair as that term is used in Section 11.8.3 or modification to a Product as that term is used in Section 26.4(iii). Both Parties will work together in good faith to determine whether Verigy or Jabil will contract with the third party that will be repairing Non-Conforming Products and manage the relationship with the third party. If Verigy contracts directly with the third party, Jabil will reimburse Verigy for all expenses incurred by Verigy for the third party to repair Non-Conforming Products. Jabil reserves the right to audit such third party repairs and charges. If Jabil contracts directly with the third party, Jabil will be responsible for the costs of the third party to repair Non-Conforming Products. If Verigy wishes Jabil to undertake repair or replacement of Products that are Non-Conforming due to reasons other than a breach by Jabil of its warranty obligations hereunder, the Parties will mutually agree on an allocation of costs for the repair and/or replacement process prior to Jabil performing such work.

12.6

Line-Down Condition. Jabil will replace all Non-Conforming Products as specified above except in those instances where Non-Conforming Product results in a line-down condition for Verigy. In the case of a “line down condition” where an entire Product line cannot ship due to a problem solely caused by Jabil, Jabil will provide required resources and escalation as needed to accelerate replacement or repair. The Verigy Global Alliance Manager and Jabil Business Unit Director will agree upon the accelerated delivery methods and time period. Any accelerated replacement, repair and delivery will be at Jabil’s expense. Ultimate responsibility for accelerated replacement, repair and delivery will be borne by the responsible Party as determined by the Parties based on a root cause analysis.

12.7	Repairs Due to Component Failures. In the event that Verigy receives a Non-Conforming Product and the Parties determine that the defects results from a Component, Jabil will pass on to Verigy all available warranty remedies pursuant to Section 11.3. In addition, Jabil will negotiate with Component Suppliers, at Verigy’s discretion and with Verigy present or on Verigy’s behalf, for additional remedies outside of the Component warranty pursuant to Section 11.3. Jabil shall not enter into any settlement with respect to Component failures that affects Verigy’s rights or interests without Verigy’s prior written approval, which shall not be unreasonably withheld. In the event that such negotiations do not resolve the matter to Verigy’s satisfaction, and the available warranty remedies under Section 11.3 do not cover the full cost of Component repair or replacement, Jabil will provide Verigy with prior written notice regarding any additional costs required to repair or replace the affected Products. In the event that cost details are not readily available and Verigy requires immediate repair or replacement of the affected Products, Verigy will authorize Jabil to proceed with repair or replacement of the affected Products on a not to exceed basis. Verigy will assume liability for additional costs actually incurred by Jabil to repair or replace the affected Products, provided that Verigy has given Jabil written approval before such costs were incurred.

13.	PRODUCT SUPPORT

13.1	Product Life and Support Life. The “Product Life” is the period beginning on the date of the first shipment of Product from Jabil, including NPI activities, and continuing to the date when the Product is deleted from the Verigy corporate price list. The “Support Life” is the ten (10) year period beginning on the date the Product is deleted from the Verigy corporate price list.

13.2	Jabil Technical Support Obligation. During the Product Life and Support Life, Jabil will maintain technical expertise on Products consistent with services provided immediately upon the Original Effective Date, including, but not limited to: trained personnel with sufficient training to be able to repair the Products; Jabil single point of support contact for Verigy; Tools and equipment needed for the repair of Product; and ready access to historical and most current manufacturing documents. Fees for Jabil technical support will be listed in the Business Unit Addenda or otherwise agreed to by the Verigy Global Alliance Manager and the Jabil Business Unit Director. Jabil’s technical support obligations set forth in this Section 13.2 will apply only during the Term of this Agreement, unless otherwise agreed by the Parties in writing.

13.3	Product Support Documentation. Jabil will use Commercially Reasonable Efforts to review Verigy documentation for accuracy and provide feedback to Verigy. Jabil will use Commercially Reasonable Efforts to ensure completeness and accuracy of all documentation provided by Verigy, and notify the appropriate Verigy Business Unit when and if, any errors are found. Verigy is responsible for the accuracy and completeness of Verigy documentation provided to Jabil for review.

14.	OBSOLESCENCE AND MANUFACTURING RIGHTS

14.1	Lifetime Buy Rights. Jabil acknowledges its obligation to manufacture, supply and support the Products without interruption. If, however, during the Term of this Agreement and after the first year of shipment of such products, Jabil seeks to discontinue the manufacture, supply or support of any Product (a “Discontinued Product”), Jabil will give notice to Verigy no less than nine (9)months in advance of the last date the Discontinued Product can be ordered. After receipt of notice of discontinuance, Verigy may, at its option:

14.1.1	Continue to place Orders for the remaining nine (9) month period prior to discontinuance;

14.1.2	At the end of the nine (9) month period, issue one final Order to Jabil for such quantity of the Discontinued Product as Verigy deems necessary for its future requirements to be manufactured by Jabil in one batch with scheduled deliveries over a mutually agreed period; and

14.1.3	Manufacture the Discontinued Product under the manufacturing rights granted in Section 25.3 below, without payment to Jabil of any royalties or other charges.

14.2	Verigy’s Right To Tools and/or Documents. If Jabil seeks to discontinue the supply or support of a Product under Section 14.1, or Verigy terminates a Business Agreement for Cause and the provisions of Section 25.3 apply, Jabil will provide to Verigy the items specified below. In addition, Jabil will release to Verigy any documentation created by Jabil specifically for the manufacturing of the Product within ten (10) business days of Verigy’s written request, Verigy will keep all such documentation confidential in accordance with the terms Article 19 (Confidential Information). If Jabil refuses to cooperate with its obligations under this Article 14, Verigy may charge Jabil for all reasonable costs to procure or prepare the documentation. Upon request, Verigy will provide Jabil with supporting documentation for such costs. Verigy’s right to Tools and documents under this Section 14.2 are subject to Verigy fulfilling all of its outstanding obligations with respect to the Discontinued Product as set forth in this Agreement.

14.2.1

Jabil will furnish to Verigy, provided that Verigy pays the associated shipping cost, all Verigy owned Tools within a mutually agreed upon timeline after Jabil has received Verigy’s written notification to Jabil of Verigy’s exercise of its rights under this Section 14.2. If the Verigy owned Tools are not delivered within this time period, Jabil will permit Verigy to enter upon Jabil’s premises, upon forty-eight (48) hours prior notice, to take possession of, assemble and collect such Tools or render them unusable, or Verigy may require Jabil to assemble such Tools and make them available at a place

Verigy designates in writing to allow Verigy to take possession or dispose of such Tools. Jabil will also furnish to Verigy the names and addresses for sources for such Verigy owned Tools. Tools will be returned to Verigy in the same condition as supplied, unless expenses incurred by Jabil for upgrades are recovered through NRE.

14.2.2	To the extent not proscribed by non-disclosure agreements between Jabil and its vendors, Jabil will furnish to Verigy within seven (7) days after Verigy’s written request, the names and addresses of Jabil’s sources for Components or materials not manufactured by Jabil, including the appropriate part numbers for commercially available equivalents of electronic parts. Jabil will use all reasonable efforts to assist Verigy in procuring the right to purchase all such components or materials directly from Jabil’s vendors.

14.2.3	Jabil will furnish to Verigy without charge all Verigy documentation including parts catalogues, schematics, material lists, Engineering or Manufacturing Changes, Engineering Change Orders, and other servicing documentation deemed necessary by Verigy to service and support the Discontinued Product.

14.2.4	To the extent permitted, Jabil will assign to Verigy any license rights it may have with third parties for software, documentation, or any Intellectual Property used in the manufacture of the Discontinued Product solely for the limited purpose of having the Discontinued Product manufactured by another supplier.

15.	INVENTORY MANAGEMENT

15.1	Inventory Reporting. Jabil agrees to provide to Verigy a monthly consolidated listing of all material inventories utilizing the reporting requirements guidelines set forth in Exhibit H. Verigy reserves the right, at Verigy’s expense, upon two (2) business days prior notice, to conduct an audit of Jabil’s books and records solely for the purpose of confirming the accuracy of the reports described in Exhibit H.

15.2	Management of Allocated Components. Except for Components supplied by Verigy or for which Verigy takes specific responsibility, Jabil will be responsible for managing Component allocations in the supply chain; provided, however, that the Verigy Global Alliance Manager retains the right to designate where within Jabil’s sites the allocated Components are to be directed after consultation with the appropriate regional Jabil Business Unit Managers regarding any potential impact. As part of this obligation, Jabil will direct the specified quantity of Components to the designated Jabil work cell in support of the prioritized Verigy Product. Jabil agrees to deliver such Components on the requested Delivery Date, provided that there is sufficient time in which to move the Components, and at the appropriate quality level.

15.3	Excess Components Inventory. Verigy’s financial responsibility for Excess Components will be mutually agreed by both parties.

15.4	Obsolete Component Inventory. Obsolete Components will be communicated to the Verigy Global Alliance Manager or as appropriate to the Business Unit Managers as part of the monthly Obsolete Component reporting or as soon as possible after forecasted demand is removed. Jabil will exercise Commercially Reasonable Efforts to provide such report to Verigy by the last business day of the first full week of each month. As part of the quarterly E&O process for obsolete inventory, Verigy has the option of: (i) purchasing the Obsolete Components from Jabil, at Jabil’s current quoted price plus an agreed percentage to cover cost of acquisition and having the Obsolete Components returned to Verigy, or a location indicated by Verigy; (ii) authorizing Jabil to sell Obsolete Components internally or externally and Verigy, upon review and agreement, pays the difference between the Jabil current quoted price plus an agreed percentage and the selling price; or (iii) scrapping and disposing of the Obsolete Components at Jabil’s current quoted price plus an agree percentage to cover cost of acquisition. Upon Verigy’s receipt of Jabil’s Obsolete Component report, Verigy will advise Jabil in writing within thirty (30) days which option Verigy has selected to disposition the Obsolete Components. In the event that Verigy has failed to notify Jabil within such thirty (30) day period, the issue will be escalated to the Verigy Global Alliance Manager for resolution within ten (10) days. The Parties agree to work together in good faith to complete the disposition of Obsolete Components within thirty (30) days after Jabil’s receipt of written notice from Verigy.

15.5	Component Discontinuances. If either Jabil or Verigy receives notice from a Component Supplier or the other Party that a Component will be discontinued, the Party receiving such notice will notify the other Party in writing within two (2) business days and will work with that Party to identify a form, fit and function replacement in a reasonable period of time, and to notify the other Party by submitting in writing a list of alternatives. The Verigy Global Alliance Manager or, as appropriate, the Verigy Business Unit Managers and Jabil will develop an appropriate action plan, including all sample requirements, product qualifications, updates to the AVL, and schedule changes necessary to reach a mutually agreeable resolution of the discontinuance and the Parties shall use Commercially Reasonable Efforts to find an alternate source of supply. Additionally, upon Verigy’s request, Jabil will disclose the agreements in place regarding discontinuance notification for all Turnkey Component Suppliers. Jabil will make all Commercially Reasonable Efforts to ensure all such suppliers are obligated to provide a minimum of six (6) months notification of any potential discontinuance to Jabil.

15.6

Component Lifetime Buys. In the event that Verigy cannot identify a form, fit and function replacement, or does not approve a replacement identified by Jabil, Verigy or Jabil may purchase the LTB inventory and manage the consumption of such inventory under a consignment or Buy/Sell model such that the LTB inventory is available to Jabil for use in manufacturing Products. Verigy will pay any costs associated with the storage or handling of such consigned LTB inventory to Jabil, and Jabil will determine the most appropriate allocation of such inventory among its manufacturing locations. The Verigy

Global Alliance Manager and the Jabil Business Unit Director, or Verigy and Jabil Business Unit Managers as appropriate, agree to negotiate in good faith the terms of the allocation of such LTB inventory, including associated costs, in accordance with the LTB Component allocation requirements set forth below.

15.6.1	When Jabil commences manufacturing of Products, Verigy will provide a list of all LTB Components that are included in all instruments or assemblies being transferred. The list will be separated according to LTB Components that will actually be used to build assemblies at a Jabil manufacturing location, and LTB Components that will be used on assemblies that are already completed assemblies when they are transferred. Jabil will determine the required distribution of the LTB inventories across the Jabil’s Product manufacturing sites, and Verigy will ship the inventory accordingly.

15.7	Supplier Managed Inventory. Where requested by Verigy, Jabil and Verigy will jointly review and agree upon a mutually acceptable SMI program. Any such SMI program will be agreed to by the Parties. Elements of the SMI program will include but not be limited to:

15.7.1	Jabil ownership of a mutually agreed level of finished goods inventory at a Jabil or third party logistics provider location with transfer of ownership to Verigy when material is actually required by Verigy;

15.7.2	Processes established to support Verigy’s and Jabil’s requirements, including inventory reporting, assurance of supply, aging of finished goods inventory, etc.; and

15.7.3	Invoices will be generated and paid in accordance with Section 9.4 at transfer of ownership.

15.7.4	Verigy expects Jabil to establish SMI agreements with sub suppliers where commercially reasonable and for Verigy to benefit from Jabil corporate agreements in place with the sub suppliers. Verigy shall assist Jabil to work with Verigy suppliers to establish such SMI agreements.

15.8	Inventory Transfer Agreement. Where requested by Verigy and agreed to by Jabil, Jabil and Verigy will jointly implement an Inventory Transfer Agreement for Consigned Components. Any such Inventory Transfer Agreement will be mutually agreed to by the Parties. Elements of the Inventory Transfer Agreement will include but not be limited to:

15.8.1	Minimum Consigned Component inventory levels to be maintained by Jabil;

15.8.2	Shipment of Consigned Components;

15.8.3	Inspection and acceptance; and

15.8.4	Materials management.

15.9	Inventory Re-evaluation. The process for inventory re-evaluation will be as mutually agreed to by the Parties.

16.	QUALITY

16.1	Reference Standards. Jabil agrees to meet the Specifications, including the general technical specifications and reference standards set forth in international standards IEC 61340, ANSI ESD 20:20 and IPC-A-610C and Exhibit B and Exhibit C to this Agreement. Specific test requirements and quantitative yield figures will be agreed to by the Parties.

16.2	Supplier Performance Expectations. Verigy and Jabil agree to work together to develop and achieve the supplier performance expectations for each Product manufactured. The Parties will meet on at least an annual basis to review the progress made on the supplier performance expectations. During the performance review meetings, Jabil agrees to discuss and document any productivity improvement accomplishments and future plans relating thereto. In addition, both Parties will review Jabil’s internal process yields and Verigy’s incoming quality data on a monthly basis as part of the Management Operations Review (MOR) process. For both the MOR and TQRDCE processes, Jabil is expected to maintain a minimum overall score of three (3.0) on a scale of zero to four (0-4) with no individual attribute score below two (2.0). Jabil agrees to establish and implement corrective action plans as necessary to correct any deficient MOR or TQRDCE score (overall score below 3.0 or any individual attribute score below 2.0) not later than three (3) months from the date that Verigy communicates the deficient score to Jabil.

16.3	Process Quality Problems. Jabil agrees to establish and implement corrective action plans as necessary to correct any quality issues that are identified as a result of the following processes:

16.3.1	FTPR – The First Time Pass Rate (FTPR) will be established as mutually agreed by the Parties based upon Jabil’s predictive yield model for NPI and historical data for transferred Products. In the absence of a Jabil predictive yield model and historical data, the FTPR will be as mutually agreed by the Parties.

16.3.2	Jabil’s internal process – Yield measurements across all associated manufacturing steps. If the issue has the potential to affect Verigy’s FTPR, Jabil will immediately inform Verigy. Jabil will target to inspect existing inventories, remove defective boards and rework them within one (1) business day. In addition, Jabil will provide Verigy with a plan within one (1) business day to determine the root cause. Jabil will provide updates on at least a weekly basis until the root cause is identified. Once a corrective action for the root cause is established, this will be communicated to Verigy within one (1) business day.

16.3.3	Expected yield process – If the FTPR is below the predicted rate, Jabil will immediately use its corrective action process to correct the problem and to restore the FTPR to the agreed upon rate.

16.3.4	Verigy’s incoming quality process – In the absence of a predictive yield model, if the FTPR is below the agreed rate, Jabil will immediately use its corrective action process to correct the problem and to restore the FTPR to the agreed upon rate.

16.3.5	Verigy’s customer returns process – Jabil will use Commercially Reasonable Efforts to inspect existing inventories based on information provided by Verigy, remove defective boards and rework them within a target of one to three (1 - 3) business days. In addition, Jabil will provide Verigy with a plan to determine the root cause within one (1) business day. Once a corrective action for the root cause is established, this will be communicated to Verigy within one (1) business day.

16.4	Product Quality Problems. Jabil will notify Verigy within one (1) business day after identifying any significant quality issues relating to the Products, or Components that will affect Verigy’s mutually agreed FTPR goals. Jabil will also inspect existing inventories and remove defective Products and Components within one (1) business day. Upon Verigy’s receipt of notification from Jabil, Verigy and Jabil will work together to determine the root cause analysis of any quality problems. For quality problems that are attributable to Verigy, Jabil will assist Verigy in establishing and implementing a corrective action plan relating to Jabil’s manufacturing process or Components. For quality problems that are attributable to Jabil, Jabil will establish and implement a corrective action plan to remedy such problems. A copy of the corrective action plan will be provided to Verigy. Jabil will provide Verigy with weekly updates, and notify Verigy after the correction plan has been fully implement and the problem has been resolved. After Verigy has verified that the corrective action plan has been fully implemented and the problem has been resolved, Verigy will notify Jabil that the corrective action plan has been closed.

16.5	Records. Jabil will maintain all records relating to corrective action plans for a minimum of three (3) years after Verigy notifies Jabil that such corrective action plan has been closed.

16.6	Contacts. Verigy and Jabil will each identify contacts in their respective organizations that will be responsible for quality issues that may arise during the Term of the Agreement. These contacts will act as the focal points to identify quality issues, resolve problems and escalate issues relating to quality as necessary.

16.7	Escalation. Jabil will respond to all Verigy inquiries related to quality within the time periods agreed to by Jabil and Verigy. Each response will include a summary of the problem, detailed description of the root cause, the actions proposed to resolve the problem and the proposed resolution date. In the event that Jabil fails to respond within such agreed upon time period, or Verigy determines that additional resources are necessary to resolve a problem, Verigy and Jabil will follow the escalation path agreed to by the Parties.

16.8	Process Improvement. Jabil agrees to provide Verigy with Quarterly information on process improvements. Jabil will maintain an acceptable documented quality system (e.g., ISO 9002 certified quality program or equivalent) at each authorized Jabil site specified in Exhibit F to manufacture Products and any additional quality requirements agreed by Jabil and Verigy. Jabil’s quality program will include monitoring the manufacturing processes, statistical process control, corrective action analysis of returned Product and repairs, define failure modes, improving materials and procurement processes, component traceability for critical Components or VI, and implementation of corrective actions. Component traceability is the ability to trace any given production batch to the Component lot or lots used in a given batch of Products.

16.9	Reporting Requirements. The Parties will mutually agree on those reports required using the Reporting Requirements Guideline in Exhibit H. Verigy Business Unit Managers may make appropriate modifications for their particular Verigy Business Unit. Any reports provided to Verigy pursuant to this Section will be subject to the provisions of the Confidential Disclosure Agreement in effect between the Parties.

16.10	ESD Audits. Jabil agrees that Verigy may, at least once per year, enter into its manufacturing facility to conduct ESD audits. If the audit is of a dedicated Verigy work cell area, Verigy will provide twenty-four (24) hours prior written notice. If the audit is of common manufacturing process areas, Verigy will provide five (5) days prior written notice. Such audits will use the ESD standard which is part of IEC 61340, ANSI ESD 20:20 and supplemented by Exhibit D, as the basis for these reviews. Deficiencies identified in the ESD audit relating to conditions existing as of the Original Effective Date will be waived for a mutually agreed period of time to allow resolution through corrective action plans. Such audits will be conducted in accordance with Section 16.11 below. Jabil further agrees to conduct audits as required by the Verigy standard noted, at all locations which manufacture Product or store materials for Verigy and make such reports available to Verigy upon Verigy’s written request.

16.11

Inspection. Verigy will have the right to inspect and audit, at Verigy’s expense, Jabil plant, purchasing processes, manufacturing processes, quality program and supporting documentation. This will include reports, quality test data, training documents, and certificates of conformance and related third party audit results (excluding audits by Jabil’s other customers or audits conducted by third parties on behalf of Jabil’s other customers) for the Products. The inspection or audit may take place at any time during the Term of this Agreement, provided such audit is in accordance with Jabil’s security procedure, occurs during normal business hours, and does not unduly interfere with Jabil’s operations. All efforts will be made to minimize the frequency of audits by Verigy or a Verigy authorized audit firm. In the case of an identified quality issue, Verigy will have the right to inspect within forty-eight hours (48 hr.) written notice to Jabil’s facility and to review applicable documentation and processes. Normal written notification for audits will be one (1) week minimum prior to arrival. Jabil will provide, at no charge to Verigy, access to such facilities and services as are reasonably required by Verigy in performing such inspection. All information gathered by Verigy during such audits will be subject to the confidentiality obligations under Article 19.

16.12	General Specification for the Environment. In the event that Jabil (i) procures Components or other materials from suppliers that are not on Verigy’s AVL or (ii) procures Components or materials that have not otherwise been previously qualified by Verigy, unless otherwise specified or required by Verigy, Jabil will comply in all material respects with Exhibit J. In the event of a conflict between Exhibit J and applicable law, Jabil will, to the extent of such conflict, comply with applicable law.

17.	PROCESS CHANGE NOTIFICATION

17.1	Jabil Proposed Changes. No Engineering or Manufacturing Changes may be made to, or incorporated into, Products or Components without the prior written approval of the Verigy Global Alliance Manager and/or the responsible Verigy Business Unit Manager. Jabil will provide Verigy advance notice of any proposed material Engineering or Manufacturing Changes and provide evaluation samples and other appropriate information as specified by a Business Unit Manager. Such information may include possible effects on price, performance, reliability, manufacturing capacity, lead and delivery times, or appearance, and any Obsolete Components (an “Impact Proposal”). Verigy will accept or reject the Impact Proposal within five (5) business days after receipt thereof. Written approval of the Impact Proposal must be received by Jabil from the Verigy Global Alliance Manager and the affected Verigy Business Unit Managers prior to any implementation of the Engineering or Manufacturing Change. Any effect on price or other terms resulting from Engineering or Manufacturing Changes will be mutually agreed to by the Parties in writing in the Impact Proposal.

17.2	Verigy Proposed Changes. Jabil acknowledges that Verigy may need to change the Product or processes during the Term. These changes will be communicated through an ECO request. Jabil is only to take action when given change instructions in writing from Verigy. After receipt of the ECO, Jabil will provide to Verigy within two (2) business days an acknowledgement of the ECO and promptly thereafter provide an Impact Proposal describing any delivery impact, an implementation date, potential scrap or material exposure and the impact on the cost of the Product due to ECO changes. Verigy will accept or reject the Impact Proposal within five (5) business days after receipt thereof. If the Impact Proposal is acceptable, Verigy will notify the Jabil Business Unit Director and provide specific instructions to Jabil on ECO implementations, including effective dates.

17.3	Verigy Financial Responsibility. If Verigy accepts the Impact Proposal, Verigy will assume liability for any material made obsolete due to an ECO implementation in accordance with Section 15.4 of this Agreement. In addition, Verigy will be responsible for increased labor or material charges and any reasonable rework or expedite charges for labor, materials and test resulting from an ECO or accepted Impact Proposal. Notwithstanding the above, Jabil will be responsible for expenses caused by failure to implement an acknowledged CO or accepted Impact Proposal per the warranty provisions specified in Article 11.

17.4	Change Monitoring and Tracking. Upon implementation of a Verigy approved change to a Product under this Article, Jabil will provide the appropriate Verigy Business Unit Managers with the first (1st) serial number, first shipping date, Order number and quantity of Product to be included in that first shipment of Product incorporating the change. Residual inventories of pre-existing finished goods inventory or work in progress for the affected Products will be disposed of as mutually agreed to by the Parties.

17.5	Emergency Change Request. Jabil agrees to acknowledge all written emergency change requests within one (1) business day, such acknowledgments to include at a minimum, a date on which Jabil will respond to Verigy with the conditions (including but not limited to price and delivery impact) for implementing the proposed changes. An emergency will be defined as a severe situation, including Product safety, Product quality or a line shut down. Upon both Parties’ agreement on the price, delivery, or any other conditions impacted by the emergency change request, Verigy will issue an Engineering Change Order to Jabil reflecting these new terms and conditions.

18.	VERIGY PROPERTY

18.1	Title to Verigy Property. Jabil hereby acknowledges that Verigy will at all times retain all right, title and interest in Verigy Property furnished to Jabil. Verigy Property will be provided to Jabil as bailed property under the terms of this Section.

18.2	Verigy Property. All Verigy Property must be:

•	Clearly marked as Verigy Property;

•	Remain personal property, and not become a fixture to real property;

•	Subject to inspection by Verigy at any time in accordance with Sections 16.11 and 18.7;

•	Used only in filling Orders from Eligible Buyers;

•	Kept free of Encumbrances; and

•	Kept separate or identifiable from other materials, Tools or property of Jabil or held by Jabil; and not be modified in any manner by Jabil without prior written permission from Verigy.

18.3

Financing Statements. Jabil hereby grants Verigy its power of attorney to file UCC-1 financing statements (or similar notices in accordance with the laws of the jurisdiction in which the Verigy Property is located) describing the Verigy Property and the proceeds thereof, wherever Verigy deems appropriate to provide notice to other parties that the

Verigy Property is not property of Jabil. Any filing under the UCC or similar law shall be presented to Jabil by Verigy for approval prior to filing, which approval shall not be unreasonably withheld or delayed and shall only cover the Verigy Property held at Jabil’s site. Nothing contained herein shall be deemed to create any security interest in any property owned by Jabil. Notwithstanding the foregoing, should this Agreement or the transactions under this Agreement be deemed for any reason to pass title to the Verigy Property to Jabil, Jabil agrees that Verigy will be deemed to hold, and Jabil hereby grants to Verigy, a purchase money security interest in the Verigy Property and the proceeds thereof, to secure all of its obligations to Verigy, including its obligation to return Verigy Property and Jabil’s other obligations under this Agreement.

18.4	Notice to Secured Creditors. Within thirty (30) business days after execution of this Agreement, Jabil will deliver written notice to existing secured creditors in form and substance satisfactory to Verigy to the effect that Verigy Property located at Jabil sites is the property of Verigy. Jabil will deliver a copy of the notice to Verigy concurrently with its delivery of such notice and will promptly provide Verigy with copies of any replies and related correspondence that it receives from such secured creditors. In connection with any future agreement by Jabil to pledge any of its assets or properties, Jabil will secure and concurrently deliver to Verigy such secured creditor’s written acknowledgment that Verigy Property will remain the property of Verigy in form and substance satisfactory to Verigy.

18.5	Maintenance and Calibration. Jabil will put in place a system to ensure that Verigy Property consisting of test equipment provided to Jabil is calibrated before use. Calibration will be done annually, or as required, and be done to industry acceptable standards (CGMP Standards) or as otherwise specified by Verigy. Jabil will be held liable for any repair and replacement costs, normal wear and tear excepted, if damage to such test equipment is solely caused by Jabil. Maintenance and calibration costs and other related direct costs of other Verigy Property are to be paid by Verigy. Such costs and the method of payment by Verigy will be mutually agreed to by Verigy and Jabil.

18.6	Return of Verigy Property. Upon Verigy request, or upon the expiration or termination of this Agreement, Jabil will return all Verigy Property to Verigy in good condition, normal wear and tear excepted. Verigy will determine the manner and procedure for returning the Verigy Property. Verigy may impose charges if Jabil fails to return the Verigy Property in such condition or within the return time frame agreed upon. Verigy will pay all return costs. Verigy Property will be shipped FOB shipping point.

18.7	Audits of Verigy Property. Jabil will maintain accurate records of the receipt and location of all Verigy Property. Verigy will have the right to conduct physical inventory audits of all Verigy Property located at Jabil’s facilities with five (5) business days written notice, provided such audits will be performed within business hours and will not unduly interfere with Jabil’s operations. Such audits will be at no charge to either Party.

18.8

Warranty Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL VERIGY PROPERTY (Excluding Consigned Component inventory, Buy-Sell Components, Consigned Test Fixtures, manufactured tooling/fixtures, which must be provided in good and working condition) IS PROVIDED “AS-IS” WITH NO WARRANTIES WHATSOEVER, EITHER EXPRESSED OR IMPLIED, ORAL, OR WRITTEN. VERIGY SPECIFICALLY DISCLAIMS ANY WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

18.9	Risk of Loss. Jabil will bear all risk of loss with respect to Verigy Property in the possession or control of Jabil or Jabil’s subcontractors, from receipt until return to Verigy or the shipping destination designated by Verigy.

18.10	Software. Verigy grants Jabil a limited, non-exclusive, non-transferable, royalty free license during the Term to use Verigy-provided software solely to perform Jabil’s obligations under this Agreement and to provide the Manufacturing Services. The Verigy-provided software and firmware may not be transferred or sublicensed, and may not be disassembled or decompiled without Verigy’s express written consent.

18.11	Verigy Tools. Verigy will own all rights in any Tools exclusively paid for by Verigy under the possession of the Jabil or Jabil’s subcontractors. Tools are subject to the provisions regarding Verigy Property specified above. Jabil will fully qualify all new Tools, after both Parties have mutually agreed upon the cost for such qualification, and obtain Verigy’s written approval before they are used in Jabil’s top-level production line. Jabil will send Verigy a copy of its qualification report. In the event that Verigy does not concur with Jabil’s qualification results, Verigy has the right to reject the use of the new Tools until corrective actions are taken. Both Parties shall mutually agree upon the cost for such corrective actions.

18.12	Tools Maintenance. As long as the Tools are used in the manufacturing of the Products, Jabil will maintain the Tools in good working condition. In the event that Jabil considers it necessary to renew the Tools for manufacturing the Products, or to add alterations to the existing Tools to meet Product Requirements or requests, Jabil will notify Verigy for approval prior to the actual implementation. Verigy will not withhold the approval unreasonably. The costs required for such renewals or alterations will be borne by Verigy. Verigy will own all rights in any modifications or improvements to the Tools and Jabil will assign over such rights to Verigy.

19.	CONFIDENTIAL INFORMATION

19.1	Confidential Information.

19.1.1

During the Term, a Party (the “Recipient”) may receive or have access to Confidential Information of the other Party (the “Discloser”) including information or data concerning the Discloser’s Intellectual Property, products or product plans, business operations, strategies, customers and related information. The Parties will treat all Confidential Information in accordance with the terms of the Confidential Disclosure Agreement. The AVL, Bill of Material, Forecasts, Orders, Product Requirements and other information identified in this Agreement as Verigy confidential must be held in confidence by Jabil under the terms of the Confidential Disclosure Agreement. Notwithstanding the foregoing, Jabil may provide Verigy’s Confidential Information to Jabil’s subcontractors or suppliers, provided that Jabil binds such third parties to confidentiality obligations no less restrictive than those set out in the Confidential Disclosure Agreement.

19.1.2	No party shall disclose to any third party (other than to their respective agents) the terms of this Agreement without the consent of the other party, which consent shall not be unreasonably withheld; provided, however, without the prior consent of the other Party, either Party may disclose the terms of this Agreement: (a) to its attorneys and accountants, suppliers, customers and others subject to a duty of confidentiality to the disclosing Party; (b) to the extent necessary, in the reasonable judgment of the disclosing Party, to comply with applicable securities Laws and the rules of the Nasdaq Global Select Stock Market; and (c) to the public at large to the extent that the information has been properly disclosed by either Party in accordance with clause (b) above.

19.2	Data Privacy.

19.2.1	Data Protection Requirements. The Jabil and Verigy each represents and warrants that (i) it will duly observe all of its obligations under all applicable Laws regarding the handling, collection and transfer of personal information, including the Data Protection Acts of 1984 and 1998 and to Directive 95/46/EC, Directive 2002/58/EC of the European Parliament, any related acts to such Directives, and any regulations implementing such Directives, along with the “Safe Harbor Principles” issued by the U.S. Commerce Department on July 21, 2000 (collectively, the “Data Protection Requirements”) or any successor Laws or regulations implementing such Data Protection Requirements, which may arise in connection with the Services and use of Personal Information.

19.2.2	Subcontractor and Third Parties. Without limiting the foregoing, Jabil will, or will cause any Subcontractor or other applicable Jabil agent to comply with this Section 19.

19.2.3	Personal Information. For purposes of this Section, Personal Information means information uniquely associated with a person which is collected, used or accessed in connection with the Services, including, but not limited to, an individual’s government identifier (such as a social security or tax ID number), personal cell phone number and product and professional interests. The provisions of this Section 19 shall apply whether or not the Parties consider Personal Information to be Confidential Information.

20.	GOVERNMENTAL COMPLIANCE

20.1	Duty to Comply. Jabil agrees to comply with all federal, state, local and foreign laws, rules and regulations applicable to its manufacturing of the Products. Any approvals necessary to allow for Verigy’s sale and customers’ use of the Products will be mutually agreed upon by both Parties. Without limiting the generality of the foregoing sentence, Jabil represents that:

20.1.1	Jabil will comply with the provisions that must, per FAR 44.403, be flowed down to a commercial item subcontractor or supplier, set forth at FAR 52.244.6, Subcontracts for Commercial Items;

20.1.2	Jabil does not manufacture Products with under-age or forced labor as defined by local laws, or, if there are no applicable local laws, basic international principles relating to labor standards; and

20.1.3	Upon Verigy’s request, Jabil will provide complete and accurate material safety data sheets.

20.2	Procurement Regulations. For Products purchased under this Agreement for incorporation into products to be sold under a U.S. government contract or subcontract, those applicable procurement regulations that are required by U.S. law, statute or regulation to be inserted in such contract or subcontract will be specified by Verigy in writing as soon as possible but in no event not later than the placement of the associated Order. Verigy will, on a quarterly basis, review Products manufactured by Jabil which are offered for sale by Verigy to the U.S. government and provide Jabil with a list of such Products.

20.3	Ozone Depleting Substances. Jabil certifies that the processes used to manufacture the Products do not contain any “Class 1 Substance”, or “Class 2 Substance”, as those terms are defined in 42 USC Section 7671 and implementing regulations of the United States Environmental Protection Agency at 40 CFR Part 82, as now in existence or hereafter amended.

20.4	All Products, and packaging will comply with all applicable Environmental, Health & Safety (“EHS”) laws, rules and regulations and Verigy’s General Specifications for Environment (GSE), Verigy’s Supplier Quality Systems Requirements as may be updated by Verigy from time to time, a copy (current as of the date of the Agreement) of which is attached as Exhibit J hereto. All Products and packaging shall be shipped in conformance with government and/or freight laws applicable to dangerous goods and/or hazardous materials. Products shipped to or within other countries shall be in compliance with the hazardous materials requirements of those countries. Jabil shall use Commercially Reasonable Efforts to collect such reports and certifications as Verigy shall request in a form to be provided by Verigy, regarding all materials included in the Products and packaging from suppliers. In the event any supplier does not provide such reports and certifications, Jabil shall notify Verigy in writing and cooperate with Verigy to remove such supplier from the AVL or take such other action as the Parties mutually agree upon in writing. Jabil will provide Verigy, upon request, with EHS and GSE information regarding all materials included in the Products and packaging.

20.4.1	Verigy represents that as of the Original Effective Date, the Products contemplated by this Agreement and any other manufacturing related agreements between the Parties are compliant with WEEE. If the Products are found not to be compliant with WEEE, Verigy shall hold Jabil harmless from any Claims and/or Losses resulting therefrom.

20.4.2	Materials Declaration Requirements; RoHS. Verigy represents that as of the Original Effective Date the Products contemplated by this Agreement and any other manufacturing related agreements between the Parties are not subject to RoHS (the “Materials Declaration Requirements”). Verigy shall notify Jabil in writing, in reasonable detail, if a Product after the Original Effective Date is subject to Materials Declaration Requirements. Jabil shall be under no obligation to manufacture Products covered by Materials Declaration Requirements until the Parties have agreed upon appropriate commercially reasonable terms regarding each Party’s responsibility for compliance with the same.

Jabil will comply with all equal employment opportunity and non-discrimination requirements prescribed by Presidential Executive Orders, including the requirements of Executive Order 11246, the Vocational Rehabilitation Act, and the Vietnam Era Veterans’ Readjustment Assistance Act.

20.5	Each chemical substance contained in Products is on the inventory of chemical substances compiled and published by the United States Environmental Protection Agency pursuant to the Toxic Substances Control Act.

20.6	All Products will be shipped in conformance with government or freight regulations and requirements applicable to chemicals.

20.7	Upon Verigy’s request, Jabil will provide complete and accurate Material Safety Data Sheets prior to shipping any Product.

20.8	Jabil will comply with Verigy’s Supplier Environmental and Social Responsibility (ESR) Code of Conduct.

21.	COUNTRY OF MANUFACTURE AND DUTY DRAWBACK RIGHTS

21.1	Country of Origin Certification. Upon Verigy’s request, Jabil will provide Verigy with an appropriate certification stating the country of origin for the Products sufficient to satisfy the requirements of any applicable United States export licensing regulations.

21.2	Country of Origin Marking. Jabil will mark each Product, or the container if there is no room on the Product, with the country of origin.

21.3	Duty Drawback. The Parties will mutually agree on who will be the importer or exporter of record. If Verigy is not the importer of record and Jabil obtains duty drawback rights to such Products, Jabil will, upon Verigy’s request, provide Verigy with documents required by the customs authorities of the country of receipt to prove importation and to transfer duty drawback rights to Verigy.

21.4	The parties acknowledge that equipment, Products, software, and technical information provided under this Agreement may be subject to import or export laws, conventions or regulations, and any use or transfer of the equipment, Products, software, and technical information must be in compliance with all such laws, conventions and regulations. The Parties will not use, distribute, transfer, or transmit the equipment, Products, software, or technical information (even if incorporated into other products) except in compliance with such laws, conventions and regulations. If requested by either Party, the other Party agrees to sign written assurances and other documents as may be required to comply with such laws, conventions and regulations.

22.	ELECTRONIC DATA TRANSMISSION

22.1	Electronic Data Transmissions. It is Verigy’s intent to utilize applicable electronic data transactions (ANSI X.12, EDIFACT, or equivalent; Web PO or autofax or equivalent) wherever feasible to facilitate the timely communication of information between Verigy and Jabil. Verigy and Jabil agree to provide adequate resources (including personnel and technology) to effectively implement electronic data transmissions in a timeframe to be mutually agreed to by Verigy and Jabil. Specific mapping for electronic data transmissions will include, but not be limited to:

22.1.1	Component Forecasts (per the specific requirements as set forth in Exhibit I);

22.1.2	Forecasts to Jabil, Orders to Jabil;

22.1.3	Jabil shipment notices and invoices (as specifically required by Exhibit K); and

22.1.4	Jabil Inventory, Open Order, Demand and Item Data information on the Product, Assembly and Component Level out of the Jabil MRP system. (Rapid Response).

22.2	IT Systems. Verigy and Jabil agree to work jointly, in good faith, to co-develop and implement IT solutions as needed to improve all communications contemplated under this Agreement. Costs to develop and implement any IT solutions will be subject to the mutual agreement of the Parties.

23.	FORCE MAJEURE EVENTS

Neither Party will be liable for any delay in performing, or for failing to perform, its obligations under this Agreement or any Business Agreement resulting from any cause beyond its reasonable control, and without that Party’s fault or negligence, including acts of God; acts of war; power failures; fire;

explosions; floods; hurricanes; typhoons; tornadoes; earthquakes; strikes, industrial disputes and lockouts unless affecting only Jabil or Verigy; sabotage; terrorism; destruction of production facilities; riots or civil disturbances; acts by any Governmental Authority. Failure of a supplier to or subcontractor of Jabil will not be considered a force majeure event unless the supplier or subcontractor is the sole source of a supply of product or services and is itself subject to a force majeure event. The Party affected by such event will notify the other Party of the event within two (2) business days of occurrence of the event. The Party receiving notice may terminate the applicable Business Agreement that is subject to a declaration of force majeure event in whole or in part if the delay caused by the force majeure event is not cured within thirty (30) days of receipt of such notice. Termination of any Business Agreement pursuant to this Section shall not affect Verigy’s obligation to pay for Products delivered. This Agreement will only terminate as a result of a force majeure event if such force majeure event results in the termination of the last existing Business Agreement.

24.	TERMINATION

24.1	Termination for Breach. If either Party is in material breach of any provision of this Agreement or of a Business Agreement, the non-breaching Party may, by notice to the breaching Party, except as otherwise prohibited by the United States bankruptcy laws, terminate the applicable Business Agreement(s) or any Order outstanding thereunder unless the breaching Party cures the Breach within thirty (30) days after receipt of notice. A termination for breach shall only terminate this Agreement if such breach results in the termination of all then effective Business Agreements.

24.2	Definition of Breach. For purposes of this Agreement, the term “Breach” includes any:

24.2.1	Proceeding, whether voluntary or involuntary, in bankruptcy or insolvency by or against a Party;

24.2.2	Make an assignment for the benefit of creditors or any general arrangement with creditors;

24.2.3	Discontinuance of business or adoption of a resolution calling for the same;

24.2.4	Inability to pay its debts when they become due, which cause a material adverse impact on the Parties’ relationship;

24.2.5	Appointment, with or without a Party’s consent, of a receiver or an assignee of a Party for the benefit of creditors;

24.2.6	Failure by Jabil to make a delivery of Products in accordance with the requirements of this Agreement or any accepted Order affecting more than ten percent (10%) of any individual Products ordered, based upon a six (6) month rolling average of the outstanding deliveries of that Product, it being understood that for purposes of this Section 24.2.6, the performance metrics described herein would be applied on a Business Agreement by Business Agreement basis and not as to all Business Agreements taken as a whole;

24.2.7	Failure by Jabil to replace, or repair Non-Conforming Products in a timely manner as required hereunder, or to provide a refund in the time frame as required hereunder;

24.2.8	Failure by a Party to comply with any material provision of this Agreement or a Business Agreement which failure is not cured within 30 days after receiving written notice of the breach from the other Party, and the breaching Party fails to provide the non-breaching Party, upon request, with reasonable assurances of future performance; or

24.2.9	Violation by either Party of any applicable laws that impact the Parties abilities to perform under this Agreement.

24.2.10	A Third Party Claim of Intellectual Property infringement that would give rise to an indemnification obligation under any agreement between the Parties, provided that the right to terminate pursuant to this Section 24.2.10 may be exercised only by the Party who would be entitled to seek indemnification.

24.3	Termination For Convenience. The right, if any, of either party to terminate for convenience shall be set forth in each Business Agreement.

25.	EFFECT OF EXPIRATION OR TERMINATION

25.1	Termination for Any Reason. Upon expiration or termination of this Agreement or any Business Agreement for any reason, and in the case of termination of a Business Agreement, only to the extent applicable to the terminated Business Agreement:

25.1.1	All Orders issued prior to the Original Effective Date of the termination or expiration will be fulfilled pursuant to and subject to the terms of this Agreement or any applicable Business Agreement, even if the Delivery Dates of Products under such Orders are after the Original Effective Date of expiration or termination;

25.1.2	All licenses granted by Verigy to Jabil to any Verigy Property or Intellectual Property will automatically terminate at the end of the Support Life as set forth in Section 13.1 or upon earlier termination or expiration of this Agreement;

25.1.3	Jabil will identify any Components or VI in inventory and on Order;

25.1.4	Jabil will use Commercially Reasonable Efforts to cancel its purchase commitments or return for credit or find other use for all Components intended for use in the Product (including all Components rendered excess/obsolete by Engineering Changes or Manufacturing Changes, or ECOs);

25.1.5	Jabil will cancel all cancelable, pending orders to Component Suppliers within 7 days from the date of notification of termination or non-renewal of the Agreement or partial termination or cancellation of the Order or Agreement, and within five (5) business days thereafter notify Verigy in writing of the cancellation. Verigy will not be liable for orders with Component Suppliers where Jabil has not issued a cancellation notice within this 7 Day period unless expressly notified by Jabil and approved by Verigy in writing;

25.1.6	Verigy will reimburse Jabil for any mutually agreed non-recovered NRE associated with the Products except when the NRE arose or related to the material breach by Jabil which leads to termination of this Agreement or any applicable Business Agreement.

25.1.7	Jabil will provide Verigy the following as applicable to the terminated Business Agreement:

(a)	Tools owned or paid for by Verigy;

(b)	Test fixtures owned or paid for by Verigy;

(c)	Product Requirements or other documentation provided to Jabil;

(d)	Product routings and panelization drawings developed by Jabil or third parties under Jabil’s direction solely for Verigy in manufacturing Products;

(e)	Any other Verigy Property;

(f)	Object code and source code of the Test Software and Developments owned or paid for by Verigy;

(g)	Any other information or documentation that is unique to Products and is required to manufacture such Products; and

(h)	All Verigy Property described in this Sections 25.1.7 will be returned to Verigy in the same condition as received, normal wear and tear excepted.

25.1.8	Verigy will reimburse Jabil for all validated actual costs, charges and fees incurred to return any portion of the Termination Inventory to Component Suppliers related to the terminated Business Agreement. All costs will be justified by appropriate documentation;

25.1.9	Verigy will purchase from Jabil the Termination Inventory related to the terminated Business Agreement remaining after Component Supplier returns and other Verigy Business Unit program use, provided that Jabil has demonstrated Prudent Procurement Practices. Reimbursement will be as follows: (i) at Jabil’s quoted price for Turnkey Components to Verigy and at Verigy’s selling price to Jabil for Buy/Sell Components plus an agreed percentage to cover cost of acquisition and having the Components returned to Verigy, except that the agreed percentage will not apply if Jabil is in material breach; (ii) for finished Product, the purchase price in effect at the date of cancellation; and (iii) for partially completed Products, actual costs incurred by Jabil for materials and the mutually agreed upon value added costs for the appropriate stage in the manufacturing process; and

25.1.10	Verigy will reimburse Jabil for Components related to the terminated Business Agreement that Jabil returns to Component Suppliers for the difference between the Jabil current quoted price plus an agreed percentage and the selling price, except that the agreed percentage will not apply if the termination is a result of Jabil’s breach

25.2	Termination by Verigy for Cause. In the event of termination of a Business Agreement by Verigy for Jabil’s breach in accordance with Section 24.1 or if Jabil ceases to offer manufacturing capabilities substantially similar to those as of the Original Effective Date for a particular Product or Products, Verigy may exercise the manufacturing rights described in Sections 14.2 and 25.3.

25.3	Manufacturing Rights. If Jabil ceases to supply any Product due to:

25.3.1	Discontinuance of the Product in accordance with Section 14.1;

25.3.2	Termination of this Agreement or any applicable Business Agreement by Verigy for breach by Jabil in accordance with Section 24.1;

25.3.3	The commencement of any proceeding, whether voluntary or involuntary, in bankruptcy or insolvency by or against a Party; an assignment by Jabil for the benefit of creditors or any general arrangement with creditors; appointment by Jabil of a receiver or an assignee for the benefit of creditors; whether or not Verigy terminates this Agreement or any applicable Business Agreement; or

25.3.4	Termination of this Agreement or any applicable Business Agreement by Verigy for a Force Majeure Event resulting in Jabil’s inability to manufacture the products,

then Jabil hereby grants to Verigy a non-exclusive, royalty-free, worldwide, transferable, perpetual irrevocable license to all Jabil Intellectual Property, including to any Technical Manufacturing Information, necessary to enable Verigy to make, have made, sell, offer for sale, import, use, reproduce, modify, adapt, display, distribute, make other versions of the Products. Verigy may sublicense these rights to third parties, provided any such third party complies with the terms of this license and any associated obligations of confidentiality. If Verigy is entitled to access of Jabil’s Intellectual Property under this Section 25.3, Jabil shall promptly provide to Verigy all information, including manufacturing know-how and other materials required to enable Verigy to independently manufacture, test and repair the products.

25.4	Survival. The rights and obligations under the following Sections of this Agreement will survive any expiration or earlier termination of this Agreement and any Business Agreement in accordance with their terms: Sections 2 (“Definitions); 4 (“Intellectual Property”); 9.4 (“Payment Terms”); 11 (“Warranties”); 18 (“Verigy Property”); 19 (“Confidential Information”); 20 (“Governmental Compliance”); 24 (“Termination”); 25 (“Effect of Expiration or Termination”); 26 (“Limitation of Liability”); and 29 (“Miscellaneous”).

26.	LIMITATION OF LIABILITY

The liability of each Party shall be limited to the extent the Parties may agree in writing.

27.	INSURANCE REQUIREMENTS

During the Term and at all times that Jabil performs work for Verigy, Jabil will maintain in full force and effect, at Jabil’s own expense, for the benefit of both Jabil and Verigy, insurance coverage to include:

27.1	Workers’ Compensation and Employer’s Liability. Workers’ Compensation insurance will be provided as required by law or regulation where work under this Agreement is performed. Employer’s Liability insurance will be provided in amounts not less than $500,000 per accident for bodily injury by accident, $500,000 policy limit by disease, and $500,000 per employee for bodily injury by disease. Where permitted by law, such policies will contain waivers by the insurer’s subrogation rights against Verigy.

27.2	Insurance Coverage. Jabil will maintain Commercial General Liability Insurance on an occurrence basis, (including but not limited to premises and operations, products and completed operations, broad form contractual liability, broad form property damage and personal injury liability). Commercial General Liability (Occurrence) policy limits shall be not less than US$10,000,000 per occurrence (combined single limit for bodily injury and property damage) and US$10,000,000 Annual Aggregate. Such policies will name Verigy, its officers, directors and employees as Additional Insureds to the extent that Jabil has agreed to indemnify Verigy under this Agreement.

It is also further agreed that with respect to the aforementioned, this insurance shall be primary and no other insurance will be called upon to contribute to the extent a loss is covered there under, and that Jabil will secure endorsements from its insurers to this effect. Jabil hereby waives, on its own behalf and on behalf of its insurers, any rights of subrogation against Verigy. Jabil will inform its insurers of such waiver of subrogation, and will endeavor to obtain written acknowledgment of same. Such insurance policies will be written with appropriately licensed and financially responsible insurers, and will provide for a minimum of sixty (60) days written notice to Verigy of any cancellation or reduction in coverage.

27.3	Certificates of Insurance. Certificates of insurance evidencing the required coverage and limits as set forth in Sections 28.1 and 28.2 above will be furnished to Verigy before any work is commenced hereunder. Jabil will deliver certificates to the Verigy Global Alliance Manager.

27.4	Additional Requirements. All deductibles on policies providing coverage will be paid by Jabil. In the event Jabil is self insured for matters described above, Jabil agrees to respond to any claims or losses made against or incurred by Verigy in the same fashion as if insurance had been purchased. In no event will the coverages or limits of any insurance required under this Article, or the lack or unavailability of any other insurance, be deemed to limit or diminish either Party’s obligations or liability to the other Party under this Agreement, including but not limited to, each Party’s indemnification obligations as set forth in Article 26.

28.	BUSINESS CONTINUITY PLAN

28.1	Risk Management and Continuity Plans. Jabil will develop and keep current a formal Business Continuity Plan detailing Jabil’s plans, procedures and designated resources for timely response to and recovery from potential civil, natural, and physical plant disasters that could reasonably be expected to disrupt production and delivery to Verigy. Upon request, Jabil will make such plan available to Verigy’s Global Alliance Manager or its designated representative for review. In addition, Verigy Business Unit Managers may request a specific Business Continuity Plan for that Verigy Business Unit.

28.2	Notification. Jabil agrees to notify Verigy as soon as possible in the event of a crisis that disrupts production or delivery of Products to any Eligible Buyer. Unless authorized in advance in writing by Verigy, Jabil will not refer to Verigy in public and media communications about the crisis and subsequent recovery.

28.3	Loss Control. Jabil will be responsible for maintaining its facilities and operations in accordance with applicable fire protection and loss control standards. Jabil will, with reasonable notice, allow the Verigy Global Alliance Manager or its designated representatives to visit and conduct loss control evaluations.

29.	MISCELLANEOUS

29.1	Notices. All notices to be given under this Agreement must be in writing addressed to the Parties specified in Exhibit A. Notices are validly given upon the earlier of confirmed receipt by the receiving Party or three (3) days after dispatch by reputable courier or certified mail, return receipt requested, postage prepaid, properly addressed to the receiving Party. Notices may also be delivered by telefax, EDI or other recorded electronic communication and will be validly given upon receipt if received on a business day or, otherwise, on the next business day. Either Party may change its designated contact and address for purposes of notice by giving notice to the other Party in accordance with these provisions.

29.2	Exhibits. Each of the following Exhibits attached to this Agreement is deemed a part of this Agreement and incorporated herein wherever reference to it is made:

Exhibit A	Administration and Notices
Exhibit B	Verigy Supplier Quality Reference Standards
Exhibit C	Verigy Brand Program Guide
Exhibit D	Workmanship Specification for ESD
Exhibit E	Product Return Process
Exhibit F	Authorized CM Manufacturing Sites
Exhibit G	Eligible Buyers
Exhibit H	Reporting Requirements
Exhibit I	Component Forecasting Requirements
Exhibit J	Verigy’s General Specification for the Environment
Exhibit K	Shipping Instructions
Exhibit L	Market Allocation Process
Exhibit M	New Product Introduction

29.3	Reference to Days. All references in this Agreement to “days” will, unless otherwise specified herein, mean calendar days.

29.4	Independent Contractors. Each Party represents and warrants to the other that its relationship with the other under this Agreement will be as an independent contractor and neither Party is a partner, employee, agent or joint venturer of or with the other.

29.5	Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable in any respect, such determination will not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct. To the extent that any such provision is found to be invalid, illegal or unenforceable, the Parties hereto will negotiate in good faith to substitute for such provision, to the extent possible, a new provision that most nearly effects the Parties’ original intent in entering into this Agreement or to provide equitable adjustment in the event no such provision can be added. The other provisions of this Agreement will remain in full force and effect.

29.6	Hierarchy of Documents. Unless otherwise specifically agreed to by the Parties, in the event of any conflict between the provisions of this Agreement any Exhibits or Business Agreements negotiated either prior to or subsequent to this Agreement, the order of precedence is as follows:

•	The Business Agreement;

•	This Agreement;

•	The Exhibits to this Agreement; and

•

The front of each Order. Unless mutually agreed by the Parties in writing, the Parties acknowledge that the pre-printed provisions on the reverse side of any quotation, Order, Release, Blanket Purchase Order, acknowledgment or invoice will be deemed deleted and of no effect whatsoever.

29.7	Entire Agreement. This Agreement, together with the Exhibits and Business Agreement(s) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. No modifications, amendments, or waiver of any term, condition, or provision of this Agreement or any Business Agreement will be binding on either Party unless in writing and signed by an authorized representative of each Party.

29.8	Governing Law. This Agreement and each Business Agreement will be governed in all respects by the laws of the State of New York without reference to the conflict of laws provisions.

29.9	Assignment. Neither Party may, directly or indirectly, in whole or in part, by operation of law or otherwise, assign or transfer this Agreement or any Business Agreement or delegate any of its obligations under this Agreement or any Business Agreement without the other Party’s written consent. Any attempted assignment, transfer or delegation without such prior written consent will be void. Notwithstanding the foregoing, Verigy, or its permitted successive assignees or transferees, including without limitation any spin offs from Verigy, may assign or transfer this Agreement or any Business Agreement or delegate any rights or obligations hereunder or thereunder without consent to any entity controlled by, or under common control with, Verigy or its permitted successive assignees or transferees, including without limitation any spin offs from Verigy. Without limiting the foregoing, this Agreement and each Business Agreement will be binding upon and inure to the benefit of the Parties and their permitted successors and assigns.

29.10	Subcontracting. Any subcontracting or delegation by Jabil of its obligations under this Agreement requires Verigy’s prior written approval. Verigy may require Jabil to replace any previously approved subcontractor whose performance, in the reasonable judgment of Verigy, has been unacceptable. Jabil may disclose Verigy Confidential Information only to approved subcontractors who have agreed in writing to protect the confidentiality of such Confidential Information in a manner substantially equivalent to that required of Jabil under this Agreement. Jabil is responsible for managing all subcontractors and remains responsible for all obligations delegated to subcontractors to the same extent as if such obligations were retained by Jabil.

29.11

Interpretation. The Section headings in this Agreement and each Business Agreement are for convenience of reference only. The Section headings will not limit or extend the meaning of any provision of this Agreement or any Business Agreement, and will not be relevant in interpreting any provision of this Agreement or any Business Agreement. This Agreement and each Business Agreement will be deemed to have been written by both Parties. Unless the context requires otherwise, (i) “including” (and any of its derivative forms) means including but not limited to, (ii) “may” means has the right, but not the obligation to do something and “may not” means does not have the right to do something, (iii) “will” and “shall” are expressions of command, not merely expressions of future intent or expectation, (iv) “written” or “in writing” is used for emphasis in certain circumstances, but that will not derogate from the general application of the notice requirements set forth in Section 31.1 in those and other circumstances, (v) use of the singular imports the plural and vice versa, and (vi) use of a specific gender imports the other gender(s).

29.12	Dispute Resolution. Prior to any Party pursuing legal remedies hereunder or under any Business Agreement, the Verigy Global Alliance Manager and Jabil Business Unit Director agree to negotiate in good faith to resolve any disputes arising during the performance of the Agreement that cannot be resolved by the Verigy and Jabil Business Unit Managers. If such negotiations and meetings do not resolve the dispute within five (5) business days after notice of the dispute, then a Senior Vice President from each Party will meet face to face within ten (10) business days or as mutually agreed between them to attempt to resolve such dispute. If the dispute is not resolved to the satisfaction of these executives within three (3) business days, then either Verigy or Jabil may pursue non-binding mediation.

29.13	Waiver. No failure or delay by a Party in exercising any right, power or remedy will operate as a waiver of that right, power or remedy, and no waiver will be effective unless it is in writing and signed by an authorized representative of the waiving Party. If a Party waives any right, power or remedy, the waiver will not waive any successive or other right, power or remedy that Party may have.

29.14	Injunctive Relief. Notwithstanding anything contained in this Agreement or in any Business Agreement to the contrary, including, without limitation, the provisions of Section 11.8, either Party shall be entitled to seek injunctive or other equitable relief to enforce the rights and remedies available under this Agreement or under any Business Agreement or any other manufacturing agreements entered into by the Parties whenever the facts or circumstances would permit a Party to seek equitable relief in a court of competent jurisdiction.

29.15	Counterparts. This Agreement and each Business Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will together constitute one and the same agreement.

29.16	Third Party Beneficiaries. This Agreement and each Business Agreement is entered into solely between Verigy and Jabil and, except for the Parties’ indemnification obligations, if any, will not be deemed to create any rights in any third parties or to create any obligations of either Verigy or Jabil to any third parties.

IN WITNESS WHEREOF, the Parties have executed this Global Manufacturing Services Agreement as of the date first written above.

VERIGY LTD.		JABIL CIRCUIT, INC.

By:	/s/ Paul Lau	By:	/s/ Tony Allan

Name:	Paul Lau	Name:	Tony Allan

Title:	Director, FAS & Country Manager	Title:	VP of Global Business Units

Date:	April 6, 2009	Date:	April 6, 2009

`

EXHIBIT A

Administration and Notices

a)	if to Verigy:	Verigy Alliance Manager
Verigy Ltd.
No. 1 Yishun Ave 7
Singapore 768923
Attention: Jovin.Ng
Phone: +65 62155945
e-mail: jovin.ng@verigy.com

	with a copy to:	Verigy US Inc.
Legal Department
10100 North Tantau Avenue
Cupertino, California 95014-2540
Attention: General Counsel

b)	if to Jabil:	Jabil Business Unit Director
Jabil Circuit Inc
10800 Roosevelt Blvd
St Petersburg, FL 33716
Attention: Parag Diwe
Phone +1 408 361 3447
Email: parag_diwe@jabil.com

	with a copy to:	Jabil Circuit Inc.
10560 Dr. ML King Jr Street North
St Petersburg, FL 33716
Telecopier No: 727-803-3352
Attention: General Counsel
e-mail: JabilLegal@jabil.com

Exhibit B

1.0 Purpose

2.0 Applicability

3.0 Definitions

4.0 References

5.0 Quality System Requirements

1.0 Purpose

This exhibit defines the requirements for a quality system and supporting management systems that must be maintained by a supplier of products/service to Verigy .

2.0 Applicability

This document is applicable to all products supplied to Verigy including the processes and procedures necessary to produce and support those products. These requirements are in addition to those included in the applicable drawings, specifications and other contractual documents.

3.0 Definitions

For the purposes of this exhibit, the definitions given in ISO 9000:2000 apply.

4.0 References

4.1  ISO 9001:2000, Quality Management Systems – Requirements

4.2  ISO 9000:2000, Quality Management Systems – Fundamentals and Vocabulary

4.3  ISO 14001:2004, Environmental Management Systems – Requirements

4.4  OHSAS 18001, Occupational Health and Safety Management System – Specifications

4.5  Verigy Supplier Environmental and Social Responsibility Code of Conduct

5.0 Quality System Requirements

5.1  Suppliers shall meet the requirements for Quality Management System, Management Responsibility, Resource Management, Product Realization and Measurement, Analysis and Improvement as stated by ISO 9001:2000.

5.2  Suppliers shall meet the requirements for Environmental Management System and Occupational Health and Safety Management System that conform to ISO14001:2004 and OHSAS 18001.

5.3  Suppliers shall adhere to the Verigy Supplier Environmental and Social Responsibility Code of Conduct.

Additionally, suppliers shall:

5.4  Develop a documented quality plan establishing product and process goals and action plans for continuous quality improvement.

5.5  Identify the critical processes and parameters, and monitor each for conditions of “statistical control” and process capability.

5.6  Implement a company-wide continuous improvement program focusing on customer satisfaction, teamwork, universal participation, and driven by data.

5.7  Conduct safety inspections on products, when required under the purchase agreement or Verigy specification, maintain records on all such safety inspections and tests, and provide copies of such records upon request to Verigy .

5.8  Maintain an ESD control program equivalent to the requirements defined in IEC 61340-5-2 (1999-02), whenever parts supplied to Verigy are ESD sensitive.

5.9  Demonstrate continuous product reliability improvement through stress testing, when required under the purchase.

6.0 Document Control Log

Rev No	Change Details	Document Owner	Approved By	Date
1.0	Adapted from Agilent Technologies version 3.0	Barrie Simpson	Beth Eikenbary	4 May 2006

Exhibit C

Verigy

Brand

Program

Guide

June 1, 2006

Contents 2

Letter from the ceo 3

Program Elements 4

Verigy Names 5

Verigy Signature

Overview 6

Elements & Their Attributes 7

Parts & Terms 8

with Theme line 9

Clear Space 10

Color

Attributes & Specifications 11

Options against

White 12

Black 13

Platinum 14

Brilliant Gold 15

Supporting Elements

Typefaces 16

Colors 17

Brilliant V 18

Verigy Gradient 19

Appendix 20

Verigy Signature

Controls 21

Grid Drawing 22

Brilliant V

Controls 23

Grid Drawing 24

Letter from the ceo

As we formed our new company, we sought to create a

name and brand to represent the core of what we will be

—a reflection of the strengths we bring with us, as well as

direction for our new enterprise.

Verigy’s company name and brand reinforce what we are

already known for: technical and product innovation, with

experts delivering practical solutions to complex problems.

We partner with our customers and they, in turn, look to

us as an extension of their own expert teams.

As we move forward, our name and brand also represent

the promise of our intent to be more focused on our core

competencies and in becoming a great business partner to

all our stakeholders. We have an opportunity to be a real

force in the industry—a new and focused company, optimized

for the semiconductor test market, carrying forward

a proud history combined with new energy and vitality.

By following the guidelines in this document, the Verigy

name and brand will begin to tell a strong story. The rest

of the story is for us to create.

Please join me in celebrating and embracing our name,

our brand, and our future.

Keith Barnes

Chief Executive Officer

Verigy Ltd

Program Elements

Verigy Names 5

Verigy Signature

Overview 6

Elements & Their Attributes 7

Parts & Terms 8

with Theme line 9

Clear Space 10

Color

Attributes & Specifications 11

Options against

White 12

Black 13

Platinum 14

Brilliant Gold 15

Supporting Elements

Typefaces 16

Colors 17

Brilliant V 18

Verigy Gradient 19

Verigy Names

legal name

Verigy Ltd

communicative name

Verigy

The name Verigy is a

combination of two

words:

verify, which indicates

the primary function of

the company’s products

and services in testing

semiconductors

energy, which typifies all

the company’s activities

Two versions of the

company name, shown

at the left, are used in

Verigy Brand Program

applications: the

legal name, the formal

name under which the

company operates as

a lawfully registered

business; it contains

an indication of legal

status at the end of the

name, Ltd,

the abbreviation

for Limited, and it

is used in program

applications only where

required by law as, for

example, in contracts or

in an address block on

company letterheads

communicative name,

the informal name used

in copy and conversation

to refer to the company,

its operating units and

licensed affiliates, their

facilities and other property,

and their products

and services; it does not

contain an indication of

legal status, and it is used

whenever the company

name is displayed in a

Verigy signature

Verigy Signature

Overview

The Verigy signature,

shown at the left, is

the fundamental visual

device used to display

the Verigy name to

identify the

company, Verigy, and

its operating units and

licensed affiliates and

their facilities and other

property

Verigy™ brand of

products or services, to

distinguish them from

all others

In all Verigy Brand Pro

gram applications, follow

these general guidelines:

Use a Verigy signature.

The use of a signature helps

establish a strong association

between the Brilliant

V, the name Verigy, and

the company’s brand of

products and services.

Do not use the Brilliant

V alone in promotional

applications such as

advertising, product literature,

and promotional

brochures—not until,

after long and widespread

exposure of Verigy signatures

to intended audiences,

the Brilliant V has become

synonymous with Verigy.

Note: The Brilliant V may

be displayed

as a separate element to

complement a Verigy signature

(For more information,

see page 18.)

alone in speciality and novelty

items: for example, in

promotional novelties such

as key rings, T-shirts, polo

shirts, or other garments

Verigy Signature

Elements & Their Attributes

Two main elements com

pose the Verigy signature:

the

Brilliant V, itself made of

two parts:

-the specially drawn uppercase

letter V

-

Bright Lines, three lines

arranged to evoke radiance

letters, the specially drawn

uppercase letters E, R, I,

G, and Y

These elements express

particular attributes.

While functioning as the

first letter of the Verigy

name, the Brilliant V

depicts a torch, its light

symbolizing the company’s

bright spirit of innovation,

the driving force in

its mission to enable the

innovation of others. Thus,

the Brilliant V illuminates

the path to ever-expanding

creativity, both within the

company and in service to

its customers.

The Brilliant V extends

below the letters to

communicate a sense of

boundary-breaking creativity

and assertive confidence—

the energy to step forward

as an industry leader.

The Bright Lines also

communicate a sense

of emotional radiance,

a heartfelt, welcoming

energy that suggests that

the company is easy to

approach, has a positive

“can-do” attitude, and

would be an eager and

enthusiastic partner in

creating business success.

Completing the Verigy

signature are the letters,

upright and uppercase,

suggesting the stability and

reliability of a company

whose foundation lies in its

long and proud heritage as

an operating unit of one of

the world’s most respected

corporations.

Verigy Signature
Parts & Terms 8


Brilliant V
letters
Bright Lines
V
VERIGY
capital height
counter
(the inside of any letter)
baseline
waist (of letter R)

To foster a common vocabulary among all users of the Verigy Brand Program, the terms shown at the left are used to describe the elements of the Verigy signature.

Two main elements compose the Verigy signature: the

- ***Brilliant V,*** itself made of two parts: the
  - specially drawn uppercase letter *V*
  - *Bright Lines,* three lines arranged to evoke radiance
- ***letters,*** the specially drawn uppercase letters *E, R, I, G,* and *Y*

The other terms at the left, taken from standard typographic terminology, describe the finer parts and structure of the Verigy signature.

Note: As shown in the *R* and *G* of the drawing at the left,

- *capital height* defines the point where the tops of capital letters *with straight tops* align; the tops of capital letters with curved tops always extend slightly above this point
- *baseline* defines the point where the bottoms of capital letters *with straight bottoms* align; the bottoms of capital letters with curved bottoms always extend slightly below this point

Verigy Signature
with Theme Line

9

recommended
minimum size:
10 points

too small,
impairing legibility

too close,
crowding signature

In promotional materials, Verigy's theme line, "the brilliance of innovation," may be added to the Verigy signature, as shown at the left.

To add the theme line, follow these general guidelines:

- ***Typeset*** the theme line in all lowercase letters, LT Univers 321 Condensed Light Italic* with +25 units of tracking (20/1000 em).
- ***Size*** the theme line to maintain high legibility at the typical viewing distance for the application in which it is used.

  Note: In print applications, the recommended minimum size is 10 points; nevertheless, a larger size may be preferable.
- ***Place*** the theme line below the signature so that it either
  - *as shown at the left,*
    - aligns with the left edge of the letter I
    - does not crowd the signature
  - *not shown,* aligns with another layout element
- ***Color*** the theme line black.

* For information on LT Univers, see the footnote on page 16.

Verigy Signature

Clear Space

Keep the area within

and surrounding the

signature free of any

other typography;

graphic support such

as photographs, illustrations,

or conflicting

patterns; and the trim

edge of a printed piece.

As shown in the drawing

at the lower left, this

clear space is larger than

the signature by at least

on each side, an area equal

to the width of the V

above the capital height

and below the baseline,

an area equal to the

height of the V

Note: The Verigy theme

line and gradient are

exceptions to this rule and

may appear within this

clear space.

For more information

on the Verigy

theme line, see page 9

gradient, see page 19

Verigy Signature

Color Attributes & Specifications

primary

signature

colors

secondary

signature

colors

Brilliant Gold

r255 g179 b0

FFB300

PANTONE®* 1235 C

c0 m29 y91 k0

White

r255 g255 b255

FFFFFF

c0 m0 y0 k0

Note: The alternative specifications

provided here are not equivalent to

Brilliant Gold, Platinum, or any of

the Verigy supporting colors, nor

are they equivalent to any other

color. They are merely acceptable

alternative specifications when

the Verigy signature or supporting

colors are not available.

Platinum

r153 g153 b153

999999

PANTONE Cool Gray 7 C

c0 m0 y0 k37

Black

r0 g0 b0

000000

c0 m0 y0 k100

The colors shown and specified

in this document are not intended

to match the pantone Color

Standards.

* pantone is a registered trademark

of Pantone, Inc.

Two colors are used in the

Verigy signature whenever

possible:

Brilliant Gold is a specially

formulated bright, intense

hue that conveys a sense of

optimism and confidence.

Platinum is a specially

formulated cool gray that

conveys a sense of strength

and stability.

Because of the significant

company attributes they

express, Brilliant Gold

and Platinum are always

the first color choices

in a Verigy signature.

For options for using

color in the signature,

see the next pages.

When colors are reproduced,

the reproduction

method distorts them.

On a computer screen,

a particular color is

created by mixing three

colors of light (red, green,

and blue; called rgb color),

but in standard printing,

that color must be created

by overprinting varying

amounts of four inks

(cyan, magenta, yellow,

and black; called cmyk

color or four-color process).

And, just as colors on a

computer screen change as

the brightness and contrast

levels are adjusted, printed

colors change not only as

the flow of ink is adjusted

but also in response to

paper color, texture, and

absorbency. These differences

make it impossible

to achieve the same color

under all reproduction conditions;

thus, the appearance

of the Verigy colors will vary,

depending on the method of

reproduction.

For the best results using

a computer, for

color settings, use

North American General

Purpose Defaults

document color mode,

-use colors available in the

document color mode

-specify the Verigy signature

colors according to

the primary method of

reproduction

In materials prepared for

viewing on a computer

and printing to a color

laser or inkjet printer,

such as a presentation, use

these rgb specifications: for

-Brilliant Gold, use

Red = 255

Green = 179

Blue = 0

-Platinum, use

Red = 153

Green = 153

Blue = 153

(Note: Laster-printed

colors will not match inkjetprinted

colors, and neither

will match the screen colors.)

• viewing at a website, use

the hexadecimal color specifications

(which should

produce results identical to

the rgb specification): for

-Brilliant Gold, use ffb300

-Platinum, use 999999

•

standard printing, such as

a product brochure, for

-match-color printing, for

· Brilliant Gold, specify

pantone®* 1235 c

· Platinum, specify

pantone Cool Gray 7 c

-four-color process, use these

cmyk specifications, with a

minimum 150-line screen:

for

· Brilliant Gold, use

Cyan = 0.0

Magenta = 29.0

Yellow = 91.0

Black = 0.0

·

Platinum, use

Cyan = 0.0

Magenta = 0.0

Yellow = 0.0

Black = 37.0

12

Verigy Signature
Color Options against White

preferred

acceptable

unacceptable

Bright Lines in Brilliant Gold

colors transposed

Brilliant Gold in the Brilliant V when Platinum is unavailable any other color when a primary signature color is available

To correctly color a Verigy signature against a white background, follow these guidelines, as shown in the examples at the left:

Preferred

Whenever possible, *use*

- *in the Brilliant V,*
  - Brilliant Gold* in the V
  - Platinum* in the Bright Lines
- *in the letters,* Platinum

Acceptable

- ***When only one signature color is available,*** use it in all the signature elements.
- ***When neither signature color is available,*** use black in all the signature elements.
- ***When neither a signature color nor black is available****—in the rare one-color print run—*use the one color in all the signature elements.

Unacceptable

Do not

- ***use Brilliant Gold*** in the Bright Lines when Platinum is used in the letters
- ***transpose the signature colors***
- ***use Brilliant Gold*** in the Brilliant V when Platinum is unavailable
- ***use any other color*** in the signature when either of the primary signature colors is available

* For specifications for the Verigy signature colors, see page 11.

13

Verigy Signature
Color Options against Black


preferred
VERIGY
acceptable
VERIGY
VERIGY
VERIGY
unacceptable
VERIGY
VERIGY
VERIGY
VERIGY
Bright Lines in Brilliant Gold
colors transposed
Brilliant Gold in the Brilliant V
when Platinum is unavailable
any other color
in any signature element

To correctly color a Verigy signature against a black background, follow these guidelines, as shown in the examples at the left:

Preferred

Whenever possible, *use*

- *in the Brilliant V,*
  - Brilliant Gold* in the V
  - Platinum* in the Bright Lines
- *in the letters,* Platinum

Acceptable

- ***When only one signature color is available,*** use it in all the signature elements.
- ***When neither signature color is available,*** use white in all the signature elements.

Unacceptable

Do not

- ***use Brilliant Gold*** in the Bright Lines when Platinum is used in the letters
- ***transpose the signature colors***
- ***use Brilliant Gold*** in the Brilliant V when Platinum is unavailable
- ***use any other color*** in any signature element

* For specifications for the Verigy signature colors, see page 11.

Color Options against Platinum

preferred To correctly color Unacceptable

a Verigy signature

Do not use

against a Platinum*

both black and white

background, follow

in any signature

these guidelines, as

element,

shown in the examples

Brilliant Gold*

at the left:

any other gray or gold

any other color

Preferred

Use either white or

black in all the signature

elements.

unacceptable

both black and white Brilliant Gold any other gray or gold any other color in any signature element in any signature element in any signature element

* For specifications for the Verigy

signature colors, see page 11.

Verigy Signature

Color Options against Brilliant Gold

preferred To correctly color a Unacceptable

Verigy signature against

Do not use

a Brilliant Gold* back

both black and white

ground, follow these

in any signature

guidelines, as shown in

element,

the examples at the left:

Platinum*

any other gray or gold

Preferred

any other color

Use either white or

black in all the signature

elements.

unacceptable

both black and white Platinum any other gray or gold any other color in any signature element in any signature element in any signature element

* For specifications for the Verigy

signature colors, see page 11.

Supporting Elements: Typefaces 16

Verdana
ABCDEFGHIJKLMNOPQRSTUVWXYZ
abcdefghijklmnopqrstuvwxyz
&1234567890!@#$%^&*()- – —_
=+<>/?

Arial
ABCDEFGHIJKLMNOPQRSTUVWXYZ
abcdefghijklmnopqrstuvwxyz
&1234567890!@#$%^&*() - – —_=+<>/?

Arial Narrow
ABCDEFGHIJKLMNOPQRSTUVWXYZ
abcdefghijklmnopqrstuvwxyz
&1234567890!@#$%^&*() - – —_=+<>/?

Georgia
ABCDEFGHIJKLMNOPQRSTUVWXYZ
abcdefghijklmnopqrstuvwxyz
&1234567890!@#$%^&*()
- – —_=+<>/?

LT Univers 330 Basic Light
ABCDEFGHIJKLMNOPQRSTUVWXYZ
abcdefghijklmnopqrstuvwxyz
&1234567890!@#$%^&*() - – —_=+<>/?

LT Univers 320 Condensed Light
ABCDEFGHIJKLMNOPQRSTUVWXYZ
abcdefghijklmnopqrstuvwxyz
&1234567890!@#$%^&*() - – —_=+<>/?

Adobe Garamond
ABCDEFGHIJKLMNOPQRSTUVWXYZ
abcdefghijklmnopqrstuvwxyz
&1234567890!@#$%^&*() - – —_=+<>/?

To support the Verigy signature, two categories of fonts are available, as shown at the left: the

- **standard fonts** in the company's computer operating systems, including the
  - *sans serif font,* Verdana
  - *sans serif font that sets more tightly than Verdana,* Arial
  - *condensed sans serif font,* Arial Narrow
  - *serif font,* Georgia
- **licensed fonts,** including the
  - *sans serif font,* either
    - *preferred,* LT Univers*
    - *acceptable,* Univers*
  - *condensed sans serif font,* either
    - *preferred,* LT Univers Condensed
    - *acceptable,* Univers Condensed
  - *serif font,* Adobe Garamond

Use these fonts according to the following general guidelines:

- ***For most materials produced within Verigy,*** including electronic presentations and marketing materials, use the standard fonts. (Verigy does not possess a company-wide font site license, so the use of the licensed fonts is generally discouraged in materials produced within Verigy.)
- ***For all materials produced for the Verigy website,*** whether inside or outside the company, use the standard fonts.
- ***For most materials produced outside the company,*** use the licensed fonts.

* Univers is a trademark of Heidelberger Druckmaschinen AG, which may be registered in certain jurisdictions, exclusively licensed through Linotype Library GmbH, a wholly owned subsidiary of Heidelberger Druckmaschinen AG.

Linotype Library markets two versions of Univers: the original, now updated to include the euro symbol, and Linotype Univers (or LT Univers), a completely new drawing.

Univers is the original version. The full family consists of twenty-eight fonts (forty-four, including Central European and Cyrillic versions), with the weight, width, and angle of each designated by a two-digit naming system.

Linotype Univers, or LT Univers, is a new drawing of Univers, prepared under the supervision of Adrian Frutiger, the creator of the original. It consists of fifty-nine fonts (sixty-three, including four complementary monospaced fonts) with weights, widths, and angles that do not precisely correspond to the original Univers, and it uses a three-digit naming system. Thus, compared to the original condensed bold version, Univers 67, LT Univers 620 is not quite as heavy, and the next heavier condensed font, LT Univers 720, is slightly heavier. Also, the angle of the italic is twelve degrees in the original version but is sixteen degrees in LT Univers.

LT Univers 320 Condensed Light and 620 Condensed Bold are used in captions and callouts throughout this document, and the Verigy theme line is typeset in LT Univers 321 Condensed Light Italic, as shown on page 9.

Supporting Elements:
Colors

17

primary supporting colors

Burnished Gold
r205 g140 b0
CD8C00
PANTONE®* 131 C
c0 m32 y100 k9

Amethyst
r100 g70 b150
644696
PANTONE 267 C
c89 m100 y0 k0

secondary supporting colors

Ruby
r163 g48 b67
A33043
PANTONE 1797 C
c0 m100 y99 k4

Fire Opal
r203 g86 b37
CB5625
PANTONE 152 C
c0 m51 y100 k1

Peridot
r117 g173 b45
75AD2D
PANTONE 376 C
c50 m0 y100 k0

Aquamarine
r45 g141 b153
2D8D99
PANTONE 320 C
c100 m0 y31 k7

Sapphire
r50 g90 b150
325A96
PANTONE 285 C
c89 m43 y0 k0

* PANTONE is a registered trademark of Pantone, Inc. See the note on page 11.

In addition to the Verigy signature colors, Brilliant Gold and Platinum, described on page 11, any of the colors in the palette at the left may be used in Verigy Brand Program applications according to the following guidelines:

- **Use these colors in**
  - ***elements to structure layouts* such as bars, bands, and lines**
  - ***charts, graphs,* and other graphics**
  - ***typography* such as headlines, subheads, and website links**

For example, at the Verigy website, home-page section headers are Burnished Gold, with Brilliant Gold for the mouse-over color change; throughout the site, Amethyst is used for the mouse-over color change indicating a text link.

Do not use these colors in a Verigy signature (except, as noted on page 12, in the rare one-color print run when neither Verigy signature color is available).

- **Use the *primary supporting colors,* Burnished Gold and Amethyst, as the first choices.** Burnished Gold is a dark version of Brilliant Gold, and Amethyst is the complement (the color lying opposite on the pigment color wheel) of both Brilliant and Burnished Gold. These colors help define the distinctive look and feel of Verigy Brand Program applications.
- **In any application, use only one or two of the secondary supporting colors to establish a clear color theme whenever possible.** Avoid using multiple colors in a confetti-like sprinkling in any program application. For a greater range of color, use tints of the supporting colors (75%, 50%, or 25%).

Supporting Elements:

Brilliant V

and wireless markets. These socs and

sips can range from 16-bit embedded

controllers with audio/video adcs and

dacs to 16-bit embedded controllers

with ddr2 memory ports and high-

speed interfaces such as sata,

pci-Express, RapidIO, and hdmi/dvi,

as well as usb2.0, and ieee 1394.

To test this new class of soc/sip, a test

system must be able to address a range

of performance challenges—from sub100

mhz clock rates, to logic cores with

processing speeds in the 500 mhz range

and interfaces operating in the ghz

range, to the latest mixed-signal and rf

requirements. In addition, this testing

must be accomplished at a lower

cost-of-test than last year because of

ongoing price erosion.

To ensure high utilization, the test

system must be flexible to allow quick

changes in configuration to accommodate

a variety of device test requirements

and fluxuations in production

volume. The test system must also

provide simplified transfer from design

to production to ensure that aggressive

time-to-market and time-to-volume

schedules are met.

An uncertain future demands the

ability to upgrade quickly to meet

the next performance challenge while

continuing to reduce the cost-of-test.

Industry Challenges

Consumer demand for more capability

and connectivity in a single product is

driving a rate of innovation never before

seen. The result is next-generation

Systems-on-a-Chip (socs) and Systemsin-

a-Package (sips) with even more

functionality and higher performance.

A new class of device has emerged in

which computation, communication,

audio, and video capabilities have all

converged into one soc/sip, resulting

in digital speeds that rival those of

the computation market, and analog

performance and price pressures common

to those of the digital consumer

Verigy 93000 Flexible

Parallel Test Solution

Solution Overview

The Verigy 93000 can be configured

with up to 2048 pins for high

efficiency, multi-site test for the

lowest cost-of-test in production.

In promotional applications,

such as advertising

and promotional

or product literature,

the Brilliant V may be

used to support a Verigy

signature according to

the following guidelines:

Use the Brilliant V with

a Verigy signature, not

alone. The Brilliant V

is a supporting graphic

device, not a standalone

trademark, used in support

of a Verigy signature.

For example, as shown

in the product leaflet at

the left, with the Verigy

signature used as a sign-

off at the bottom of the

front of a promotional

piece, the Brilliant V

may be used at the top

with the product name.

Reproduce the Brilliant

V large and,

-against a white background,

use the Verigy

signature colors, Brilliant

Gold and Platinum,

as discussed on page 11

-against other background

colors, use a single tint or

shade of the background

color; the recommended

color is 70% to 90% of a

dark background color or

10% to 30% darker than

a light background color,

depending on the particular

background color,

application, intended

reproduction method, and

viewing conditions

No minimum clear space

surrounds the Brilliant V.

Typography may be placed

close to it, as shown in the

example at the left.

Do not bleed the Brilliant

V off a format. In

any format, the Brilliant V

used as a supporting element

must be reproduced

in full and be shown as a

single, whole form.

Supporting Elements:

Verigy Gradient

Products & Applications

V93000 SOC Series

Versatest Series

Applications

Purchasing Options

About Verigy

Technology & Innovation

Careers

Investor Relations

News Room

Company

Verigy Events

¦Memory Test Seminar, online

January 15

¦Memory Test Seminar, Santa Clara, CA

February 17

¦More

Privacy Statement Terms of Use Webmaster United States Home Site Map © MMVI Verigy Ltd

Enter search term

Login/Register Language Contact Us

Go

As dawn brightens,

Verigy is born .

the brilliance of innovation

Registered Name

Support & Services

V93000 SOC Series

Versatest Series

Discontinued Products

News

Agilent Announces Formation of Verigy

Jan. 10, 2006 — Verigy Assumes Responsibility for

all SOC and Memory Test Products & Services

Verigy and Mentor Graphics Announce Inte-

grated Diagnostic Solution

Nov. 15, 2005 — Solution to Speed Yield Learning

in High-Volume Manufacturing Flow

King Yuan Electronics Selects Verigy V93000

Pin Scale System

Oct. 18, 2005 — Verigy announced today that King

Yuan Electronics Corporation has purchased a

Verigy V93000 Pin Scale system.

More

Verigyhttp://www.verigy.com

As shown in the

example at the left, the

Verigy gradient is a

band of color progress

ing from white to

Platinum, which may

be used as an option in

program applications to

emphasize the brightness

of the Brilliant V by

placing it in the white

part of the gradient

accentuate the verticality

of the V by placing the

signature on the gradient

so that the baseline

of the letters rests on

the bottom edge of the

gradient

reinforce the Verigy

signature colors

help structure and

organize a layout

To create the Verigy gradient

and use it correctly

with the Verigy signature,

follow these guidelines:

Create the gradient with

-white on the far left

-Platinum on the far right

-the midpoint of the gradient

located at a distance

from the left edge of the

gradient equal to 60% of

the width of the gradient

(Do not use any other color

in the gradient.)

Place the signature on the

gradient so that

-the left edge of the E

coincides with the left edge

of the gradient (Do not

extend the gradient behind

the Brilliant V.)

- the baseline of the letters

coincides with the bottom

of the gradient

Maintain the minimum

clear space surrounding the

signature, permitting only

the gradient to enter the

clear space area (For more

information on clear space,

see page 10.)

Appendix 20

Verigy Signature

Controls 21

Grid Drawing 22

Brilliant V

Controls 23

Grid Drawing 24

Verigy Signature 21

Controls

ERIGY

!

LTD

In all Verigy Brand

Program applications,

always use authorized

electronic files of the

Verigy signature with

no alteration.

To protect the company’s

valuable trademark rights

and preserve the distinctiveness

of the Verigy

signature, do not redraw

or modify the signature in

In the rare instance

any way.

when the signature must

be reproduced by hand,

use the grid drawing on

the next page.

Therefore, as shown in

the examples at the left,

when using the signature,

do not

distort it (by elongating,

shortening, shearing,

rotating, and so on)

embellish it with

drop shadows

strokes

lighting effects

gradients

redrawn elements

substituted elements

other elements

photographs, patterns,

or textures

computer filters

any other effect

In addition (not shown),

do not use the signature

in a word, phrase,

or sentence

as another object

in a repeat pattern

Verigy Signature

Grid Drawing

0

250

0

capital

height

250

baseline

0

0

In the rare instance where electronic

files cannot be used to reproduce the

Verigy signature (for example, when it is

hand-painted in a display such as an outdoor

billboard or water tower), the drawing

above should be faithfully enlarged.

As shown above,

the drawing superimposes a grid of

squares, with the center point of the x

and y axes of the grid coincident with

the capital height* and middle of the V

(indicated by 0, shown in Aquamarine)

the grid square is based on the height

of the letters in the signature, measured

from their capital height to their baseline,*

which is assigned a value of 250 units; thus,

each grid square represents 50 units

all dimensions are given in units measured

from the center point; any units above or

to the left of the center point would be

indicated as negative values

For detailed guidelines on constructing

the Brilliant V in the Verigy signature,

see page 24.

* For the definition of the terms used to describe the

parts of the Brilliant V and Verigy signature, see page 8.

Brilliant V 23

Controls

!

the brilliance

of innovation

In all Verigy Brand

Program applications,

always use authorized

electronic files of the

Brilliant V with no

alteration.

In the rare instance

when the Brilliant V

must be reproduced by

hand, use the grid drawing

on the next page.

To protect the company’s

valuable trademark rights

and preserve the distinctiveness

of the Brilliant V,

do not redraw or modify

it in any way.

Therefore, as shown in the

examples at the left, when

using the Brilliant V,

do not

distort it (by elongating,

shortening, shearing,

rotating, and so on)

embellish it with

drop shadows

strokes

lighting effects

gradients

redrawn elements

substituted elements

other elements

photographs, patterns,

or textures

computer filters

any other effect

In addition (not shown),

do not use the Brilliant V

in a word, phrase,

or sentence

as another object

in a repeat pattern

0

0-100-217

13

0

100 217

0

capital

height

245

177.5 -82.5 82.5 177.5

437.5

250

baseline

222

13-13

40° 40°

Brilliant V 24

Grid Drawing

In the rare instance where electronic

files cannot be used to reproduce the

Brilliant V (for example, when it is hand-

painted in a display such as an outdoor

billboard or water tower), the drawing

at the left should be faithfully enlarged.

As shown at the left,

the drawing superimposes a grid of squares,

with the center point of the x and y axes

of the grid coincident with the capital

height* and middle of the V (indicated by

0, shown in Aquamarine)

the grid square is based on the height

of the letters in the signature, measured

from their capital height to their baseline,*

which is assigned a value of 250 units; thus,

each grid square represents 50 units

all dimensions are given in units measured

from the center point; units above or to

the left of the center point are indicated as

negative values (for example, -13)

To construct the V, note that

all dimensions are shown in Burnished Gold

the V is 355 units wide by 437.5 units high

the counter* of the V is 165 units wide by

245 units high

To construct the Bright Lines, note that

all dimensions are shown in Amethyst

the radius of the outer circle is 217 units;

the radius of the inner circle is 100 units

the center of the circle is 13 units above the

capital height

each Bright Line is 26 units wide by 117

units long

the angle of the Bright Lines is 40°—not 45°

*For the definition of the terms used to describe the

parts of the Brilliant V and Verigy signature, see page 8.

Exhibit D

Verigy

Workmanship Specification

for

Electrostatic Discharge Control

A-5951-1589-1 rev. 1

Section	Subject	Detail	Jabil
6.0	ESD Chairperson /Coordinator	ESD Chairperson: A qualified focal point for ESD issues. ESD Coordinator: Available to solve ESD problems during every working shift.	Functional Management have agreed to appoint Shift Supervisors as ESD Co-ordinators. Suitable training will be given and the expectations of the role identified. This will be Plant wide.

7.1	Training Requirements	Training in ESD control to be provided for all persons who enter ESD control areas or handle ESD sensitive parts.	Jabil has ESD awareness training and certification during new employee introduction training process. The Verigy Workcell will be trained and refreshed Annually.

7.4	Re-certification Requirements	Re-certification at least once every year.	Process to Re-Certification will be carried out by Functional Management Annually.

7.5	Revocation	Employee’s compliance with ESD control procedures shall be included in employee’s performance evaluation.	ESD Non compliance within performance review would be treated like any non-compliance and would lead to formal disciplinary process which would be mentioned during performance review.

7.6	ESD Auditor Requirements	Training certification for ESD Auditors is required beyond the basic ESD certification requirements.	Jabil will use external body to train ESD auditors in ESD and ESD Protection.

8.5 C	Signs	Floor tape with black lettering on a yellow background shall be placed around the perimeter of each static-safe work area. (See also section 9.0 C)	Jabil currently highlights the boundary of the EPA - the entire manufacturing area with the exception of the blue walkway and this is marked off, is deemed to be the EPA.

9.0 C	Static-Safe Work Area Requirements	Any non-static safe area or island within the static-safe area shall be clearly identified and properly marked-off as such.	Areas within the Verigy Area can be identified and marked off.

10.4	Clothing	Performance of ESD garments shall be verified by static voltage measurement.	If Clothing is bought to an acceptable specification an ongoing ESD Test is not required.

10.5 B	Hair	Hair brushing shall never be allowed at a workstation, nor shall hair be allowed to contact ESD sensitive items.	Employees do not carry out personal grooming on the manufacturing floor.

10.5 C	Hair	Hair shall be restrained to within 6 inches of the body during work.	Employees within the Verigy workcell will be instructed to tie back Hair longer than 6 inches.

11.0 B	ESD Sensitivity Identification Requirements

Verigy ESD requirements shall be systematically communicated to suppliers by a defined and documented process.

Received materials shall be verified by a defined and documented process to verify that packages meet ESD packaging and labelling requirements defined in this document.

As these materials are on the Verigy AVL, Component Suppliers should be complying to the Verigy Specification. If there are visible non compliances, Verigy would expect Jabil to raise these to be mutually reviewed and corrective action and cost addressed. Change to incoming inspection is not required.

11.0 C	ESD Sensitivity Identification Requirements	Products being shipped to customers shall undergo ESD sensitivity testing prior to manufacturing release to assure sufficient resistance to ESD damage according to IEC 61000-4-2, current version.	This is an internal part of the design process and qualification for Verigy customers

11.0 D	ESD Sensitivity Identification Requirements

External part suppliers shall establish and furnish upon request ESD susceptibility information for parts supplied to Verigy.

Procedures, methods, models and equipment used for determining the ESD susceptibility shall be available for review upon request by Verigy.

As these materials are on the Verigy AVL, Component Suppliers should be complying to the Verigy Specification. If there are visible non compliances, Verigy would expect Jabil to raise these to be mutually reviewed and corrective action and cost addressed. Change to incoming inspection is not required.

12.1 A	Packaging Materials	Agreements and contracts with suppliers shall include the ESD control requirements. Suppliers shall use Verigy approved packaging materials.	As these materials are on the Verigy AVL, Component Suppliers should be complying to the Verigy Specification. If there are visible non compliances, Verigy would expect Jabil to raise these to be mutually reviewed and corrective action and cost addressed. Change to incoming inspection is not required.

12.2 F	Packaging ESD Sensitive Items	A sample quantity of Verigy conductive containers in use shall be inspected/tested quarterly to assure ESD protective properties are being retained. Records of the inspections must be maintained.	If ESD Shielding Bags used , conductive containers are not required.

13.1 A-J	Individual Daily Self-check Procedure	Every person working in a static-safe area/workstation shall perform daily 10-step procedure at the start of each shift.	Jabil agree to a self Check procedure.

13.2	Weekly Testing

Chargeable items that are required to be within 1 foot (30cm) of sensitive items shall be treated with an antistatic agent (unless effective ionisation is provided).

The chargeable item shall be tested at least weekly using a static voltmeter to check effectiveness of the treatment.

Jabil will ensure Static Generators are kept more than 30cm away from sensitive items.

Implement and test effectiveness of anti-static efforts for documents/materials that travel with the product. Maintain records.

14.1 A	Monthly Self Audit Procedure

Each department shall be responsible for a monthly self-audit, performed by a certified auditor, and for reporting results to the ESD Coordinator.

The facility results shall be reported to management and to the Verigy ESD Program Manager.

Jabil will introduced monthly self Audit procedures which will roll up into Plant ESD audit programme

14.2	Annual Third Party Audit Procedure	Cooperate with an Annual Third Party Audit by a certified ESD Auditor.

EXHIBIT E

Verigy Product Return Process

When a Product needs to be repaired or replaced because it is a Non-Conforming Product or does not otherwise comply with the warranties set forth in Section 11 of the Agreement, Verigy will determine which one of the following three processes will be used.

1)	Verigy will repair the Non-Conforming Product using Verigy employees or a third party and Jabil will reimburse Verigy for repair costs in accordance with Section 12.5

2)	Verigy will return the Non-Conforming Product to Jabil. Verigy will create a debit memo against which Jabil will provide Verigy with a credit for the purchase price of the Non-Conforming Product.

3)	Verigy will return the Non-Conforming Product to Jabil. Verigy will create an internal debit memo that will deduct the purchase price of the Non-Conforming Product from the next invoice payable to Jabil.

Jabil will be responsible for all freight and transportation charges and import and export costs associated with the return of Non-Conforming Products to Jabil, and with the delivery of replacement Products to Verigy, so long as the root cause analysis determines that the reason for a Product’s non-conformance is a breach by Jabil of its warranty obligations under the Agreement. Otherwise, the Parties will determine allocation of costs according to Section 12.3 of the Agreement. Title and risk of loss or damage to the Non-Conforming Products will pass to Jabil upon Verigy’s tender of the Non-Conforming Products to Jabil’s carrier. If and when a selected carrier is not Jabil specified or authorized, Verigy will assume all risk of loss or damage during transport.

In the second and third options, Jabil has the right to repair the Non-Conforming Product and to re-sell the repaired Product to Verigy under an existing Order or Release. If at the time Verigy request RMA authorization, there is no existing Order under which Jabil can ship, both parties shall discuss and agree upon an acceptable return schedule. Such return schedule will be finalized prior to Non-Conforming Products being returned for credit.

EXHIBIT F

Authorized Jabil Manufacturing Sites

The following Jabil manufacturing sites are approved for the manufacture of Verigy Products:

San Jose, California

Livingston, Scotland

Penang, Malaysia

Singapore

The parties in good faith agree to automatically add a Jabil Boeblingen Germany manufacturing site once it has been established.

EXHIBIT G

List of Verigy Eligible Buyers

The following are Verigy Eligible Buyers which may place Orders with Jabil for Verigy Products and/or Components:

Verigy

Verigy Germany GmbH

Herrenberger Strasse 130

71034 Boeblingen

Germany

VAT ID: DE 814621171

Verigy (US) Development Inc.

5301 Stevens Creek Blvd.

Santa Clara, CA 95051

USA

Verigy Ltd

1 Yishun Avenue 7

Singapore 768923

Singapore

Eligible Buyers

Flextronics International Germany GmbH & Co. KG

Heinz-Nixdorf-Ring 1

33106 Paderborn

Germany

VAT Number: DE 812851911

Flextronics Technology (Shanghai) Co., Ltd.

No. 77 Yongsheng Rd., Malu, Jiading

Shanghai, 201801

P.R. China

Zollner Elektronik AG

Industriestr. 2 – 10

93499 Zandt

Germany

EXHIBIT H

Reporting Requirements

Jabil agrees to provide Verigy the following reports. All reports will be provided to the Verigy Global Alliance Manager or his or her designee.

1)	Inventory Material Liability Report. Each Jabil Business Unit will provide a monthly summary report of all Verigy inventory liabilities in a spreadsheet or database format. Jabil will also consolidate this information on a ww (worldwide) account level. Jabil will provide this consolidated ww account report to the Verigy Business Unit Manager on a monthly basis and to the Verigy Alliance Manager.

The summary information will be generated from a more detailed report that will contain the following information:

(a)	Verigy Component Part Number (4x4, 5x5)

(b)	BU Indicator

(c)	Individual Tabs For Each Plants Detail

(d)	Forecast (Quantity/time period)

(e)	On Hand Inventory at Jabil site by count and days of supply.

(f)	Actual cost or standard cost, depending on which is used by agreement

(g)	12 month burn off projections for stores Component inventory

(h)	On Order and cost at Jabil site

2)	Accounts Outstanding Payables to Verigy. Jabil will provide to the Verigy Business Unit Manager and Alliance Manager a monthly report of accounts receivable that are aged in excess of 1-10, 11 – 30, 31-90 and > 90 days. Jabil will also report the average payment days.

3)	Inventory Turns Report. Jabil will provide a monthly report indicating consolidated turns for all Verigy Business Units.

4)	Discontinuance Report. Jabil will provide a monthly report showing all open discontinuances, LTB and bridge buys. This report will provide details of current status of activities, the responsible Jabil and Verigy contact, date of last buy availability, and date for closure. This report will be sent to the responsible Verigy Business Unit Manager and Verigy Alliance Manager and will include inventory balances for all LTB and bridge buy Components. For each Jabil manufacturing location, the following inventory information should be gathered and assembled in a spreadsheet format: part number, description, forecasted requirements at Jabil in the standard forecast format, inventory balance at Jabil, Component cost in US$ and any related comments. The report will indicate total SOH inventory currently at Jabil, including inventory transferred to the manufacturing floor but not yet incorporated into finished Products.

5)	Yield Report. Upon request, Jabil will provide a monthly report detailing 1st pass test yield by Product. Jabil will also maintain records of test results and repair detail by Product for review upon request.

6)	Delivery Report. Upon request, Jabil will provide a monthly report comparing actual delivery to first requested date and first acknowledgement by Eligible Buyers.

7)	Material Requirement Planning Execution Report. Jabil will provide a standard quarterly report or upon request, demonstrating Prudent Procurement Practices. The report will include an analysis of the top twenty (20) Component part numbers by extended spend which shows the part number classifications per Jabil’s ABC buying policy, the rolling six month Forecasts, on hand balances, purchase orders placed, minimum order quantities, lead times, and months of supply on hand and on order.

8)	Additional Reporting Requirements. Jabil will provide other additional management reports as reasonably requested to allow Verigy to measure Jabil’s ongoing performance.

9)	Electronic Data load into Rapid Response or similar Reporting Tools. Jabil will provide on a regular base (e.g. weekly MRP data, like demand, SOH, Open Order, etc.) on a component level which allows Verigy to run material simulations and have access to relevant Jabil MRP information. The Parties in good faith will negotiate, document and mutually agree on further details.

EXHIBIT I

Component Forecasting Requirements

Jabil will provide the following forecast data to:

1.	Critical Component Suppliers for Components purchased on turnkey basis

2.	Appropriate Verigy Business Unit for Buy/Sell and consigned Components.
a.	Date forecast generated

b.	Verigy Component part number

c.	Component supplier part number

d.	Date of requirement

e.	Forecast quantity (planned by date required)

f.	Current on-order quantity (open orders by date required)

g.	Component supplier name

h.	Comments

Jabil will provide the above forecast data for both Turnkey and buy/sell Components to the appropriate parties on a minimum every two (2)months. The forecast time horizon will be at least twelve (12) months or greater as provided to Jabil by Verigy. Both the forecast frequency and horizon may be modified by written agreement.

Wherever possible, Jabil will make reasonable effort to use EDI forecast transaction sets (ANSI X.12 830 or EDIFACT or equivalent) to transmit forecast data to the appropriate parties as outlined herein.

GENERAL SPECIFICATION FOR THE ENVIRONMENT (GSE)

09 Jul 2007 Rev. C

GENERAL SPECIFICATION FOR THE ENVIRONMENT

1. Purpose

1.1. This specification establishes Verigy’s general requirements for purchased parts,

components, materials and products that are incorporated into Verigy products.

1.2. The requirements described in this specification address restrictions imposed on Verigy’s products, which need to be reflected in the materials that constitute those products. The restrictions related to Verigy products may be different than those imposed on the individual parts and components, and in some cases exceed regulatory requirements.

2. Scope

2.1. This specification provides Verigy’s general requirements for restricting or prohibiting certain substances as constituents of parts, components, and materials in products and packaging purchased by Verigy worldwide including specific reporting and labeling requirements.

2.2. If a supplier believes that components or assemblies they are supplying to Verigy do not conform to the General Specification for the Environment (GSE), they should send an email to quality.ehs@verigy.com and copy their Verigy Buyer. The e-mail should detail the specific non-conformity and the Verigy and/or manufacturer part numbers affected.

2.3. With the exception of Ozone Depleting Substances (ODS) and Perfluorooctane Sulfanate

(PFOS), this specification does not apply to substances used in the process of manufacturing parts, component materials, or products sold to Verigy.

2.4. This specification also provides Verigy’s general requirements for transport or recycling/disposal marking and labeling, and classification or registration requirements for

Verigy purchased parts, components, materials and products.

2.5. This specification is not intended to be a listing of all product content limitations or restrictions that may be established as a matter of law. Seller’s compliance with this specification does not relieve or diminish Seller’s obligation to comply with all applicable laws.

2.5.1. Precedence: Should a conflict occur between this specification and a Verigy family or individual part specification, the Verigy family or individual part specification shall prevail.

2.5.2. Exception: Legal and/or regulatory requirements for the countries where these purchased parts, components, and products are to be used take precedence over this specification or a Verigy family or individual part specification, if more restrictive.

2.6. This specification is in addition to, and does not in any way limit or supersede any other product specifications that may be established by Verigy.

GENERAL SPECIFICATION FOR THE ENVIRONMENT (GSE)

09 Jul 2007 Rev. C

3. Environmental Requirements

3.1. In this specification, environmental requirements are defined for the following:

• Product content and use of ODS restrictions

• Battery content restrictions

• Packaging content restrictions

• Phytosanitary measures for solid wood packaging materials

• Product labeling and marking requirements

• Product end of life labeling requirements

• Chemical registration requirements

4. Product Content Restrictions

4.1. The following substances are prohibited for use in raw materials, parts, components, or products above the thresholds defined below. A GSE threshold is the maximum concentration level at which the presence of a substance can be tolerated. Restrictions are divided into two categories: General Restrictions and Specific Applications. For the

category of General Restrictions, the substances are not to be used in any application.

For the category of Specific Applications, substances are only restricted for use in those applications listed in the table.

VERIGY

4.2. General Restrictions

The following substances shall not be used.

Substance	Typical Industry Uses	Comment
Asbestos, Asbestos Materials	Insulating material, plastic parts	Must not be present
Ozone Depleting Substances – Class I (See Appendix B)	Coolant, propellant, refrigerants	Must not be present and none used in the production process
Ozone Depleting Substances – Class II (See Appendix B)	Not expected, but historically HCFCs were used as substitutes for CFCs	Must not be present and none used in the production process
Polychlorinated Biphenyls (PCB)/ Terphenyls (PCT) Monomethyl-tetrachlorodiphenyl methane	Not expected, but historically used in transformers, capacitors	Must not be present
Polybrominated Biphenyls (PBB) and their ethers/oxides (PBDE)	Not expected, but historically used as flame retardant. OBDPO was found in ABS and other thermoplastics. DBDPO was found in HIPS and other thermoplastics. PeBDPO was used in polyurethane foams.	Must not be present
Perfluorooctane sulfanate (PFOS)	Surface treatments; paper and packaging protectors; performance chemicals	Not to exceed 1000 ppm in semi-finished products or articles, or parts thereof May not be used in the production process in concentrations equal or higher than 0.005% by mass (50 ppm) Derogations for certain on-going critical uses in the semiconductor and the photographic industry. For details refer to EU Directive 2006/112/EC.

GENERAL SPECIFICATION FOR THE ENVIRONMENT (GSE) | Page 3 of 13 | 09 Jul 2007 Rev. C

VERIGY

4.3. Specific Applications

The following substances in any homogenous material are prohibited or limited in the applications listed below.

Substances	Restricted Application	Threshold (Not to Exceed)
Cadmium and its compounds	Dyes, Pigments, paints/enamels (excepting safety warnings), Plastic Stabilizer (electric cables), anti-corrosion coating finish	50 ppm
	Other Uses (excluding optical glass and switch contacts)	5 ppm
Lead and its compounds	Paints	5 ppm
	PVC stabilizer in cable jackets	300 ppm
Mercury and its compounds	Lamps (see also Labeling Requirements section 8.3)	10 mg/lamp
	Other Uses (excluding lamps)	Must not be present
Short chain chlorinated paraffins	Softener in paints & coatings, oils, or flame retardant in plastic, rubber or textiles	1000 ppm
Halogenated Diphenyl Methanes	Articles in direct contact with human skin (e.g. headphones)	5 ppm

4.4. Reporting of Hazardous Substances in Electrical and Electronic Products

The following substances in any homogenous material of electrical and electronic components and products are currently not restricted for Verigy products but subject to reporting (also see section 10 and appendix C).

Substances	Restricted Application	Threshold (For Reporting Purposes Only)
Lead and its compounds	In electrical and electronic components and products	1000 ppm
Mercury and its compounds	In electrical and electronic components and products	1000 ppm
Chromium VI and its Compounds	In electrical and electronic components and products	1000 ppm
Cadmium and its compounds	In electrical and electronic components and products	100 ppm

GENERAL SPECIFICATION FOR THE ENVIRONMENT (GSE) | Page 4 of 13 | 09 Jul 2007 Rev. C

VERIGY

5. Battery Content Restrictions

5.1. The following substances are prohibited or limited for use in batteries.

Substance	Applicable Batteries	Threshold (Not to Exceed)
Mercury	Alkaline-manganese or Zinc-carbon batteries (except button cell)	Must not be present
	All others	5 ppm
Mercury Compounds	Mercuric Oxide batteries	Must not be present
Cadmium	Alkaline-manganese or Zinc-carbon batteries	10 ppm by weight

6. Packaging Content Restrictions

6.1. The following substances are prohibited or limited for use in packaging materials purchased by Verigy and used to package the products Verigy sells.

Substance	Restricted Application	Threshold (Not to Exceed)
Ozone depleting substances CFCs and HFCs	Foaming agent	Must not be present
Cadmium, Chromium (VI), Lead and Mercury	Packaging/Packaging Inks	100 ppm (total)

7. Phytosanitary Measures for Solid Wood Packaging Materials

The following requirement applies to packaging materials purchased by Verigy and used to package the products Verigy sells.

Packaging wood shall be free from bark, insects and damage caused by them. Solid Wood Packaging Materials shall be heat treated or kiln dried to a minimum core temperature of 56°C for at least 30 minutes in a closed chamber or kiln, which has been tested, evaluated and approved officially for this purpose. In addition, the susceptible wood shall display an officially approved heat treated or kiln dried marking enabling the identification of where and by whom the above treatment has been carried out. A logo or mark, officially endorsed by the NPPO (National Plant Protection Organization) of the country from which the wood packaging materials originates must be permanently affixed to each unit of wood packaging material, and in a location that will remain visible and obvious when packaging is used for shipment of Verigy product(s). Fumigation, Chemical Pressure Impregnation (CPI) or other chemical means are not to be used.

GENERAL SPECIFICATION FOR THE ENVIRONMENT (GSE)
Page 5 of 13
09 Jul 2007 Rev. C

8. Product Labeling and Marking Requirements

8.1. Battery Labeling Requirements: Batteries, rechargeable consumer products, and their packaging must have a durable label with the symbol(s) and wording according to the requirements specified in Appendix A. Information should be supplied with products containing a battery to identify the hazardous nature of the battery. Products with user-removable batteries should be supplied with information on the safe insertion and removal of the batteries.

8.2. Battery Declaration of Conformity Requirements: Batteries, including those contained in parts, components and products, must comply with the China battery registration requirements for no mercury content. "Suppliers' Declaration of the conformity" issued by the battery manufacturer and "Battery product description such as MSDS" must be provided on request.

8.3. Mercury Product Labeling: Removable mercury lamps, as well as products containing mercury lamps, must be labeled in accordance with local regulatory requirements.

8.1. Product End of Life Labeling Requirements: All electrical and electronic products requiring the European CE marking must also have the crossed-out wheelie bin label with bar.



9. Chemical Registration Requirements

9.1. Each chemical substance contained in parts, components, materials and products sold to Verigy must comply with chemical registration and pre-manufacture notification requirements in those countries that have enacted such requirements (including but not limited to: Australia, Canada, China, Japan, South Korea, Switzerland, the United States, and the countries of the European Union). This is in order to permit import and sale of the parts, components, materials and products sold to Verigy in all of these countries.

10. Reportable Substances

10.1. Appendix C lists the reporting requirements and the report shall go to the Verigy buyer.

GENERAL SPECIFICATION FOR THE ENVIRONMENT (GSE) | Page 6 of 13 | 09 Jul 2007 Rev. C

VERIGY

11. Definitions

ABS – Acrylonitrile Butadiene Styrene

CFC – Chlorinated Fluorocarbons

DBDPO - decabromodiphenyl oxide (a flame retardant)

European CE Marking – a product marking that specifies compliance to specific European Union Directives

HFC – Halogenated Fluorocarbons

Hg – elemental Mercury

Hg Compounds – compounds that contain Mercury

HIPS – High Impact Polystyrene

Homogeneous Material – a material that can not be mechanically disjoined into different materials

MSDS – Materials Safety Data Sheet

OBDPO - octabromodiphenyl oxide (a flame retardant)

ODS – Ozone Depleting Substance

Parts per Million (ppm) - used to express concentration. The ppm is 1,000,000 x mass substance / mass of the homogeneous material. Concentrations are unit-less, for example 100 ppm = 0.01% = 100 mg/kg.

PeBDPO - pentabromodiphenyl oxide (a flame retardant)

Prohibited - not allowed

PVC – Polyvinyl Chloride

Restricted – allowed in limited quantities

Suppliers Declaration of Conformity – a declaration made by a Verigy supplier that the product purchased by Verigy complies with an established list of requirements and standards.

GENERAL SPECIFICATION FOR THE ENVIRONMENT (GSE) | Page 7 of 13 | 09 Jul 2007 Rev. C

APPENDIX A

Labeling Requirements for Batteries, Consumer Products Containing Batteries, and their Packaging

PRODUCT TYPE	SYMBOL	WORDING ON LABEL
Alkaline batteries		- Manufacturer's name and address
Alkaline zinc-manganese and zinc-manganese batteries containing < 0.025% mercury (low mercury) or < 0.0001% mercury (mercury free)		- Manufacturer's name and address - "low mercury content 低汞" - "mercury free 无汞"
Button cell batteries with mercury (<2% by weight)		- Manufacturer's name and address - "Hg"
Lead-acid (sealed) batteries and their packaging		- Manufacturer's name and address - "Pb" - "BATTERY MUST BE RECYCLED" - "NON-SPILLABLE" OR "NON-SPILLABLE BATTERY"
Lithium and lithium ion batteries		- Manufacturer's name and address - "Lithium" or "Lithium ion"
Nickel-Cadmium batteries and their packaging		- Manufacturer's name and address - "Ni-Cd" - "BATTERY MUST BE RECYCLED OR DISPOSED OF PROPERLY."
Nickel metal hydride batteries		- Manufacturer's name and address - "CONTAINS NICKEL METAL HYDRIDE (NiMH) BATTERY."
Rechargeable consumer products containing not easily removable sealed lead acid batteries		- Manufacturer's name and address - "CONTAINS SEALED LEAD BATTERY. BATTERY MUST BE RECYCLED."
Rechargeable consumer products containing not easily removable Nickel-Cadmium batteries		- Manufacturer's name and address - "CONTAINS NICKEL-CADMIUM BATTERY. BATTERY MUST BE RECYCLED OR DISPOSED OF PROPERLY."
Packaging of rechargeable consumer product Containing nickel-cadmium battery		- Manufacturer's name and address - "CONTAINS NICKEL-CADMIUM BATTERY. BATTERY MUST BE RECYCLED OR DISPOSED OF PROPERLY."

GENERAL SPECIFICATION FOR THE ENVIRONMENT (GSE)
Page 8 of 13
09 Jul 2007 Rev. C

GENERAL SPECIFICATION FOR THE ENVIRONMENT (GSE)

09 Jul 2007 Rev. C

APPENDIX B

Chemical List

Asbestos/Asbestos Materials CAS Numbers

Asbestos and Asbestos Materials 1332-21-4

Actinolite 77536-66-4

Amosite (Grunerite) 12172-73-5

Anthophyllite 77536-67-5

Chrysotile 12001-29-5

Crocidolite 12001-28-4

Tremolite 77536-68-6

Class I

Ozone Depleting Substances/Isomers* CAS Numbers

Trichlorofluoromethane (CFC 11) 75-69-4

Dichlorodifluoromethane (CFC12) 75-71-8

Chlorotrifluoromethane (CFC 13) 75-72-9

Pentachlorofluoroethane (CFC 111) 354-56-3

Tetrachlorodifluoroethane (CFC 112) 76-12-0

Trichlorotrifluoroethane (CFC 113)

1,1,2 Trichlorotrifluoroethane

354-58-5

76-13-1

Dichlorotetrafluoroethane (CFC 114) 76-14-2

Monochloropentafluoroethane (CFC

115)

76-15-3

Heptachlorofluoropropane (CFC 211) 422-78-6

135401-87-5

Hexachlorodifluoropropane (CFC 212) 3182-26-1

Pentachlorotrifluoropropane (CFC 213) 2354-06-5

134237-31-3

Tetrachlorotetrafluoropropane (CFC

214)

1,1,1,3-Tetrachlorotetrafluoropropane

29255-31-0

2268-46-4

Trichloropentafluoropropane (CFC 215)

1,1,1-Trichloropentafluoropropane

1,2,3-Trichloropentafluoropropane

1599-41-3

4259-43-2

76-17-5

Dichlorohexafluoropropane (CFC 216) 661-97-2

Monochloroheptafluoropropane (CFC

217)

422-86-6

Bromochlorodifluoromethane (Halon

1211)

353-59-3

Bromotrifluoromethane (Halon 1301) 75-63-8

Dibromotetrafluoroethane (Halon 2402) 124-73-2

Carbon Tetrachloride

(Tetrachloromethane)

56-23-5

1,1,1,—Trichloroethane (methyl

chloroform) and its isomers except

1,1,2-trichloroethane

71-55-6

Bromomethane (Methyl Bromide) 74-83-9

Bromodifluoromethane and isomers

(HBFC’s)

1511-62-2

*Please note: These materials may contain isomers that

are not listed here. Isomers with CAS numbers have

been included when available. Refer to

http://www.epa.gov/ozone/ods.html for chemical names

and updates.

Class II

Hydrochlorofluorocarbons/ Isomers* CAS Numbers

Dichlorofluoromethane (HCFC 21) 75-43-4

Chlorodifluoromethane (HCFC 22) 75-45-6

Chlorofluoromethane (HCFC 31) 593-70-4

Tetrachlorofluoroethane (HCFC 121)

1,1,1,2-tetrachloro-2-fluoroethane

(HCFC 121a)

1,1,2,2-tetracloro-1-fluoroethane

134237-32-4

354-11-0

354-14-3

Trichlorodifluoroethane (HCFC 122)

1,2,2-trichloro-1,1-difluoroethane

41834-16-6

354-21-2

Dichlorotrifluoroethane(HCFC 123)

Dichloro-1,1,2-trifluoroethane

2,2-dichloro-1,1,1-trifluroethane

1,2-dichloro-1,1,2-trifluroethane (HCFC-

123a)

1,1-dichloro-1,2,2-trifluroethane (HCFC-

123b)

2,2-dichloro-1,1,2-trifluroethane (HCFC-

123b)

34077-87-7

90454-18-5

306-83-2

354-23-4

812-04-4

812-04-4

Chlorotetrafluoroethane (HCFC 124)

2-chloro-1,1,1,2-tetrafluoroethane

1-chloro-1,1,2,2-tetrafluoroethane

(HCFC 124a)

63938-10-3

2837-89-0

354-25-6

Trichlorofluoroethane (HCFC 131)

1-Fluoro-1,2,2-trichloroethane

1,1,1-trichloro-2-fluoroethane

(HCFC131b)

27154-33-2

(134237-34-6)

359-28-4

811-95-0

Dichlorodifluoroethane (HCFC 132)

1,2-dichloro-1,1-difluoroethane (HCFC

132b)

1,1-dichloro-1,2-difluoroethane (HFCF

132c)

1,1-dichloro-2,2-difluoroethane

1,2-dichloro-1,2-difluoroethane

25915-78-0

1649-08-7

1842-05-3

471-43-2

431-06-1

Chlorotrifluoroethane (HCFC 133)

1-chloro-1,2,2-trifluoroethane

2-chloro-1,1,1-trifluoroethane (HCFC-

133a)

1330-45-6

1330-45-6

75-88-7

Dichlorofluoroethane(HCFC 141)

1717-00-6;

(25167-88-8)

VERIGY

1,1-dichloro-1-fluoroethane (HCFC-141b) 1,2-dichloro-1-fluoroethane	1717-00-6 430-57-9
Chlorodifluoroethane (HCFC 142) 1-chloro-1,1-difluoroethane (HCFC142b) 1-chloro-1,2-difluoroethane (HCFC142a)	25497-29-4 75-68-3 25497-29-4
Hexachlorofluoropropane (HCFC 221)	134237-35-7
Pentachlorodifluoropropane (HCFC 222)	134237-36-8
Tetrachlorotrifluropropane (HCFC 223)	134237-37-9
Trichlorotetrafluoropropane (HCFC 224)	134237-38-0
Dichloropentafluoropropane, (Ethyne,	127564-92-5;
fluoro-) (HCFC 225)	(2713-09-9)
2,2-Dichloro-1,1,1,3,3-	
pentafluoropropane	128903-21-9
(HCFC 225aa)	
2,3-Dichloro-1,1,1,2,3-	422-48-0
pentafluoropropane	
(HCFC 225ba)	422-44-6
1,2-Dichloro-1,1,2,3,3-	
pentafluoropropane	422-56-0
(HCFC 225bb)	
3,3-Dichloro-1,1,1,2,2-	507-55-1
pentafluoropropane (HCFC 225ca)	
1,3-Dichloro-1,1,2,2,3-	13474-88-9
pentafluoropropane (HCFC 225cb)	
1,1-Dichloro-1,2,2,3,3-	431-86-7
pentafluoropropane	
(HCFC 225cc)	136013-79-1
1,2-Dichloro-1,1,3,3,3-	
pentafluoropropane	111512-56-2
(HCFC 225da)	
1,3-Dichloro-1,1,2,3,3-	
pentafluoropropane (HCFC 225ea)	
1,1-Dichloro-1,2,3,3,3-	
pentafluoropropane	
(HCFC 225eb)	
Chlorohexafluoropropane (HCFC 226)	134308-72-8
Pentachlorofluoropropane (HCFC 231)	134190-48-0
Tetrachlorodifluoropropane (HCFC 232)	134237-39-1
Trichlorotrifluoropropane (HCFC 233) 1,1,1-Trichloro-3,3,3-trifluoropropane	134237-40-4 7125-83-9
Dichlorotetrafluoropropane (HCFC 234)	127564-83-4
Chloropentafluoropropane (HCFC 235) 1-Chloro-1,1,3,3,3-pentafluoropropane	134237-41-5 460-92-4
Tetrachlorofluoropropane (HCFC 241)	134190-49-1
Trichlorodifluoropropane (HCFC 242)	134237-42-6
Dichlorotrifluoropropane (HCFC 243) 1,1-dichloro-1,2,2-trifluoropropane 2,3-dichloro-1,1,1-trifluoropropane 3,3-Dichloro-1,1,1-trifluoropropane	134237-43-7 7125-99-7 338-75-0 460-69-5
Chlorotetrafluoropropane (HCFC 244) 3-chloro-1,1,2,2-tetrafluoropropane	134190-50-4 679-85-6
Trichlorofluoropropane (HCFC 251) 1,1,3-trichloro-1-fluoropropane	134190-51-5 818-99-5
Dichlorodifluoropropane (HCFC 252)	134190-52-6
Chlorotrifluoropropane (HCFC 253) 3-chloro-1,1,1-trifluoropropane (HCFC 253fb)	134237-44-8 460-35-5
Dichlorofluoropropane (HCFC 261) 1,1-dichloro-1-fluoropropane	134237-45-9 7799-56-6
Chlorodifluoropropane (HCFC 262) 2-chloro-1,3-difluoropropane	134190-53-7 102738-79-4
Chlorofluoropropane (HCFC 271) 2-chloro-2-fluoropropane	134190-54-8 420-44-0

***Please note: These materials may contain isomers that are not listed here. Isomers with CAS numbers have been included when available. Refer to http://www.epa.gov/ozone/ods.html for chemical names and updates**

Polychlorinated Biphenyls (PCBs) and Terphenyls (PCTs)	CAS Numbers
Polychlorinated Biphenyls	1336-36-3
Aroclor	12767-79-2
Chlorodiphenyl (Aroclor 1260)	11096-82-5
Kanechlor 500	27323-18-8
Aroclor 1254	11097-69-1
Terphenyls	26140-60-3

Polybrominated Biphenyls (PBBs) and their Ethers/Oxides	CAS Numbers
Examples of Common PBB/PBDE Compounds	
Bromobiphenyl and its ethers	2052-07-5 (2-Bromobiphenyl) 2113-57-7 (3-Bromobiphenyl 92-66-0 (4-Bromobiphenyl) 101-55-3 (ether)
Decabromobiphenyl and its ethers	13654-09-6 1163-19-5 (ether)
Dibromobiphenyl and its ethers	92-86-4 2050-47-7 (ether)
Heptabromobiphenylether	68928-80-3
Hexabromobiphenyl and its ethers	59080-40-9 36355-01-8 (hexabromo-1,1'-biphenyl) 67774-32-7 (Firemaster FF-1) 36483-60-0 (ether)

GENERAL SPECIFICATION FOR THE ENVIRONMENT (GSE) | Page 10 of 13 | 09 Jul 2007 Rev. C

GENERAL SPECIFICATION FOR THE ENVIRONMENT (GSE)

09 Jul 2007 Rev. C

Nonabromobiphenylether 63936-56-1

Octabromobiphenyl and its ethers

61288-13-9

32536-52-0

(ether)

Pentabromobiphenyl ether 32534-81-9

Polybrominated Biphenyls* 59536-65-1

Tetrabromobiphenyl

Tetrabromobiphenyl ether

40088-45-7

40088-47-9

Tribromobiphenyl ether 49690-94-0

* Polybrominated Biphenyl(s)=Polybromobiphenyl(s)

=Polybromodiphenyl(s)

Certain Glycol Ethers CAS Numbers

2-Ethoxyethanol 110-80-5

2-Ethoxyethyl acetate 111-15-9

2-Methoxyethanol 109-86-4

2-Methoxyethyl acetate 110-49-6

Diethylene glycol dimethyl ether 111-96-6

Cadmium and its Compounds CAS Numbers

Cadmium 7440-43-9

Examples of Common Cadmium Compounds

Cadmium oxide 1306-19-0

Cadmium sulfide 1306-23-6

Chromium VI and its Compounds CAS Numbers

Chromium 7440-47-3

Examples of Common Chromium Compounds

Barium chromate 10294-40-3

Calcium chromate 13765-19-0

Chromic acetate 1066-30-4

Chromium trioxide 1333-82-0

Lead chromate 7758-97-6

Sodium chromate 7775-11-3

Sodium dichromate 10588-01-9

Strontium chromate 7789-06-2

Zinc chromate 13530-65-9

Lead and its Compounds CAS Numbers

Lead 7439-92-1

Examples of Common Lead Compounds

Lead sulfate 7446-14-2

Lead carbonate 598-63-0

Lead hydrocarbonate 1319-46-6

Lead acetate 301-04-2

Lead (II) acetate, trihydrate 6080-56-4

Lead phosphate 7446-27-7

Lead selenide 12069-00-0

Mercury and its Compounds CAS Numbers

Mercury 7439-97-6

Examples of Common Mercury Compounds

Mercuric chloride 33631-63-9

Mercury bichloride 7487-94-7

Mercuric sulfate 7783-35-9

Mercuric nitrate 10045-94-0

Mercuric oxide 21908-53-2

Mercuric sulfide 1344-48-5

Short Chain Chlorinated Paraffins CAS Numbers

Examples of Short Chain Chlorinated Paraffins

Chlorinated Paraffin 63449-39-8

Chlorinated Paraffin 85535-84-8

Halogenated Diphenyl Methanes CAS Numbers

Monomethyltetrachlorodiphenylmethane 76253-60-6

Monomethyldichlorodiphenylmethane 81161-70-8

Monomethyldibromodiphenylmethane 99788-47-8

Perfluorooctane Compounds CAS Numbers

Perfluorooctane sulfanate (PFOS) 215-607-8

Perfluorooctane acid (PFOA) 1763-23-1

Perfluorooctane ammonium (NH4+) salt 29081-56-9

Perfluorooctane diethanolamine salt 70225-14-8

Perfluorooctane potassium (K+) salt 2795-39-3

Perfluorooctane lithium (Li+) salt 29457-72-5

VERIGY

APPENDIX C

Reportable Substances

The concentration or amount of the following substances in material may be requested for reporting compliance to Verigy restrictions defined in this document. The substances marked for mandatory reporting refer the application in electronic and electrical products and components as per section 4.4.

Reportable Substance or compound	Mandatory Reporting
Asbestos	
Azo Compounds	
Cadmium and its Compounds	X
Halagonated Diphenyl Methanes	
Hexavalent Chromium and its Compounds	X
Mercury and its Compounds	X
Ozone Depleting Substances (ODSs) see Appendix B & Table D.1	
Polybrominated biphenyls (PBBs)	X
Polybrominated diphenylethers (PBDEs)	X
Polychlorinated Biphenyls (PCBs) and Terphenyls (PCTs)	
Polychlorinated Naphthalenes (more than 3 chlorine atoms)	
Lead and Lead Compounds	X
Shortchain Chlorinated Paraffins	
Tributyl Tin (TBT) and Triphenyl Tin (TPT)	
Tributyl Tin Oxide (TBTO)	

GENERAL SPECIFICATION FOR THE ENVIRONMENT (GSE) | Page 12 of 13 | 09 Jul 2007 Rev. C

GENERAL SPECIFICATION FOR THE ENVIRONMENT (GSE)

09 Jul 2007 Rev. C

SPECIFICATION REVISION HISTORY

Revision Change Details Document Owner Approved By Date

A First Version for Verigy Bill Jones Bill Jones 17 Jul 2006

B

Updated to account for upcoming

RoHS needs and miscellaneous

editing and formatting

Glenn Zimmermann Bill Jones 16 Oct 2006

C Added PFOS requirements,

removed Agilent fonts Glenn Zimmermann Barrie Simpson 09 Jul 2007

Exhibit K

Appendix K: LOGISTICS AND TRADE COMPLIANCE INSTRUCTIONS

Regarding

Shipments from Contract Manufacturers to Verigy Technologies and to Customers of Verigy Technologies

This document is provided to third party manufacturers (“Contract Manufacturers”) located in any country that manufacture and ship Verigy Technologies products and parts directly to Verigy (“Verigy”) or to Customers of Verigy Technologies (“Customers”). The intent of this Instruction is twofold: to clearly define the requirements necessary to prepare and ship these goods so that they comply with various government import, export, and dangerous goods regulations, and to lay out the specific expectations against which Contract Manufacturer may be evaluated.

I GENERAL

ADHERENCE TO THESE INSTRUCTIONS

Contract Manufacturer is expected to adhere in all respects to the instructions provided. Any deviations must be approved by Verigy in advance. Each Contract Manufacturer must also be prepared to provide the necessary data or certifications to support the accuracy of statements and claims supplied to Verigy Technologies and subsequently made by Verigy or by our Customers to Customs and other government agencies concerning the Contract Manufacturer's shipments. Adherence to these instructions will minimize transportation and customs clearance delays and avoid fines and/or penalties imposed on either Verigy Technologies or the Customer due to incidences of non-compliance.

Contract Manufacturer is advised to develop and implement written procedures that support correct implementation of the instructions specified in this Exhibit.

A Verigy Business or Trade Compliance representative may at any time arrange with Contract Manufacturer to conduct an assessment of Contract Manufacturer's adherence to these instructions.

RECORDS MANAGEMENT

All electronic data records or hard copy records created on behalf of Verigy and which pertain to Verigy business, particularly those that substantiate claims and statements made to government agencies (for example, those concerning production, origin, valuation, shipment specifics or export licensing) must be retained in accordance with local legal requirements. These records must be kept in such a way that allows them to be provided to Verigy within 14 calendar days after receipt of an official request from Verigy.

II PREPARING THE GOODS FOR EXPORT

COUNTRY OF ORIGIN DETERMINATION AND MARKING

The Country of Origin of each shipped product or part must be properly determined, physically marked on the item or its packaging, and correctly declared on the accompanying documentation. Failure to do so may result in delays, seizures, fines, or penalties. The determination of origin and its subsequent marking on the product must be reviewed with Verigy prior to manufacture of the product.

IN-TRANSIT BOND

INTERNATIONAL TRADE DOCUMENTS

Contract Manufacturer is required to prepare the following documents for each shipment destined for Verigy Technologies or its Customers in any country. These documents are critical because they contain the information necessary for Customs to verify proper classification and valuation of the exported merchandise, assess import duties and taxes, collect accurate statistics and determine whether any other legal requirements apply. Prior to the release of each shipment, it is important that Contract Manufacturer compare the documentation prepared for Customs to the contents of this Exhibit to ensure conformance.

1.	Commercial Invoice

The Commercial Invoice must replicate all financial records. Invoices and their attachments are numbered consecutively on each page and include the information in the table below.

Note: Contract Manufacturer must prepare Commercial Invoices when shipping to Verigy facilities or direct to Verigy Customers.

1.	Invoice Title (Type)	•	Commercial Invoice, Customs Invoice, No Charge Invoice, or ProForma Invoice

2.	Invoice From Address	•	The name and legal address of the seller and/or shipper. Also known as the Shipped From Address.

3.	Invoice Date	•	The date the invoice is created.

4.	Invoice Number	•	Uniquely identifies an invoice/billing. Assigned by the seller.

5.	Ship To Address	•	The name and address of the entity that will receive the shipment, also known as the consignee.

6.	Order Number	•	Purchase order number or sales order number

7.	Deliver To	•	The name of the person to whom the goods will be delivered. Mandatory for no charge invoices.

8.	Invoice To Address	•	The legal name and address of the buyer of the goods being imported. Identifies the importer and the party responsible for duties and taxes.

9.	Ship Date	•	The date the goods are shipped from the supplier.

10.	Terms of Delivery	•	Use the term as specified in your contract with Verigy (i.e., DDU <Named Place>, DDP, or FCA-Shipper’s Dock).

11.	Carrier Name	•	The name of the carrier transporting the goods to the port of import. Can also be the first carrier delivering the shipment to the port of export if the international carrier is unknown at the time the shipment leaves the supplier.

12.	Bill of Lading Number	•	MAWB #, HAWB#, truck bill of lading, or ocean bill of lading

13.	Product Number	•	Number assigned to a product (instrument, system, part, option, accessory, and service/support) for the purpose of identification. Use the Verigy product/part number whenever possible.

14.	Product Description	•	Commercial description of the product, part, option or service/support being shipped. Do not use abbreviations, acronyms, or project names.

15.	Quantity	•	Number of units shipped.

16.	Unit Price	•	Price per each unit shipped; amounts will be provided by Verigy.

17.	Amount	•	Extended price per line item (unit price multiplied by quantity).

18.	Country of Origin	•	The correct country of origin as marked on the product/part or its immediate packaging, for each product/part itemized on the invoice. Refer to the “Country of Origin Determination and Marking” instructions beginning on Page 2.

19.	Reason for Shipment	•	Describe the transaction (e.g., sale, return for credit, upgrade, exchange, testing, calibration, evaluation, etc); for repair under warranty/repair out of warranty, return after repair or other appropriate description.

20.	Box Number	•	For each item, indicate the box identifier number for the carton in which the goods are placed.

21.	Total Number of Boxes	•	Total number of boxes that are included in the invoice.

22.	Total Box Weight	•	Sum of the weight of the individual boxes covered by the invoice expressed in kilograms.

23.	Total Invoice Value	•	Sum of all the values listed in the Amounts field. Usually in U.S. Dollars, but in local currency where applicable and/or required.

Annotate the value of all goods or services furnished for the production of the exported merchandise that are NOT already included in the invoice price (e.g., assists, commissions, indirect payments or rebates, royalties, cash for purchase of tooling or other equipment, etc.).

24.	Destination Control Statement	•	For exports from the U.S., use: “These commodities, technology or software were exported from the United States in accordance with the Export Administration Regulations. Diversion contrary to U.S. law is prohibited”.

		•	For exports or re-exports from countries other than the United States or its territories, use: “These commodities, technology or software were exported in accordance with the Export Administration Regulations. Diversion contrary to U.S. law prohibited.”

		•	“These commodities, technology or software were either sold in or exported from the United States or exported/reexported from other countries, in accordance with U.S. Export Administration Regulations. Diversion contrary to U.S. law is prohibited.”

25.	Name, Signature and Date	•	Name must be legible (machine generated is preferred). Signed and dated by company official responsible for the shipper‘s international trade shipments.

26.	European Licensing Statement	•

“Products listed on this document may need an export license if exported outside of the European Union.”

Note: the above text is required on invoices for shipments originating in the European Union (EU). Due to process standardization, it will soon appear on ALL Verigy system-generated invoices, regardless of where the shipper is located - even if they are outside of the EU. If the invoice is manually generated, or systematically generated by other than an Verigy system, it need only appear on invoices that document EU origin shipments.

2.	Packing List

Replicates the Commercial invoice except that it:

•	Is titled “Packing List”

•	excludes sections 17-20 and 24-26 above and

•	includes dimensions of each package as shipped.

3.	Certificates Supporting Conditionally Free or Special Tariff Classification and Provisions

Each shipment must include all necessary data and certifications required by Customs to support products that may qualify for conditionally free or special tariff treatment as described below.

•	Manufacturer’s Affidavit/ Certificates of Origin

Upon request, Contract Manufacturer must be prepared to supply Verigy’s Trade Compliance group or Customer with documentation attesting to the place of manufacture of the shipped goods. Manufacturer’s Affidavits support the production of products manufactured in the United States, while a Certificate of Origin is used to document other countries of manufacture.

4	Miscellaneous Trade Declarations

Prior to or upon entry, Contract Manufacturer must ensure all necessary licenses, pre-inspections, permits or certificates required by local and foreign trade law have been obtained.

Document Distribution

The documents described above must be distributed in the following manner:

a)	Secure an envelope marked “Customs Documents Enclosed” to the air waybill or bill of lading. Inside the envelope put:

•	3 original sets of the Commercial Invoice, duly signed (only for shipments to Verigy facilities or direct to Verigy customers;

•	3 copies of the Packing List

•	Any other declarations or certifications as required by Customs or other government agency

b)	Enclose inside Box #1 for receiving purposes

•	One copy of the packing list.

WOOD PACKING MATERIAL FOR SHIPMENTS GOING TO countries that are party to the International Plant Protection Convention (IPPC).

Solid Wood Packing Materials (SWPM) such as pallets, crates, barrels, bracing material, etc. made of coniferous woods are regulated when shipped into any of the IPPC countries. Certifications are not required, but Contract Manufacturer must ensure that wood packing material must be properly marked according to IPPC specifications to indicate how and where the wood was treated to protect against infestations of the pinewood nematode.

INTELLECTUAL PROPERTY RIGHTS

Contract Manufacturer agrees to use proper copyright notices, proprietary markings, trademarks and trade names on all products and documentation.

CUSTOMS AND EXPORT CONTROL RESPONSIBILITIES

The primary customs and export control responsibilities are noted in the chart below. However both Verigy and the Contract Manufacturer are aware that all parties to a transaction are responsible for complying with US Export Administration Regulations and the Customs and export regulations of countries in which we both conduct international business.

Shipping Scenario	Import HTS provided by	Export HTS provided by	ECCN provided by	Exporter of Record	End use/ end user screening done by	Export license determined by	Export reporting done by
Verigy ships to CM, customer, etc.	Verigy	Verigy	Verigy	Verigy	Verigy	Verigy	Verigy

CM ships to Verigy or customer: see scenarios below

a. CM prepares all paperwork utilizing Verigy’s systems Verigy carriers used to ship from CM dock	Verigy	Verigy	Verigy	Verigy	Verigy	Verigy	Verigy

b. CM physically ships product through their system	Verigy provides recommended HTS/ can be obtained from Verigy by CM 1.	Verigy provides recommended HTS/ can be obtained from Verigy by CM 1.	Verigy provides recommended ECCN/can be obtained by CM via from Verigy	To be mutually agreed	To be mutually agreed	Verigy	To be mutually agreed

1. Disclaimer when Verigy provides the ECCN and/or the HTS to the CM: All Export Control Classification Numbers (ECCNs) and/or Harmonized Tariff Schedule (HTS) numbers provided herein reflect Verigy’s current interpretation of the Country specific Export Administration Regulations, and are subject to change without prior notification. It is the obligation of the exporter to comply with applicable Country specific & U.S. export control laws and to provide classification information at the time of export. Verigy makes no representation as to the accuracy or reliability of these ECCNs and/or HTSs.

III TRANSPORTATION REQUIREMENTS

CONSIGNEE

Verigy will provide Contract Manufacturer with shipping instructions for shipments sent direct to customers. For shipments direct to customers, the Verigy Sales Order number and Customer’s Purchase Order number should be appended to the ship-to address, or in the “mark for” area. For shipments to Verigy facilities, the Verigy Purchase Order number must be referenced.

CARRIER SELECTION

Verigy Technologies will provide each Contract Manufacturer with Verigy’s Technologies’ standard routing instructions (or web address) for processing and routing all shipments, both domestic and international.

•

Verigy will provide a listing of approved carriers or freight forwarders and the Verigy account number to be used exclusively by the Contract Manufacturer. Failure to use Verigy’s designated carrier and/or failure to provide the Verigy account number will result in a bill back of those charges in excess of what the freight cost should have been.

•

Each bill of lading will include the Contract Manufacturer’s name and address as the shipper, the name and address of the consignee as directed by Verigy, the bill to company identified by Verigy, and the appropriate reference of an Verigy Sales Order number or Verigy Purchase Order number.

•	Prepaid or Collect will be determined by Verigy and the Terms of Delivery specified. Collect /Cash on Delivery (COD) is not acceptable.

•

When Contract Manufacturer ships Verigy-owned property and uses Verigy-contracted carriers, no additional insurance should be requested and no value should be declared unless directed by Verigy in writing pertaining to a specific shipment.

•	Shipments destined to the same consignee address on the same day must be consolidated into a single shipment and combined on a single bill of lading unless specifically requested otherwise by Verigy.

•

Premium, special, or additional services such as overnight, 8 a.m. delivery, Saturday/Sunday/holiday delivery, airfreight service for domestic shipments, etc., should be avoided unless specifically requested by Verigy.

TERMS OF DELIVERY

Contract Manufacturer shall use the Term of Delivery mutually agreed upon by CM and Verigy, and clearly note this Term on all trade documentation as directed by Verigy.

DANGEROUS GOODS

Contract Manufacturer is to ensure that all packaging, marking, labeling and required documentation relative to the transport of Hazardous Materials/Dangerous Goods meet all applicable requirements of the governmental and regulatory bodies of the countries in which the shipment originates, transits and terminates. Additionally, Contract Manufacturer will ensure that all persons engaged in any function associated with the shipment of hazardous materials/dangerous goods have received the proper training and are current in all required training certifications in accordance with the regulations.

Where Verigy is to be the importer of record, and the shipment contains chemical substances or articles that contain chemical substances, the Contract Manufacturer will provide information prior to the time of shipment indicating that (1) all chemicals in the shipment comply with all applicable rules under the Toxic Substances Control Act (TSCA) and that Contract Manufacturer is not offering any chemical substances for entry into the United States in violation of TSCA or any applicable rule or order under TSCA or (2) all chemical substances in the shipment are not subject to TSCA.

PACKING AND LABELING REQUIREMENTS

•	Packaging must withstand rigors of international transit to include heavy duty cardboard and shrink wrapped skids.

•	Use static-safe packaging or special packaging as instructed by Verigy.

•	A shipping label must be affixed to each package. Avoid handwritten labels.

•	All packages containing hazardous materials/dangerous goods must be packed, marked, and labeled per governing regulations.

•	Package dimensions must not exceed standard allowances for aircraft pallets or containers. Special arrangements will need to be made for the transport of oversize items.

REFERENCES: FOR CONTRACT ADMINISTRATOR USE ONLY

COUNTRY OF ORIGIN DETERMINATION AND MARKING

Although some rules of origin are commonly accepted, they may also vary in details from country to country. Determining country of origin for a product is not always obvious, particularly when the quantity of imported parts used in the manufacture of the product reaches a certain level (for some countries), or when certain imported technologies are present in the product, or when a product goes through sequential stages of manufacturing in several countries. Properly identifying kitted or configured items is also problematic. Rules concerning the origin and marking of semiconductors are highly volatile across countries. Consult with your local Region Trade manager to make sure that these or other product circumstances are properly evaluated.

IN-TRANSIT BOND

In-transit bonds are used when shipments enter a country at one port but are then transported to a different port for clearance or to a Foreign Trade Zone/Free Trade Zone in another location. They are also the proper customs instruments to use for shipments that transit through another country before reaching its destination for clearance. Shipments must also be bonded if they pass through a different country on their way to delivery in the same country from which they were shipped (e.g., goods sent from a U.S. shipper to a U.S. consignee pass through Canada during their transportation).

If, after consultation with your Region Trade manager, you determine that in-transit bonding applies to your CM's shipping profile, you must specify the requirements in the In-Transit Bond section.

TERMS OF DELIVERY

INCOTERM (International Commercial TERM) agreements define the responsibilities of the Buyer and Seller in contracts and commercial practices. The following are the Terms of Delivery supported by Verigy. Select the appropriate one and insert it into the blank space in the Terms of Delivery section.

•

DDU (named port of import)—Delivered Duty Unpaid. Seller delivers goods to the buyer not cleared for import and not unloaded from the arriving means of transport at the named destination. All costs for shipping to named port of destination should be billed to Verigy under the terms of the CM agreement, but exclude all duties, taxes and import costs. Buyer is responsible for all import clearance formalities and costs.

•

DDP—Delivered Duty Paid. Seller delivers goods to the buyer, cleared for import (including import license, duties and taxes) but not unloaded from the means of transport. All costs for shipping to end destination including duties, taxes and other costs should be billed to Verigy under the terms of the CM agreement.

•

FCA (named point)—Free Carrier (shipping dock or port of export). Seller delivers goods, cleared for export, to the carrier named by the buyer at the specified place. If delivery occurs at the seller's premises, the seller is responsible for loading; if delivery occurs elsewhere, the seller must load the conveyance but is not responsible for unloading. Verigy or the CM under the terms of the CM agreement pays for all costs to get shipment to the named port of export (if port of export is the named place).

•

CIP (named port of import)—Carriage and Insurance Paid to (port of import). Seller delivers the goods to the carrier, pays the cost of bringing the goods to the named destination, obtains insurance against the buyer's risk of loss or damage during carriage, and clears the goods for export.

APPENDIX A: INSTRUCTIONS APPLICABLE ONLY TO CM'S LOCATED IN THE UNITED STATES

Use the information below to supplement the standard text of the preceding “Logistics and Trade Compliance Instructions” template. Cut and paste this information into the named sections.

COUNTRY OF ORIGIN DETERMINATION AND MARKING

The Federal Trade Commission (FTC) has strict requirements for the U.S. origin labeling of products and for U.S. origin claims made in advertising or on invoicing, whether using printed or electronic media. Products of the US which contain more than a minimal quantity of foreign components or processing must be marked to show the presence of that foreign content, such as “Made in USA of domestic and foreign components” or “Made in the USA of US and foreign parts.” To be just labeled “Made in U.S.A.”, the product can contain only a de minimis (i.e., negligible) amount of foreign content.

INTERNATIONAL TRADE DOCUMENTS

Miscellaneous Trade Declarations:

•

United States Department of Agriculture / Animal and Plant Health Inspection Services—Solid Wood Packing Materials Certifications (USDA / APHIS SWPM Certificates are only applicable for U.S. and China)

The U.S. and Chinese governments regulate goods packed with Solid Wood Packing Materials (SWPM). Under this regulation, prior to departure from the US or China, products shipped with SWPM must be heat-treated, fumigated or treated with preservatives and must be accompanied by a certificate and/or statement on the invoice documenting the treatment of the SWPM. Shipments containing products of Chinese or Hong Kong origin and exported from/through another country to the U.S. must still comply with this regulation. For further information, please visit the “References” section at the end of this document.

Export Declarations

When exporting from the United States it is a regulatory requirement that the exporter (United States Principal Party in Interest {USPPI}) ensure the export is reported via the Automated Export System (AES). This reporting can be completed by the exporter or by the exporter's agent on their behalf. See the section entitled “Determining Export Reporting Responsibilities when Exporting from the United States” below for information on determining who is the USPPI, and who is responsible for export reporting. For a copy of on how to complete and submit an AES record, please see the following website:

AESDirect—True Innovation In Export Automation

DETERMINING EXPORT REPORTING RESPONSIBILITIES WHEN EXPORTING FROM THE UNITED STATES

Exporting from the United States

If the goods will be exported from the United States the U.S. Principal Party in Interest (USPPI) will have certain responsibilities that they must comply with. Per the US export regulations, the USPPI is defined as the person in the United States that receives the primary benefit monetary or otherwise of the export transaction. This could be the U.S. Seller (wholesaler/distributor) of the merchandise for export, the U.S. Manufacturer if selling the merchandise for export, the U.S. Order Party—Party who directly negotiated between the U.S. seller and foreign buyer and received the order for the export of the merchandise, or the Foreign Entity if in the U.S. when items are purchased or obtained for export. If the order party and invoice to party is not in the United States they are considered the Foreign Principal Party in Interest (FPPI). To determine the USPPI, a general rule of thumb is to follow the money: basically, this would be who owns the goods at the time they are exported from the United States. The matrix below should help in determining who would be considered the USPPI in various situations. In all cases the matrix below assumes the Contract Manufacturer (CM) is shipping from their United States location.

Order Party Location	Invoice To Party Location	Ship To Party Location	USPPI (1)
Verigy US	Verigy US	Verigy US	N/A
Verigy US	Verigy US	Non Verigy US	N/A
Verigy US	Verigy US	Non US Verigy	Verigy US (3)
Verigy US	Verigy US	Non-US Non-Verigy	Verigy US (3)
Verigy Non-US	Verigy Non-US	Verigy US	N/A
Verigy Non-US	Verigy Non-US	Non-Verigy US	N/A
Verigy Non-US (2)	Verigy Non-US	Verigy Non-US	Verigy
Verigy Non-US (2)	Verigy Non-US	Non-Verigy Non-US	Verigy

Notes:

1)	United States Principal Party in Interest (USPPI) responsibilities will vary based upon the type of transaction:

•	In an “Export Transaction” the USPPI will be responsible for all the activity associated with exporting the goods out of the United States. This will include:

•	Determining what export authorization is required.

•	Obtaining any export licenses that might be required.

•	Ensuring required export reporting is done via either Shipper’s Export Declaration or the Automated Export System (AES) (statistics).

•

In a “Routed Export Transaction” the responsibilities are shared amongst the parties. While the FPPI is taking possession of the goods within the US and will be responsible to ensure that the proper export authorization is utilized and export reporting is done, the USPPI must provide some key data to assist the FPPI and/or their assigned agent to determine the appropriate export authority and complete the export reporting. Specifically, the USPPI must provide:

•	Their name, street address, city, states, and zip code; and, their Employee Identification Number (EIN);

•	The Harmonized Tariff Schedule (HTS) or Schedule B Number and description of each line item;

•	The quantity/unit of measure based upon the HTS or Schedule B Number being used for each line item;

•	The Export Commodity Control Number (ECCN) for each line item, or sufficient technical information to help determine the ECCN;

•	The individual total (extended) value of each line item;

•	The country of origin of each line item; and

•	Any information they know will affect the determination of license authority.

2)	If an Verigy Non-US entity as the FPPI is buying from a US Contract Manufacturer (CM) in a Routed Export Transaction using an EXW or FOB agreement and they have stated they want to be responsible for the export activity, then a letter should be sent to the CM advising them that Verigy in conjunction with its agent is assuming the responsibility to ensure proper export authorization and subsequent reporting. The Verigy Non-US entity will need to ensure that their forwarding agent has a written authorization from the Verigy non-US entity allowing them to conduct the export reporting.

3)	If an Verigy US entity is buying from a US Contract Manufacturer (CM) and is asking that the goods be drop shipped to an offshore location via an Verigy forwarder, Verigy is responsible for the license authorization determination and reporting unless other arrangements with the CM are agreed upon in advance where the CM would be responsible for the export activity.

DANGEROUS GOODS

Chemical substances or articles that contain chemical substances or hazardous material that will be exported from the U.S. are subject to the Toxic Substances Control Act (TSCA) Section 12 Export Notification Compliance requirements.

For each chemical substance or hazardous material contained in goods whose manufacture, sale or distribution is subject to the Toxic Substances Control Act (TSCA) and is on the inventory of chemical substances or hazardous materials that require notification, compiled by the United States Environmental Protection Agency pursuant to TSCA or is otherwise subject to TSCA, the Contract Manufacturer will provide a certification to Verigy that (1) all chemicals in the shipment comply with all applicable rules under the Toxic Substances Control Act (TSCA) and that Contract Manufacturer is not offering any chemical substance or hazardous material for export from the United States in violation of TSCA Section 12 or any applicable rule or order under TSCA, or (2) all chemical substances in the shipment are not subject to TSCA Export Notification requirements. Verigy will complete all necessary export notifications under Section 12.

Upon Verigy’s request, the Contract Manufacturer will advise Verigy if any chemical substances, hazardous articles, or chemical substances within the goods are subject to requirements for export notification pursuant to Toxic Substances Control Act (TSCA) Section 12. The Contract Manufacturer will have the sole responsibility to comply with TSCA Section 12 Export Notification, including determining whether any chemical substances or hazardous substances in the shipment are subject to requirements for export notification under TSCA and, if so, file such notifications as required by TSCA.

Where Contract Manufacturer is to be the importer of record and the shipment contains chemical substances or articles that contain chemical substances or hazardous materials, Contract Manufacturer will prepare and file with the United States Customs Service at the time of import a certification that (1) all chemicals or hazardous substances in the shipment comply with all applicable rules under the Toxic Substances Control Act (TSCA) and that Contract Manufacturer is not offering any chemical substances or hazardous materials for entry into the United States in violation of TSCA or any applicable rule or order under TSCA, or (2) all chemical substances or hazardous materials in the shipment are not subject to TSCA.

FREIGHT PAYMENT

Each Bill of Lading should be marked “bill third party” at the following address, unless directed otherwise by Verigy:

To Be advised based on Contract agreement

EXHIBIT L

Market Allocation Process

In a market allocation situation, premiums are often paid on Components to maintain assurance of supply. It is also the case that Components made available for purchase in an allocation market period need to be purchased in a timely manner. Given these two concerns (higher prices and immediate responsiveness), Verigy and Jabil agree to the following process for market allocation:

a)	Verigy and Jabil will provide each other monthly updates on the Component marketplace. Specific reference will be made to Components that are considered by either Party to be at risk or currently in allocation.

b)	If either Verigy or Jabil identifies a Component as being on allocation, representatives of both Parties will meet to discuss the problems and agree upon a time based, aggregate, dollar amount limit that Jabil can use to cover all premium purchases for that allocated Component, without having to get line item approval from Verigy.

c)	Jabil, on a weekly basis, will report to Verigy the following:

i.	Agreed upon Component limit.

ii.	Spend to date for allocated Component.

iii.	Forecasted spend for allocated Component.

The above information will allow both Verigy and Jabil to monitor the overall spend as it relates to the agreed time based, aggregate, dollar limit. If either Party determines that this limit may be exceeded, then both Parties will meet to discuss and agree upon an appropriate course of action.

d)	Premiums paid for Components in market allocation periods will be reconciled and settled on a monthly basis separately from the inventory re-evaluation process.

e)	Jabil agrees to identify during the “Standard Setting Process” any Components that were affected due to market allocation. Verigy and Jabil will review and mutually agree as to how, and whether, prices for these Components will change.

f)	Jabil agrees to utilize “Prudent Procurement Practices” as defined in the Global Manufacturing Services Agreement to purchase Components in market allocation periods.

g)	Jabil agrees to review and modify as required the frequency of supplier forecast transmissions during the allocation period.

h)	Jabil agrees to manage allocated Components under Verigy part numbers in accordance with Section 10.9 of the GMSA. Jabil further agrees to use such allocated Components procured to meet Forecasts solely in support of Verigy Products, unless otherwise mutually agreed upon in writing.

In the event that total available supply of allocated Components does not meet Verigy’s global demand for Verigy Products, the Parties will follow the process set forth in Section 15.2 of the GMSA.

EXHIBIT M

New Product Introduction

The Parties agree to follow the process set forth in this Exhibit relating to the procurement, management, price variation and liability of Components to support New Product Introductions (“NPI”).

1.	NPI Component Procurement

The quantities of Components that are required to be procured to support NPI builds are driven by a combination of Verigy’s NPI forecast requirements, the BOM, Component Lead Time, minimum order quantities of the third party suppliers and packaging requirements.

Both Jabil and Verigy will be purchasing Components to fulfill NPI build requirements—the split of purchase will be will be mutually agreed.

Verigy may purchase certain Components from its Component Suppliers to support the initial stages of NPI Product builds. Verigy may purchase Components from its Component Suppliers to meet NPI volume needs, balancing the price of the Components with demand to ensure economic order quantities are bought. Components purchased by Verigy will be predominantly long lead-time, unique or proprietary Components purchased during the early design phases.

Jabil will purchase from Verigy the mutually agreed economic order quantity of Components needed to meet the current NPI forecasted requirements as Seeding Buy/Sell Components. The remaining balance will be considered Consigned Components.

After Verigy has transferred the NPI Product to Engineering Release, Jabil and Verigy will mutually agree upon a plan and timeline for Jabil to purchase any residual Consigned Components needed to support ongoing manufacturing forecasted requirements.

Jabil will purchase certain Components from its Component Suppliers to support NPI’s as mutually agreed to by the Parties, in accordance with Prudent Procurement Practices. Once Verigy has provided Jabil with the BOM for a particular Product, Jabil has authorization to purchase Components as needed to meet the NPI and initial manufacturing forecasted requirements. All purchases will be controlled under the Jabil purchase order authorization process and the associated authorization levels.

2.	NPI Component Inventory Management

Jabil will manage NPI Component inventory during the NPI process until Verigy’s engineering release. Verigy and Jabil will review NPI Component inventory on a monthly basis. As part of this monthly review, Jabil and Verigy agree upon one of the following methods of dealing with NPI premium buy downs for products transitioning to engineering release:

Option 1: Maintain price until the following Standard Setting Period

Option 2: Conduct buy down.

On a weekly basis, Verigy and Jabil will review Component availability and shortage reports. Also on a weekly basis, Verigy and Jabil will review Verigy Forecasts versus Jabil’s internal sales orders to ensure that they are aligned. After engineering release, Jabil will manage Component inventory in accordance with the terms of the GMSA.

3.	NPI Component Price Variations

The terms set forth in this section apply to Seeding Buy/Sell Components that Jabil purchases directly from Verigy. If Jabil has previously purchased the Component, Verigy will sell the Component to Jabil at the Jabil current quoted/standard price. If Jabil has not previously purchased the Component, Verigy will sell the Component to Jabil at Verigy’s purchase price. Jabil will report to Verigy any variation between Verigy’s purchase price and the current standard cost of Components on a monthly basis. The Parties will settle any amounts owed as a result of the price variation through product pricing.

4.	Component Liability

Verigy will provide Jabil with a weekly NPI forecast in a mutually agreed format. NPI forecasts are provided to Jabil as an accommodation for planning purposes and to assist Jabil in planning to purchase Components to meet the quantities stated in the forecast using Prudent Procurement Practices.

NPI forecasts will in no way constitute a commitment on the part of Verigy to purchase finished goods inventory or work in progress outside of the agreed Order quantities. Verigy will provide Orders specifying quantities and delivery dates to purchase NPI Products. Jabil will initiate manufacturing after receipt of an Order. All NPI forecasts and Orders will be considered Confidential Information of Verigy pursuant to Section 19 of the GMSA.

Verigy assumes ultimate financial responsibility for Components purchased by Jabil to meet accepted Orders, provided that Jabil has followed Prudent Procurement Practices. Financial responsibility includes any excess Components that become obsolete as a result of being removed from an NPI BOM or as a result of an NPI project being cancelled. Obsolete Components will be disposition in accordance with Section 15.4 of the GMSA.

As Products migrate from NPI to engineering release, ultimate financial responsibility for newly introduced Components will be as set forth in the GMSA.